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               REVOLVING CREDIT AND TERM LOAN AGREEMENT


                             by and among


                      AMERUS LIFE HOLDINGS, INC.,

                      THE SIGNATORY BANKS HERETO


                                  and


                       THE CHASE MANHATTAN BANK,
                        as Administrative Agent


                    ------------------------------

                    Dated as of December 11, 1996

                    ------------------------------

                             $175,000,000



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                          TABLE OF CONTENTS


                                                                  PAGE

ARTICLE I             DEFINITIONS....................................  1
      Section 1.1.    Defined Terms..................................  1
      Section 1.2.    Other Definitional Provisions.................. 23
      Section 1.3.    Accounting Terms and Determinations............ 23
      Section 1.4.    Types of Loans................................. 24

ARTICLE II            AMOUNTS AND TERMS OF REVOLVING CREDIT
                        LOANS AND TERM LOANS......................... 24
      Section 2.1.    Revolving Credit Loans......................... 24
      Section 2.2.    Term Loan...................................... 25
      Section 2.3.    The Notes...................................... 25
      Section 2.4.    Procedure for Borrowing........................ 25
      Section 2.5.    Reduction of Revolving Credit Commitment....... 27
      Section 2.6.    Prepayments of the Loans....................... 28
      Section 2.7.    Conversions.................................... 30
      Section 2.8.    Aggregation of Loans........................... 31
      Section 2.9.    Payments of Principal and Interest............. 31
      Section 2.10.   Use of Proceeds................................ 33
      Section 2.11.   Fees........................................... 33
      Section 2.12.   Payments....................................... 33
      Section 2.13.   Pro Rata Treatment............................. 34

ARTICLE III           CONDITIONS PRECEDENT........................... 34
      Section 3.1.    Initial Loan................................... 34
      Section 3.2.    Further Conditions............................. 38

ARTICLE IV            REPRESENTATIONS AND WARRANTIES................. 39
      Section 4.1.    Corporate Existence of the Borrower and its
                      Subsidiaries; Authority........................ 39
      Section 4.2.    Authority; Consents............................ 39
      Section 4.3.    No Legal Bar................................... 40
      Section 4.4.    Due Execution; Binding Effect.................. 40
      Section 4.5.    Statutory Statements; Financial Statements..... 41
      Section 4.6.    No Change...................................... 42
      Section 4.7.    Capitalization; Subsidiaries................... 43


                                       (i)
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                                                                  PAGE

      Section 4.8.    Patents, Trademarks, Insurance Licenses, Etc... 43
      Section 4.9.    Litigation..................................... 44
      Section 4.10.   No Default; No Breach.......................... 44
      Section 4.11.   Taxes.......................................... 44
      Section 4.12.   Use of Loans................................... 45
      Section 4.13.   ERISA.......................................... 45
      Section 4.14.   Governmental Regulation........................ 46
      Section 4.15.   Pledge Agreements.............................. 46
      Section 4.16.   Environmental Matters.......................... 46
      Section 4.17.   Insurance...................................... 47
      Section 4.18.   Regulatory Filings............................. 47
      Section 4.19.   Insurance Business............................. 47
      Section 4.20.   Reinsurance.................................... 47
      Section 4.21.   Reserves and Liabilities....................... 48
      Section 4.22.   Existing Indebtedness and Liens................ 48
      Section 4.23.   Accuracy of Information, Representations and
                      Warranties..................................... 48

ARTICLE V             DELIVERY OF FINANCIAL REPORTS,
                        DOCUMENTS AND OTHER INFORMATION.............. 49
      Section 5.1.    Annual Statements.............................. 49
      Section 5.2.    Quarterly Statements........................... 49
      Section 5.3.    Financial Statements Information, Etc.......... 50
      Section 5.4.    Compliance Certificate......................... 51
      Section 5.5.    Additional Audit Information................... 51
      Section 5.6.    Other Documents; Other Information............. 51
      Section 5.7.    Notices........................................ 52

ARTICLE VI            AFFIRMATIVE COVENANTS.......................... 54
      Section 6.1.    Maintenance of Books........................... 54
      Section 6.2.    Inspection..................................... 54
      Section 6.3.    Maintenance of Existence; Conduct of Business;
                      Compliance..................................... 54
      Section 6.4.    Amendments to Organizational Documents......... 55
      Section 6.5.    Payment of Obligations......................... 55
      Section 6.6.    Insurance...................................... 55
      Section 6.7.    Financial Ratios............................... 55
      Section 6.8.    Reinsurance.................................... 56
      Section 6.9.    Ratings........................................ 56
      Section 6.10.   Environmental Compliance....................... 56
      Section 6.11.   Dividend Payments to Repay Loans............... 56

                                      (ii)

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                                                                    PAGE

      Section 6.12.   Additional Security; Further Assurances........ 57

ARTICLE VII           NEGATIVE COVENANTS............................. 58
      Section 7.1.    Indebtedness for Money Borrowed................ 58
      Section 7.2.    Liens.......................................... 59
      Section 7.3.    Mergers, Acquisitions, Etc..................... 61
      Section 7.4.    Dividends, Redemptions, Distributions, Etc..... 62
      Section 7.5.    Changes........................................ 62
      Section 7.6.    Fiscal Year.................................... 62
      Section 7.7.    Liability to PBGC, IRS......................... 62
      Section 7.8.    Transactions with Affiliates................... 62
      Section 7.9.    Capital Expenditures........................... 63
      Section 7.10.   Asset Disposition, Etc......................... 63
      Section 7.11.   Investments.................................... 64
      Section 7.12.   Foreclosure; Etc............................... 65

ARTICLE VIII          EVENTS OF DEFAULT.............................. 66
      Section 8.1.    Failure to Pay................................. 66
      Section 8.2.    Breach of Covenants............................ 66
      Section 8.3.    Breach of Loan Documents....................... 66
      Section 8.4.    Breach of Debt Instrument...................... 67
      Section 8.5.    Breach of Representation....................... 68
      Section 8.6.    Insolvency, Etc................................ 68
      Section 8.7.    Judgments, Etc................................. 68
      Section 8.8.    Change in Ownership............................ 69
      Section 8.9.    Revocation of Insurance License................ 69
      Section 8.10.   Plans.......................................... 69
      Section 8.11.   Pledge Agreements.............................. 69
      Section 8.12.   Iowa Approvals and Regulations................. 69

ARTICLE IX            YIELD PROTECTION; ILLEGALITY;
                        INDEMNIFICATION; CAPITAL ADEQUACY............ 70
      Section 9.1.    Increased Costs................................ 70
      Section 9.2.    Limitation on Types of Loans................... 72
      Section 9.3.    Illegality..................................... 73
      Section 9.4.    Treatment of Affected Loans.................... 73
      Section 9.5.    Compensation................................... 74
      Section 9.6.    Taxes.......................................... 74
      Section 9.7.    Change of Lending Office....................... 76
      Section 9.8.    Replacement of Banks........................... 76


                                      (iii)
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                                                                    PAGE

ARTICLE X             THE ADMINISTRATIVE AGENT....................... 77
      Section 10.1.   Appointment, Powers and Immunities............. 77
      Section 10.2.   Reliance by Administrative Agent............... 78
      Section 10.3.   Defaults....................................... 78
      Section 10.4.   Rights as a Bank............................... 79
      Section 10.5.   Indemnification................................ 79
      Section 10.6.   Non-Reliance on Administrative Agent and
                      Other Banks.................................... 79
      Section 10.7.   Failure to Act................................. 80
      Section 10.8.   Resignation of Administrative Agent............ 80

ARTICLE XI            MISCELLANEOUS PROVISIONS....................... 80
      Section 11.1.   Fees and Expenses.............................. 80
      Section 11.2.   Survival of Agreements and Representations..... 82
      Section 11.3.   Modifications, Consents and Waivers; Entire
                      Agreement...................................... 82
      Section 11.4.   Remedies Cumulative............................ 82
      Section 11.5.   Further Assurances............................. 83
      Section 11.6.   Notices........................................ 83
      Section 11.7.   Counterparts................................... 83
      Section 11.8.   Construction; Consent to Jurisdiction and
                      Service of Process; Waiver of Trial by Jury.... 83
      Section 11.9.   Severability................................... 84
      Section 11.10.  Successors and Assigns......................... 85
      Section 11.11.  Adjustments; Setoff............................ 86
      Section 11.12.  Confidentiality................................ 87
      Section 11.13.  Collateral Release............................. 88



Exhibit A         Form of Note
Exhibit B         Assignment and Acceptance Agreement
Exhibit C         Form of Borrowing Request
Exhibit D-1       Form of Borrower Pledge Agreement
Exhibit D-2       Form of Group Pledge Agreement
Exhibit E         Form of Covenant Agreement
Exhibit F         Form of Holdings Guaranty

Schedule 0.1      Revolving Credit Commitments and Term Loan Commitments
Schedule 3.1(l)   Certain Mortgages and Real Property
Schedule 4.2      Consents Obtained
Schedule 4.5(g)   Material Liabilities


                                      (iv)
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Schedule 4.7     Subsidiaries
Schedule 4.8     Insurance Licenses
Schedule 4.9     Litigation
Schedule 4.13    Pension Plans
Schedule 4.20    Reinsurance
Schedule 4.21    Reserve Exceptions
Schedule 4.22(a) Existing Indebtedness
Schedule 4.22(b) Existing Liens
Schedule 7.2     Permitted Liens


                                       (v)

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            REVOLVING CREDIT AND TERM LOAN AGREEMENT, dated as of December 11,
1996, by and among AMERUS LIFE HOLDINGS, INC., a corporation organized under the laws of the State of Iowa (together with its successors and permitted assigns, the "Borrower"), each of the financial institutions signatory hereto (together with its successors and permitted assigns, each a "Bank" and, collectively, the "Banks"), and THE CHASE MANHATTAN BANK, as Administrative Agent for the Banks (in such capacity, together with its successors in such capacity, the "Administrative Agent").

            The Borrower has requested that the Banks make certain revolving credit and term loans to it. The Banks are willing to make such loans on the terms and conditions hereof. Accordingly, the parties hereto agree as follows:

                               ARTICLE I

                             DEFINITIONS

            Section 1.1. DEFINED TERMS. For the purposes of this Agreement, the following capitalized terms shall have the respective meanings ascribed to them below:

            "ADJUSTED CAPITAL AND SURPLUS" means, at any time, with respect to any Life Insurance Subsidiary, the sum of the following (without duplication):
(a) the amount of Capital and Surplus of such Life Insurance Subsidiary at such time plus (b) the amount of any asset valuation reserve maintained by such Life Insurance Subsidiary at such time.

            "ADMINISTRATIVE AGENT" has the meaning set forth in the introductory paragraph hereof.

            "ADMINISTRATIVE AGENT'S OFFICE" means the office of the Administrative Agent set forth on the signature pages hereof, or such other office of the Administrative Agent as may be specified in accordance with the provisions of Section 11.6 of this Agreement.

            "ADVANCE" means the portion of a Loan advanced by a Bank.

            "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with their respective correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided, that, in any event, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or any other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

            "AGREEMENT" means this Revolving Credit and Term Loan Agreement, as amended, supplemented or modified from time to time, including all Exhibits and Schedules annexed hereto.

            "A.M. BEST" means A.M. Best & Company.

            "AMERICAN MUTUAL" means American Mutual Life Insurance Company, a mutual life insurance company and the predecessor in interest to AmerUs Life.

            "AMERUS LIFE" means AmerUs Life Insurance Company, a stock life insurance company.

            "AMHC" means American Mutual Holding Company, a mutual insurance holding company.

            "ANNUAL STATEMENT" means, as to AmerUs Life or any other Life Insurance Subsidiary, the annual financial statement of AmerUs Life or such Life Insurance Subsidiary as required to be filed with the Applicable Insurance Regulatory Authority, together with all exhibits and schedules filed therewith, prepared in conformity with SAP.

            "APPLICABLE INSURANCE REGULATORY AUTHORITY" means, when used with respect to AmerUs Life or any other Life Insurance Subsidiary, the insurance department or similar administrative authority or agency located in the State in which AmerUs Life or such Life Insurance Subsidiary is domiciled.

            "APPLICABLE LAWS" means all applicable laws and treaties, judgments, decrees, injunctions, writs and orders of any court, arbitrator or governmental agency or authority and rules, regulations, orders, licenses and permits of any governmental body, instrumentality, agency or authority.

            "APPLICABLE LENDING OFFICE" means, with respect to each Type of Advance (or principal portion thereof), the lending office as designated for such Type of Advance below each Bank's name on the signature pages hereof or such other office of such Bank or of an Affiliate of such Bank as such Bank may from time to time specify to the Administrative Agent and the Borrower in accordance with the provisions of Section 11.6 of this Agreement as the office at which such Type of Advances are to be made and maintained.

            "ASSIGNMENT AND ACCEPTANCE AGREEMENT" means an Assignment and Acceptance Agreement substantially in the form of EXHIBIT B.

            "AUTHORIZED CONTROL LEVEL" means, with respect to any Life Insurance Subsidiary, the dollar amount computed as such Life Insurance Subsidiary's authorized control level Risk-Based Capital in accordance with the RBC Instructions.

            "AVLIC GUARANTIES" means and includes each of the guaranty agreements (i) by Ameritas Life Insurance Corp. in favor of Ameritas Variable Life Insurance Company ("AVLIC") dated as of the 8th day of July, 1991, (ii) by AMAL Corporation for the benefit of AVLIC dated as of 1 April 1996, and (iii) by American Mutual in favor of AVLIC dated as of 1 April 1996.

            "BANK OBLIGATIONS" means all present and future obligations and Indebtedness of the Borrower to the Administrative Agent and the Banks under this Agreement or any other Loan Document, including, without limitation, the obligation to pay the Indebtedness evidenced by the Notes, the obligation to pay interest on the Notes (including interest accruing subsequent to the commencement of insolvency, liquidation, dissolution, rehabilitation, or similar proceedings with respect to the Borrower), obligations under Interest Rate Agreements entered into with any Bank or any affiliate of a Bank, Fees and other fees, expenses and charges from time to time owed hereunder or under any other Loan Document.

            "BANKS" has the meaning set forth in the introductory paragraph hereof.

            "BASE RATE" means, on any day on which a Loan is a Base Rate Loan, a rate per annum equal to the higher of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate on such day plus 0.50% per annum.

            "BASE RATE ADVANCE" means the portion of a Base Rate Loan advanced by a Bank.

            "BASE RATE LOAN" means any Loan or portion of the principal amount thereof that bears interest at a rate based upon the Base Rate.

            "BASLE ACCORD" has the meaning set forth in Section 9.1(c).

            "BENEFITED BANK" has the meaning set forth in Section 11.11(a).

            "BORROWER" has the meaning set forth in the introductory paragraph hereof.

            "BORROWER PLEDGE AGREEMENT" means the Pledge Agreement executed by the Borrower in favor of the Administrative Agent for the benefit of the Administrative Agent and the Banks, substantially in the form of EXHIBIT D-1, as the same may be amended, modified or supplemented from time to time.

            "BORROWING DATE" means the date on which a Loan is requested to be made hereunder, as set forth in the Borrowing Request for such Loan.

            "BORROWING REQUEST" means a request for Loans substantially in the form of EXHIBIT C.

            "BUSINESS DAY" means (a) for all purposes other than as set forth in clause (b) below, any day other than Saturday, Sunday or any day on which commercial banks in New York are authorized or required to close under the laws of the State of New York and (b) with respect to all notices and determinations in connection with, and payments of principal of and interest on Eurodollar Loans, any day that is a Business Day described in clause (a) above and on which dealings in Dollar deposits are carried out in the London interbank market.

            "CAPITAL AND SURPLUS" means, as of the last day of any calendar quarter (including the last day of the calendar year), with respect to any Life Insurance Subsidiary, the capital and surplus of such Life Insurance Subsidiary as set forth in the Statutory Statement of such Life Insurance Subsidiary for such date, or, if there is no such Statutory Statement for such date, the amount computed and certified as correct by the chief financial officer of such Life Insurance Subsidiary, as the case may be, that would be set forth in such a Statutory Statement for such date, based on SAP, consistently applied.

            "CAPITAL LEASE" means any lease under which the obligations to pay rent or other amounts constitute Capitalized Lease Obligations.

            "CAPITAL LEASE OBLIGATIONS" means, for any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No.
13).

          "CASH FLOW" means, with respect to the Borrower, for any period, the difference between (a) and (b), where (a) is equal to the sum of (i) maximum dividends available to the Borrower under Applicable Laws from all Life Insurance Subsidiaries, provided that in the event any Life Insurance Subsidiary has a net operating loss (as determined on a GAAP basis) for two consecutive fiscal years, dividends available from such Life Insurance Subsidiary for such second fiscal year shall not be included in this clause (i), plus (ii) management fees, administrative fees, service fees, home office charges, consulting fees and technical service charges paid to the Borrower plus (iii) gross tax sharing payments received by the Borrower plus (iv) all Surplus Note interest received by the Borrower plus (v) net investment income of the Borrower and
(b) is equal to the sum of (i) cash operating expenses paid by the Borrower and (ii) taxes paid by the Borrower; PROVIDED that in the event that the Commissioner of Insurance of the State of Iowa does not give AmerUs Life approval to exclude the Transaction from consideration in determining the maximum amount of dividends available to be paid by AmerUs Life, then for any period ending during fiscal years 1996 or 1997 only, clause (a)(i) hereof shall equal an amount equal to one dollar ($1.00) less than 3% of the assets of all Life Insurance Subsidiaries of the Borrower as of the last day of the then most recently ended fiscal year.

            "CATEGORY A PERIOD" means a period during which the Leverage Ratio of the Borrower as of the last day of the then most recently ended calendar quarter for which the Borrower has delivered financial statements pursuant to
Section 5.3(a) or (b) is less than 0.15:1.0 (it being understood that if the foregoing ratio is satisfied, such period shall be a Category A Period from and including the date of delivery of such financial statements to but excluding the date of the next delivery of such financial statements).

            "CATEGORY B PERIOD" means a period during which the Leverage Ratio of the Borrower as of the last day of the then most recently ended calendar quarter for which the Borrower has delivered financial statements pursuant to
Section 5.3(a) or (b) is greater than or equal to 0.15:1.0 but less than 0.2:1.0 (it being understood that if the foregoing ratio is satisfied, such period shall be a Category B Period from and including the date of delivery of such financial statements to but excluding the date of the next delivery of such financial statements).

            "CATEGORY C PERIOD" means a period during which the Leverage Ratio of the Borrower as of the last day of the then most recently ended calendar quarter for which the Borrower has delivered financial statements pursuant to
Section 5.3(a) or (b) is greater than or equal to 0.2:1.0 but less than 0.25:1.0 (it being understood that if the foregoing ratio is satisfied, such period shall be a Category C Period from and including the date of delivery of such financial statements to but excluding the date of the next delivery of such financial statements).

            "CATEGORY D PERIOD" means a period during which the Leverage Ratio of the Borrower as of the last day of the then most recently ended calendar quarter for which the Borrower has delivered financial statements pursuant to
Section 5.3(a) or (b) is greater than or equal to 0.25:1.0 but less than 0.3:1.0 (it being understood that if the foregoing ratio is satisfied, such period shall be a Category D Period from and including the date of delivery of such financial statements to but excluding the date of the next delivery of such financial statements).

            "CATEGORY E PERIOD" means a period during which the Leverage Ratio of the Borrower as of the last day of the then most recently ended calendar quarter for which the Borrower has delivered financial statements pursuant to
Section 5.3(a) or (b) is greater than or equal to 0.3:1.0 (it being understood that if the foregoing ratio is satisfied, such period shall be a Category E Period from and including the date of delivery of such financial statements to but excluding the date of the next delivery of such financial statements).

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq., and any successor statute of similar import, and regulations promulgated thereunder, in each case as in effect from time to time. Reference to sections of CERCLA shall be construed to also refer to any successor sections.

            "CHANGE OF CONTROL" means the occurrence of any of the following events: (i) the acquisition, directly or indirectly, by any one "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than an employee benefit plan or stock ownership plan of the Borrower) of more than 35% of the common stock of the Borrower; (ii) failure of Group at any time to own a majority of the voting shares of the Borrower as determined pursuant to
Section 521A.14 of the Iowa Code; or (iii) during any period of 25 consecutive calendar months, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders or members, as the case may be, of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office.

            "CHASE" means The Chase Manhattan Bank and shall include any successor thereto by merger.

            "CMO DERIVATIVE INVESTMENTS" means Z bonds, floaters/inverse floaters, PAC II, PAC III, Ioettes, support bonds, interest only investments, principal only investments, residuals, inverse IO's, super floaters, any bonds backed in whole or in part by tranches of these bonds (including component or kitchen sink bonds) and any bonds or investments similar to any of the foregoing.

            "CODE" means the Internal Revenue Code of 1986, and any successor statute of similar import, and the regulations promulgated and rulings issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

            "COLLATERAL" has the meaning set forth in the Pledge Agreements.

            "COLLATERAL RELEASE DATE" has the meaning set forth in Section
11.13.

            "COMMITMENT" means, as to each Bank, the obligation of such Bank to make Advances in an aggregate amount up to but not exceeding (a) in the case of a Bank that is a party to this Agreement as of the date hereof, the amount set forth opposite the name of such Bank on Schedule 0.1 under the heading "Total Commitment" or (b) in the case of any other Bank, the aggregate amount of the Commitments of other Banks acquired by it pursuant to Section 11.10(b) (in each case, as the same may be reduced from time to time pursuant to Section 2.5 or 2.6 or increased or reduced from time to time pursuant to Section 11.10(b)). The original aggregate principal amount of the Commitments is $175,000,000.

            "COMMITMENT FEE" means the fee payable with respect to the amount of the Revolving Credit Commitment that is unused at 5:00 P.M. New York City time on each calendar day in the period from and including the Effective Date to but not including the earlier of the date the Revolving Credit Commitment is terminated and the Revolving Credit Termination Date. Such fee shall be calculated for each day in the period with respect to which such fee is to be paid by multiplying the aggregate principal amount of the unused Revolving Credit Commitments by the rate per annum set forth below and dividing the result by 360; the aggregate fee for such period shall equal the sum of the fees so computed for each day in such period. The rate per annum of the Commitment Fee shall be: (a) with respect to a Category A Period, .15%; (b) with respect to a Category B Period, .20%, (c) with respect to a Category C Period, .25%, (d) with respect to a Category D Period, .30%, and (e) with respect to a Category E Period, .375%.

            "COMMITMENT PERCENTAGE" means, with respect to a Bank, a percentage equal to a fraction, the numerator of which is the Commitment of such Bank and the denominator of which is the aggregate principal amount of the Commitments of all Banks.

            "COMMON EQUITY ISSUANCE" means (a) any issuance or sale by the Borrower or any Subsidiary of the Borrower after the Effective Date of (i) any of its common stock, (ii) any warrants or options exercisable in respect of its common stock or (iii) any other security or instrument representing a common equity interest (or the right to obtain a common equity interest) in the Borrower or any such Subsidiary, or (b) the receipt by the Borrower or any Subsidiary of the Borrower after the Effective Date of any cash contribution to the Borrower's or such Subsidiary's capital (whether or not evidenced by any new equity security issued by the Borrower or such Subsidiary); PROVIDED that the following shall not constitute Common Equity Issuances: (x) any issuance or sale of capital stock, warrants, options or other securities or instruments issued to, or capital contributions by, the Borrower or any wholly owned Subsidiary of the Borrower and (y) options or warrants issued to management of the Borrower or any of its Subsidiaries.

            "COMPANY ACTION LEVEL" means, with respect to any Life Insurance Subsidiary, the dollar amount computed as such Life Insurance Subsidiary's company action level Risk-Based Capital in accordance with the RBC Instructions.

            "COMPLIANCE CERTIFICATE" has the meaning set forth in Section 5.4.

            "CONSOLIDATED NET WORTH" means, with respect to any Person, the Net Worth of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP after appropriate deduction for any minority interests in Subsidiaries and excluding, as set forth in the definition of Net Worth, the effects of Financial Accounting Statement No. 115.

            "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the Property owned by it or used in the conduct of its business is bound or affected.

            "CONTRIBUTION TO SURPLUS" has the meaning set forth in Section 3.1(l)(f).

            "CONVERSION DATE" means the date on which a Loan of one Type is converted to a Loan of another Type or the date on which a Eurodollar Loan is converted to a new Eurodollar Loan, all in accordance with Section 2.7.

            "COVENANT AGREEMENT" means the Covenant Agreement executed by Group for the benefit of the Administrative Agent and the Banks, substantially in the form of EXHIBIT E, as the same may be amended, modified or supplemented from time to time.

            "CREDIT PARTY" means and includes Group, the Borrower, each Pledging Subsidiary (if any) and, for the period prior to the Collateral Release Date, AMHC.

            "DEBT INSTRUMENT" has the meaning set forth in Section 8.4.

            "DEFAULT" means any event, other condition or act, which, with notice or lapse of time, or both, would constitute an Event of Default.

            "DISPOSITION" means any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Borrower or any of its Subsidiaries to any Person. The term "Disposition" shall not include Equity Issuances.

            "DOLLAR" OR "$" means lawful money of the United States of America.

            "EFFECTIVE DATE" means the date of the making of the Term Loan.

            "ENVIRONMENTAL CONSULTANT" has the meaning set forth in Section
7.12.

            "ENVIRONMENTAL LAWS AND REGULATIONS" means any and all applicable federal, state, local, municipal or foreign laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental, health and safety matters, including, without limitation, Environmental Matters, as now or may anytime hereinafter be in effect.

            "ENVIRONMENTAL LIABILITY" means any liability of a Person to any other Person under Environmental Laws and Regulations and under any other applicable law relating to any Environmental Matter, and, including, without limitation, any liability for the costs of any investigation, clean-up or other remedial action with respect to or in connection with any Environmental Matter.

            "ENVIRONMENTAL MATTER" means a release caused by the seeping, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of hazardous wastes or other toxic substance, pollutant or contaminant into the environment or the generation, treatment, storage or disposal of any hazardous wastes or other toxic substance, pollutant, or contaminant.

            "ENVIRONMENTAL PROCEEDING" means any judgment, action, proceeding or investigation (including, without limitation, any federal, state, local or foreign investigation evaluating whether any remedial action is needed to respond to an Environmental Matter) pending before any Governmental Authority, including, without limitation, any environmental regulatory body, with respect to or threatened against or affecting the assets or liability of a Person, including, without limitation, in respect of any "facility" owned, leased or operated under CERCLA or under any Environmental Law and Regulation, in connection with any Environmental Matter.

            "EQUITY ISSUANCE" means and includes a Common Equity Issuance and a Preferred Equity Issuance.

            "EQUITY RIGHTS" means, with respect to any Person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

            "ERISA AFFILIATE" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or is under common control (within the meaning of Section 414(c), (m) or (o) of the Code) with the Borrower.

            "EURODOLLAR ADVANCE" means the portion of a Eurodollar Loan advanced by a Bank.

            "EURODOLLAR LOAN" means any Loan or portion of the principal amount thereof that bears interest at the Eurodollar Rate.

            "EURODOLLAR MARGIN" means (a) with respect to a Category A Period, .40% per annum; (b) with respect to a Category B Period, .50% per annum; (c)
with respect to a Category C Period, .625% per annum; (d) with respect to a Category D Period, .75% per annum; and (e) with respect to a Category E Period,
 .875% per annum.

            "EURODOLLAR RATE" means, with respect to any Eurodollar Loan for any Interest Period therefor, (a) the Eurodollar Margin as in effect from time to time during such Interest Period plus (b) the rate per annum determined by the Administrative Agent to be equal to the quotient of (i) the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the offered rates for deposits in Dollars having a term comparable to such Interest Period and in an amount comparable to the principal amount of such Eurodollar Loan which appear on the Reuters Screen LIBO Page, determined as of 10:00 A.M. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period, divided by (ii) a number equal to 1 minus the Reserve Requirement, if any (rounded upwards, if necessary, to the nearest 1/16 of 1%).

            "EVENT OF DEFAULT" has the meaning set forth in Article VIII.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "FEDERAL FUNDS RATE" means, for any day, the rate per annum
(rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Chase on such day on such transactions as determined by the Administrative Agent.

            "FEES" means all amounts payable pursuant to, or referred to in,
Section 2.11.

            "FIXED CHARGES" means the sum of (a) all dividends paid in respect of preferred equity of the Borrower plus (b) all interest and principal payments on Indebtedness for Money Borrowed of the Borrower.

            "GAAP" means United States generally accepted accounting principles applied on a basis consistent with those which, in accordance with
Section 1.3, are to be used in making the calculations for purposes of determining compliance with this Agreement.

            "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial (including an arbitrator), regulatory or administrative functions of or pertaining to government.

            "GROUP" means AmerUs Group Co., an Iowa corporation.

            "GROUP PLEDGE AGREEMENT" means the Pledge Agreement executed by Group in favor of the Administrative Agent for the benefit of the Administrative Agent and the Banks, substantially in the form of EXHIBIT D-2, as the same may be amended, modified or supplemented from time to time.

            "GUARANTY" means a guaranty, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guaranty of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "guarantee" and "guaranteed" used as a verb shall have a correlative meaning.

            "HOLDINGS GUARANTY" means the Guaranty executed by each of AMHC and Group for the benefit of the Administrative Agent and the Banks, substantially in the form of EXHIBIT F, as the same may be amended, modified or supplemented from time to time.

            "INCREASED COSTS" has the meaning set forth in Section 9.1(a).

            "INDEBTEDNESS" means, as to any Person, without duplication, all
(i) liabilities or obligations, direct and contingent (other than contingent liabilities which, in accordance with GAAP, would be referred to only in a footnote to a balance sheet), which in accordance with GAAP would be included in determining total liabilities of such Person at the date as of which Indebtedness is to be determined, including, without limitation, Capital Lease Obligations, (ii) liabilities or obligations of others for which a Person is directly or indirectly liable, by way of Guaranty or otherwise and (iii) liabilities or obligations secured by Liens on any assets of such Person, whether or not such liabilities or obligations shall have been assumed by it; PROVIDED, HOWEVER, that Indebtedness shall not include obligations with respect to Policies.

            "INDEBTEDNESS FOR MONEY BORROWED" means, as to any Person, (a) all Indebtedness (without duplication) (i) in respect of money borrowed or for the deferred purchase price of property or services (including, without limitation, obligations to pay money pursuant to agreements or covenants not to compete other than obligations pursuant to employment agreements which may in part represent consideration for a non-compete covenant in such agreement), (ii) in respect of Capital Lease Obligations, (iii) in respect of obligations under conditional sale or other title retention agreements, (iv) consisting of the net exposure in respect of Interest Rate Agreements, (v) in respect of letters of credit issued for the account of such Person and (vi) all Guaranties of any of the foregoing, but excluding, however, (b) Indebtedness in respect of trade payables and accrued expenses incurred in the ordinary course of business.

            "INDUSTRIAL FACILITY" has the meaning set forth in Section 7.12.

            "INSURANCE LICENSE" has the meaning set forth in Section 4.8(b).

            "INTEREST PERIOD" means, with respect to any Eurodollar Loan, the period of one, two, three or six months duration selected by the Borrower in either the Borrowing Request or the notice provided for pursuant to Section 2.7; PROVIDED that (i) each Interest Period which commences on the last Business
Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month, (ii) no Interest Period with respect to a Loan that begins prior to the maturity date of the Note representing the Indebtedness created by such Loan shall end later than the maturity date thereof, (iii) if any Interest Period so selected would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day (or if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day) and (iv) subject to the foregoing clauses (i) through (iii), only a one month Interest Period shall be available to be selected prior to the Syndication Date, with all Advances constituting Eurodollar Advances during such period to be outstanding pursuant to a single Eurodollar Loan.

            "INTEREST RATE AGREEMENT" means any interest rate or equity index protection agreement, future, cap, option, swap, collar or other hedge agreement or arrangement to fix or place a limit on the Borrower's or any of its Subsidiaries' interest or other obligations to which the Borrower or such Subsidiary is a party on the date hereof or becomes a party hereafter, PROVIDED that such agreements are entered into for bona fide hedging purposes in the ordinary course of business and not for speculative purposes.

            "INVESTED ASSETS" means, at any date for the Life Insurance Subsidiaries (on a consolidated basis), the total amount as would be shown on line 10A, page 2, column 1 of a Statutory Statement (or the equivalent line, page and column if the format of the Statutory Statements changes after the Effective Date) for the Life Insurance Subsidiaries (on a consolidated basis) prepared as of such date.

            "INVESTMENT" shall mean any capital contribution, debt or other equity security or ownership interest of any kind.

            "IOWA CODE" means Code of Iowa in effect on the date hereof and as amended and supplemented hereafter.

            "INVESTMENT GRADE" means, with respect to securities, securities having (i) with the exception of private placements, a rating assigned by S&P of "BBB-" or better, or by Moody's of "Baa3" or better and (ii) an NAIC rating of "1" or "2".

            "IRS" means the United States Internal Revenue Service.

            "LARTNEC" shall have the meaning provided in Section 3.1(l)(a).

            "LEVERAGE RATIO" means, at any time and as to any Person, the ratio of (a) Indebtedness for Money Borrowed of such Person at such time to (b) Total Capital of such Person at such time, PROVIDED that (x) Indebtedness for Money Borrowed of the

Borrower incurred pursuant to Section 7.1(c)(ii) shall not be included in clause
(a) hereof so long as the proceeds of such Indebtedness are used to pay obligations in respect of other Indebtedness of the Borrower permitted hereunder, but (y) clause (a) hereof shall include Indebtedness consisting of Permitted Junior Debt Securities.

            "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

            "LIFE INSURANCE SUBSIDIARY" means AmerUs Life, American Vanguard Life Insurance Company and any other Subsidiary of the Borrower that is licensed to do life insurance business, whether in existence on the Effective Date or acquired thereafter.

            "LOAN" and "LOANS" means, collectively, the Revolving Credit Loans and the Term Loans.

            "LOAN DOCUMENTS" means this Agreement, the Notes, the Pledge Agreements, the Holdings Guaranty, the Covenant Agreement, and all other documents, instruments and agreements executed or delivered to the Administrative Agent and/or the Banks in connection herewith or therewith, including all amendments, modifications and supplements of or to all such documents, instruments and agreements.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the Property, business, operations, financial condition, liabilities or capitalization of any of Group (prior to the Collateral Release Date), the Borrower or AmerUs Life individually or the Borrower and its Subsidiaries taken as a whole, (b) the ability of any Credit Party to perform its obligations under any of the Loan Documents, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Banks or the Administrative Agent under any of the Loan Documents, or (e) the Collateral or the validity, perfection or priority of the security interest of the Administrative Agent therein.

            "MATERIAL LIFE INSURANCE SUBSIDIARY" shall mean each Life
Insurance Subsidiary of the Borrower which has a statutory surplus equal to or greater than $1,000,000; PROVIDED that (i) American Vanguard Life Insurance Company shall not be considered a Material Life Insurance Subsidiary unless and until it has a statutory surplus equal to or greater than $15,000,000, and (ii) CLA Assurance Company shall not be considered a Material Life Insurance Subsidiary unless and until it has a statutory surplus equal to or greater than $7,500,000.

            "MOODY'S" means Moody's Investors Service, Inc.

            "NAIC" means the National Association of Insurance Commissioners or any successor organization thereto.

            "NASD" means the National Association of Securities Dealers, Inc.

            "NET AVAILABLE PROCEEDS" means (a) in the case of any Disposition, the amount of Net Cash Payments received in connection with such Disposition; and (b) in the case of any Equity Issuance, the aggregate amount of all cash received by the Borrower in respect of such Equity Issuance net of reasonable discounts, commissions and expenses incurred by the Borrower in connection therewith.

            "NET CASH AVAILABLE" means net income (loss) as determined by GAAP plus any non-cash expenses less any non-cash revenues (in the case of any regulated Person only to the extent permitted to be dividended by such Person).

            "NET CASH PAYMENTS" means, with respect to any Disposition, the aggregate amount of all cash payments, and the fair market value of any non-cash consideration, received by the Borrower and its Subsidiaries directly or indirectly in connection with such Disposition; provided that (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Borrower or its Subsidiaries in connection with such Disposition and (ii) any federal, state and local income or other taxes estimated to be payable by the Borrower or its Subsidiaries as a result of such Disposition (but only to the extent that such estimated taxes are in fact paid to the relevant federal, state or local governmental authority within three months of the date of such Disposition), and
(b) Net Cash Payments shall be net of any repayments by the Borrower or any of its Subsidiaries of Indebtedness (other than Bank Obligations) to the extent that such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition.

            "NET WORTH" means, as to any Person, the sum of its capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with GAAP, constitutes stockholders equity (it being understood and agreed that (i) treasury stock shall be subtracted in determining Net Worth, and (ii) Net Worth shall be determined without giving effect to Financial Accounting Statement No.
115).

            "1940 ACT" means the Investment Company Act of 1940, as amended.

            "NON-INVESTMENT GRADE SECURITIES" means any securities (as defined in Section 8-102(1)(c) of the Uniform Commercial Code as in effect in the State of New York on the Effective Date) (i) that are not rated by any of S&P, Moody's or the NAIC or (ii) that are not Investment Grade Securities.

            "NON-LIFE CREDIT FACILITY" means the Credit Agreement, dated as of May 31, 1996, among Lartnec Investment Co. (and, after the Transaction, Group), the lending institutions party thereto, and The Chase Manhattan Bank and Boatmen's Bank Iowa, N.A., as Arrangers and The Chase Manhattan Bank, as Administrative Agent, as amended, supplemented, modified, refinanced or replaced from time to time.

            "NON-U.S. BANK" means any Bank which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

            "NOTE" and "NOTES" have the meaning set forth in Section 2.3.

            "OFFERING" means and includes, collectively, the Subscription Offering, the Public Offering and the Preferred Offering.

            "OTHER TAXES" has the meaning set forth in Section 9.6(b).

            "PARTICIPANT" has the meaning set forth in Section 11.10(c).

            "PBGC" has the meaning set forth in Section 4.13(a).

            "PERMITTED INVESTMENTS" means: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by (i) any U.S. commercial bank or trust company rated C or better by Thomson BankWatch, Inc. or
(ii) any European, Canadian or Japanese bank having assets in excess of $30,000,000,000 and rated 3 or better by Thomson BankWatch, Inc., maturing not more than 90 days from the date of acquisition thereof; and (c) commercial paper rated A-1 or better or P-1 or better by Standard & Poor's Corporation or Moody's, respectively, maturing not more than 90 days from the date of acquisition thereof.

            "PERMITTED JUNIOR DEBT SECURITIES" means unsecured, fixed-rate subordinated debt, in an aggregate principal amount not to exceed in the aggregate at any time prior to July 1, 1997, $100,000,000, to be issued by the Borrower in connection with the Preferred Offering, provided that such Indebtedness, and the agreements and other documents entered into by the Borrower and/or any of its Subsidiaries in connection therewith shall contain terms and conditions (including, without limitation, with respect to the obligor and guarantors, if any, in respect of such Indebtedness, amortization schedules, interest rates (including pay-in-kind provisions), covenants, defaults, remedies and subordination provisions) in form and substance satisfactory to the Administrative Agent and the Required Banks (it being understood and agreed that terms and conditions substantially the same as the terms and conditions of the Permitted Junior Debt Securities to be issued pursuant to the Preferred Offering, as described in the S-1 Registration Statement draft dated October 8, 1996, are satisfactory).

            "PERSON" means any individual, corporation, partnership, trust, limited liability company, joint stock company, trust, association, joint venture, Governmental Authority or any other entity, and whether acting in an individual, fiduciary or other capacity.

            "PHASE I ENVIRONMENTAL REVIEW" has the meaning set forth in
Section 7.12.

            "PLAN" has the meaning set forth in Section 4.13(a).

            "PLEDGE AGREEMENTS" means (i) the Borrower Pledge Agreement, (ii) the Group Pledge Agreement and (iii) any Pledge Agreement entered into by a direct Subsidiary of the Borrower in favor of the Administrative Agent for the benefit of the Administrative Agent and the Banks pursuant to Section 6.12, as the same may be amended, modified or supplemented from time to time.

            "PLEDGING SUBSIDIARIES" means any Subsidiary of the Borrower which enters into a Pledge Agreement pursuant to Section 6.12.

            "POLICIES" means all insurance policies, annuity contracts, guaranteed interest contracts and funding agreements (including riders to any such policies or contracts, certificates issued with respect to group life insurance or annuity contracts and any contracts issued in connection with retirement plans or arrangements) and assumption certificates issued or to be issued (or filed pending current review by applicable Governmental Authorities) by any Life Insurance Subsidiary and any coinsurance agreements entered into or to be entered into by any Life Insurance Subsidiary.

            "POST-DEFAULT RATE" means, in respect of any Loan, any Advance made with respect thereto, any installment thereof or any other amounts payable by the Borrower hereunder or under any of the Loan Documents, not paid in full when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Base Rate as in effect from time to time (PROVIDED that, if the amount so in default is principal of a Eurodollar Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of the Interest Period, 2% plus the interest rate for such Loan as provided in Section 2.9 and, thereafter, the rate provided for above in this definition).

            "PREFERRED EQUITY ISSUANCE" means any issuance or sale by the Borrower or any Subsidiary of the Borrower after the Effective Date of (i) any of its capital stock (other than common stock), (ii) any warrants or options exercisable in respect of its capital stock (other than common stock) or (iii) any other security or instrument representing an equity interest (other than a common equity interest), or the right to obtain such an equity interest in the Borrower or any such Subsidiary; PROVIDED that the following shall not constitute Preferred Equity Issuances: (x) any issuance or sale of capital stock, warrants, options or other securities or instruments issued to, or capital contributions by, the Borrower or any wholly owned Subsidiary of the Borrower; (y) options or warrants issued to management of the Borrower or any of its Subsidiaries; and (z) statutory rights and remedies of a creditor.

            "PREFERRED OFFERING" means, collectively, the sale of Permitted Junior Debt Securities of the Borrower to a Delaware statutory business trust which constitutes a Subsidiary of the Borrower and the concurrent sale by such Subsidiary of preferred equity securities as contemplated by the Form S-1 Registration Statement draft of October 8, 1996 filed by the Borrower with the SEC or any subsequent filings replacing such filing or amendatory thereof.

            "PRIME RATE" means the rate publicly announced by Chase from time to time at its principal office in New York City as its prime lending rate for domestic commercial loans. The Borrower, the Banks and the Administrative Agent acknowledge that Chase may regularly offer domestic commercial loans at rates of interest less than such announced prime lending rate. Each interest rate provided for herein based upon the Prime Rate shall change when and as the Prime Rate changes, and each such change shall take effect as of the opening of business on the day on which any such change in the Prime Rate is publicly announced by Chase.

            "PROPERTY" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed, and whether tangible or intangible.

            "PSD INTEREST PERIOD" means an Interest Period commenced prior to the Syndication Date, each of which Interest Periods must satisfy the requirements of clause (iv) of the definition of "Interest Period".

            "PUBLIC OFFERING" means the initial public offering of common equity of the Borrower or a secondary offering of common equity of the Borrower by Group, each as contemplated by the Form S-1 Registration Statement draft of November 7, 1996 filed by the Borrower with the SEC or any subsequent filings replacing such filing or amendatory thereof.

            "PURCHASE MONEY SECURITY INTEREST" has the meaning set forth in
Section 7.2(d).

            "QUARTERLY DATES" means the last Business Day of each March, June, September and December in each year, the first of which shall be the first such day after the date of this Agreement.

            "QUARTERLY STATEMENT" means, as to any Life Insurance Subsidiary, the quarterly financial statements of such Life Insurance Subsidiary as required to be filed with the Applicable Insurance Regulatory Authority.

            "RBC INSTRUCTIONS" means the NAIC Life Risk Based Capital Report, Overview and Instructions for Companies dated May 1, 1993, adopted by the NAIC, as the same may be amended from time to time.

            "REGULATORY CHANGE" means, with respect to any Bank, any change after the date of this Agreement in federal or state or foreign law or regulations (including, without limitation, Regulation D of the Federal Reserve Board) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Bank of or under any federal or state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

            "REINSURANCE AGREEMENT" means any agreement, contract, treaty or other arrangement (other than Surplus Relief Reinsurance) whereby other insurers assume insurance from any Life Insurance Subsidiary or any Subsidiary of such Life Insurance Subsidiary.

            "REPLACED BANK" has the meaning provided in Section 9.8.

            "REPLACEMENT BANK" has the meaning provided in Section 9.8.

            "REQUIRED BANKS" means, at any time, Banks whose outstanding Term Loans and Revolving Credit Commitments (or, after the Revolving Credit Commitments have terminated, outstanding Revolving Credit Advances) equal or exceed 66-2/3% of the sum of all outstanding Term Loans and all Revolving Credit Commitments (or, after the

Revolving Credit Commitments have terminated, all outstanding Revolving Credit Advances) at such time.

            "REQUIREMENT OF LAW" means, as to any Person, the certificate of limited partnership, partnership agreement, charter and by-laws, or other organizational or governing documents of such Person, and any treaty, constitution, law, rule, order, regulation, statute, ordinance, code, decree or determination of any Governmental Authority, in each case applicable to, binding upon or affecting any such Person or any of its Property or to which such Person or any of its Property is subject.

            "RESERVE REQUIREMENT" means, for any Interest Period for any Eurodollar Loan, the average maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined as provided in the definition of "Eurodollar Rate" in this
Section 1.1 or (ii) any category of extensions of credit or other assets which includes Eurodollar Loans.

            "RESPONSIBLE OFFICER" means, as to any corporation, the Chief Executive Officer, the President, any Vice President or the Treasurer, and, with respect to financial matters, any Senior Financial Officer, or Chief Actuary of such corporation.

            "RETROCESSION AGREEMENT" means any agreement, contract, treaty or other arrangement (other than Surplus Relief Reinsurance) whereby any Life Insurance Subsidiary or any Subsidiary of such Life Insurance Subsidiary cedes reinsurance to other insurers.

            "REUTERS SCREEN" means, when used in connection with any designated page in determining the applicable Eurodollar Rate for an Interest Period, the display page so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates).

            "REVOLVING CREDIT ADVANCE" has the meaning set forth in Section
2.1.

            "REVOLVING CREDIT COMMITMENT" means, as to each Bank, the obligation of such Bank to make Revolving Credit Advances in an aggregate amount up to but not exceeding (a) in the case of a Bank that is a party to this Agreement as of the date hereof, the amount set forth opposite the name of such Bank on Schedule 0.1 under the heading "Revolving Credit Commitment" or (b) in the case of any other Bank, the aggregate amount of the Revolving Credit Commitments of other banks acquired by it pursuant to
Section 11.10(b) (in each case, as the same may be reduced from time to time pursuant to Section 2.5 or 2.6 or increased or reduced from time to time pursuant to Section 11.10(b)). The original aggregate principal amount of the Revolving Credit Commitments is $75,000,000.

            "REVOLVING CREDIT COMMITMENT PERIOD" means the period from and including the Effective Date (but in no event prior to the funding of the Term
Loan) to, but excluding, the Revolving Credit Termination Date.

            "REVOLVING CREDIT LOAN" has the meaning set forth in Section 2.1.

            "REVOLVING CREDIT TERMINATION DATE" means the fifth anniversary of the Effective Date, or such earlier date on which the Revolving Credit Commitment shall terminate or be reduced to zero, whether by acceleration, amendment or otherwise.

            "RISK-BASED CAPITAL" means "Total Adjusted Capital" as defined by the NAIC and as applied in the context of the RBC Instructions.

            "S&P" means Standard & Poor's Ratings Group.

            "SAP" means statutory accounting practices prescribed or permitted by the Applicable Insurance Regulatory Authority, applied on a consistent basis.

            "SEC" means the Securities and Exchange Commission.

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "STATUTORY STATEMENT" means, as to AmerUs Life or any other Life Insurance Subsidiary, a statement of the condition and affairs of AmerUs Life or other such Life Insurance Subsidiary, prepared in accordance with SAP and filed with the Applicable Insurance Regulatory Authority.

            "SUBSCRIPTION OFFERING" means the offering of common equity of the Borrower to subscription policy holders as contemplated by the Form S-1 Registration Statement, draft of November 7, 1996 filed by the Borrower with the SEC or any subsequent filings replacing such filing or amendatory thereof.

            "SUBJECT PROPERTY" has the meaning set forth in Section 7.12.

            "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, trust or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, trust or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. All references to a "Subsidiary" in this Agreement shall include predecessors in interest to such Subsidiary. However, for all purposes, references to a "Subsidiary" of a Person shall mean each Subsidiary of such Person after giving effect to the Transaction.

            "SURPLUS NOTE" shall mean a surplus note issued by AmerUs Life to the Borrower in an aggregate principal amount which, when combined with the Contribution to Surplus, shall equal $175,000,000, which note shall be in form and substance satisfactory to the Administrative Agent.

            "SURPLUS RELIEF REINSURANCE" means any transaction in which any Life Insurance Subsidiary or any Subsidiary of such Life Insurance Subsidiary cedes business under a reinsurance agreement that would be considered a "financing-type" reinsurance agreement as determined by the independent certified public accountants of such Life Insurance Subsidiary in accordance with principles published by the Financial Accounting Standards Board or the Second Edition of the AICPA Audit Guide for Stock Life Insurance Companies (pp. 91-92), as the same may be revised from time to time.

            "SYNDICATION DATE" means the earlier of (x) the date which is 30 days after the Effective Date and (y) the date on which the Administrative Agent determines in its sole discretion that the primary syndication has been completed.

            "TAXES" has the meaning set forth in Section 9.6(a).

            "TERM ADVANCE" has the meaning set forth in Section 2.2.

            "TERM LOAN" has the meaning set forth in Section 2.2.

            "TERM LOAN COMMITMENT" means, as to each Bank, the obligation of such Bank to make Term Advances in an aggregate amount up to but not exceeding
(a) in the case of a Bank that is a party to this Agreement as of the date hereof, the amount set forth opposite the name of such Bank on Schedule 0.1 under the heading "Term Commitment" or (b) in the case of any other Bank, the aggregate amount of the Term Commitments of other Banks acquired by it pursuant to Section 11.10(b) (in each case, as the same may be increased or reduced from time to time pursuant to Section 11.10(b)). The original aggregate principal amount of the Term Commitments is $100,000,000.

            "TOTAL CAPITAL" means, at any time and as to any Person, the sum of Indebtedness for Money Borrowed of such Person and the Net Worth of such Person at such time.

            "TRANSACTION" has the meaning set forth in Section 3.1(l)(f).

            "TYPE" has the meaning provided in Section 1.4.

            "U.S. GOVERNMENT OBLIGATIONS" means and includes (a) securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; PROVIDED, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt and (b) to the extent in each case having an S&P rating of AAA, obligations issued or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Government National Mortgage Association, the Student Loan Marketing Association and the Federal Home Loan Bank.

            Section 1.2. OTHER DEFINITIONAL PROVISIONS. (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

            (b) The words "hereof," "hereto," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

            (c) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

            Section 1.3. ACCOUNTING TERMS AND DETERMINATIONS. (a) Except as otherwise expressly provided herein, (i) all accounting terms used herein shall be interpreted, (ii) all financial statements and all certificates and reports as to financial matters required to be delivered to the Administrative Agent hereunder shall (unless otherwise disclosed to the Administrative Agent and the Banks in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, and (iii) all calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made, in accordance with, or by application of, GAAP or SAP, as the case may be, applied on a basis consistent with those used in the preparation of the latest corresponding financial statements furnished to the Administrative Agent hereunder unless (x) the Borrower shall notify the Banks of its objection thereto at the time of delivery of any financial statements pursuant to Section 5.3 or (y) the Required Banks shall notify the Borrower (through the Administrative Agent) of their objection within 30 days after the delivery of any such financial statements, in either of which events such interpretations, statements, certificates, reports and calculations shall be made in accordance with, or by application of, accounting principles or accounting practices, as the case may be, on a basis consistent with those used in the preparation of the most recent financial statements as to which no such objection shall have been made.

            (b) The Borrower shall deliver to the Administrative Agent, at the same time as the delivery of any financial statement under Sections 5.1, 5.2 or 5.3, a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such financial statement and the application of accounting principles employed in the preparation of the next preceding applicable financial statement as to which no objection has been made in accordance with the last sentence of subsection (a) above, and reasonable estimates of the difference between such financial statements arising as a consequence thereof.

            (c) To enable the ready and consistent determination of compliance with the covenants set forth in Articles 6 and 7, the Borrower will not, and will not permit any of its Subsidiaries existing on the date hereof (after giving effect to the Transaction) to, change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

            Section 1.4. TYPES OF LOANS. Loans hereunder are distinguished by "Type." The "TYPE" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type.

                              ARTICLE II

                         AMOUNTS AND TERMS OF
                REVOLVING CREDIT LOANS AND TERM LOANS

            Section 2.1. REVOLVING CREDIT LOANS. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make advances (each, a "REVOLVING CREDIT ADVANCE" and, collectively with the Revolving Credit Advances of all the Banks in connection with a single borrowing hereunder, a "REVOLVING CREDIT LOAN") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed such Bank's Revolving Credit Commitment; provided, however, that (x) prior to the Syndication Date, Revolving Advances may only be incurred as Eurodollar Loans on the first day of a PSD Interest Period and (y) each Revolving Credit Loan shall be in an amount equal to $5,000,000 or integral multiples of $1,000,000 in excess thereof, unless the aggregate principal amount of the Revolving Credit Commitments is less than $5,000,000, in which case the amount of the Revolving Credit Loan shall equal the aggregate principal amount of the Revolving Credit Commitments. Subject to the provisions of Sections 2.4, 2.7, 2.8, 2.9, 9.1, 9.2 and 9.3, each Revolving Credit Loan shall bear interest from time to time at (a) the Base Rate or (b) the Eurodollar Rate or any combination thereof as specified by the Borrower. Subject to the terms and conditions of this Agreement, during the Revolving Credit Commitment Period, the Borrower may borrow, repay and reborrow the aggregate principal amount of the Revolving Credit Commitments.

            Section 2.2. TERM LOAN. Subject to the terms and conditions of this Agreement, on the Effective Date, each Bank severally agrees to make an advance (each, a "TERM ADVANCE" and, collectively with the Term Advances of all the Banks, the "TERM LOAN") to the Borrower, in a principal amount equal to such Bank's Term Loan Commitment. Subject to the provisions of Sections 2.4, 2.7, 2.8. 2.9, 9.1, 9.2 and 9.3, the Term Loan shall bear interest from time to time at (a) the Base Rate or (b) the Eurodollar Rate or any combination thereof as specified by the Borrower. Once repaid, Term Advances may not be reborrowed.

            Section 2.3. THE NOTES. All Advances made by each Bank shall be evidenced by a promissory note of the Borrower, substantially in the form of EXHIBIT A (as indorsed or modified from time to time, including all replacements thereof and substitutions therefor, a "NOTE" and, collectively with the Notes of all the Banks, the "NOTES"), payable to the order of such Bank. Each Bank is hereby authorized to record on the schedule (and any continuation thereof) annexed to and constituting a part of its Note (i) the date and principal amount of each Advance it shall make, (ii) each payment, prepayment or repayment of principal of each Advance, and (iii) the remaining unpaid principal amount of each Advance. No failure to so record or any error in so recording shall affect the obligation of the Borrower to repay the Loans, with interest thereon, as provided herein and in the Notes.

            Section 2.4. PROCEDURE FOR BORROWING. (a) Subject to the terms and conditions of this Agreement, the Borrower may borrow (i) the Term Loan on the Effective Date and (ii) the Revolving Credit Loans on any Business Day, including the Effective Date, during the Revolving Credit Commitment Period, in each case by notifying the Administrative Agent (by telephone or telecopy) no later than 11:00 A.M., New York City time, at least three Business Days prior to the requested Borrowing Date in the case of Eurodollar Loans, and no later than 11:00 A.M., New York City time, at least one Business Day prior to the requested Borrowing Date in the case of Base Rate Loans, specifying (1) the aggregate principal amounts to be borrowed under the Term Loan Commitments or the Revolving Credit Commitments, as the case may be, (2) the requested Borrowing Date for such Loans, (3) the Type or Types of Loans and, if more than one Type, how such Types of Loans are to be allocated between the Term Loan and the Revolving Credit Loan, and (4) if the Loans are to be Eurodollar Loans, the length of the initial Interest Period for such Loans. Each such notice shall be irrevocable and confirmed immediately by delivery to the Administrative Agent of a Borrowing Request. In no event shall the number of Eurodollar Loans that are outstanding at any one time and that differ from one another in terms of length or last day of Interest Period or in terms of the Eurodollar Rate borne exceed four with respect to Revolving Credit Loans or four with respect to Term Loans, nor may the Borrower submit a Borrowing Request with respect to a Revolving Credit Loan bearing interest at the Eurodollar Rate more than once every calendar week. Any borrowing made when the aggregate principal amount of the Commitments is less than $5,000,000 shall be a Base Rate Loan. Upon receipt of a Borrowing Request from the Borrower, the Administrative Agent shall promptly notify each Bank thereof. Subject to its receipt of notice of such a Borrowing Request, each Bank will make the amount of its Commitment Percentage of each Loan requested therein available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent set forth on the signature pages hereof not later than 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower, in funds immediately available to the Administrative Agent at such office. The amounts so made available to the Administrative Agent on a Borrowing Date will then, subject to the satisfaction of the terms and conditions of this Agreement as determined by the Administrative Agent, be made available on such date to the Borrower by the Administrative Agent at the office of the Administrative Agent specified on the signature pages hereof by crediting the account of the Borrower on the books of such office with the aggregate of said amounts received by the Administrative Agent.

            (b) Unless the Administrative Agent shall have received prior notice from a Bank (by telephone or otherwise, such notice to be confirmed by telecopy or other writing) that such Bank will not make available to the Administrative Agent the amount of such Bank's Commitment Percentage of the Loans requested by the Borrower, the Administrative Agent may assume that such Bank has made the amount of its Commitment Percentage of the Loans available to the Administrative Agent on such Borrowing Date in accordance with this Section, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such Borrowing Date a corresponding amount. If and to the extent such Bank shall not have so made the amount of its Commitment Percentage of the Loans available to the Administrative Agent, the parties hereto agree that (i) such corresponding amount shall, until repaid to the Administrative Agent, be treated as a Revolving Credit Advance or Term Advance, as the case may be, made by the Administrative Agent for all purposes of this Agreement, and (ii) such Bank and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount (to the extent not previously paid by the other), with interest thereon, in the case of the Borrower (to the extent not paid by such Bank), at the applicable interest rate set forth in Section 2.09 and, in the case of such Bank (to the extent not paid by the Borrower), at a rate per annum equal to the Federal Funds Rate (as determined by the Administrative Agent), in each case for each day from and including the date such amount is made available to the Borrower until and excluding the date such amount is paid to the Administrative Agent. If such Bank shall thereafter pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Bank's Advance as part of such Loan for purposes of this Agreement, which Advance shall be deemed to have been made by such Bank on the Borrowing Date applicable to such Loan.

            (c) Unless the Administrative Agent shall have received notice from the Borrower (by telephone or otherwise, such notice to be confirmed by telecopy or other writing) prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date, and the Administrative Agent, in its sole discretion, may, but shall not be obligated to, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate (as determined by the Administrative Agent).

            Section 2.5.   REDUCTION OF REVOLVING CREDIT COMMITMENT.

            (a) MANDATORY REDUCTIONS. The Revolving Credit Commitments shall be terminated on the Revolving Credit Termination Date after giving effect to any incurrence of Revolving Credit Loans on such date, and shall be reduced as provided in Sections

2.6(b) and 2.6(c). The Term Loan Commitments shall be terminated on the Effective Date after giving effect to the incurrence of the Term Loans on such date.

            (b) VOLUNTARY REDUCTIONS. Prior to the Revolving Credit Termination Date, the Borrower shall have the right, upon at least three Business Days' prior written notice to the Administrative Agent, to reduce permanently the aggregate principal amount of the Revolving Credit Commitments, in whole at any time or in part from time to time, without premium or penalty (other than as provided in Section 9.6), PROVIDED that the aggregate amount of each partial reduction of the Revolving Credit Commitments shall be in an amount equal to $5,000,000 or an integral multiple thereof.

            (c) OTHER. The aggregate principal amount of the Revolving Credit Commitments shall be terminated pursuant to the operation of Section 8.6 and may be terminated by the Administrative Agent pursuant to the introductory paragraph of Article 8.

            (d) NO REINSTATEMENT. The Revolving Credit Commitments, once terminated or reduced, may not be reinstated and, if terminated, no Bank shall have any further obligation to make any Advances hereunder.

            (e) IN GENERAL. Reductions of the aggregate principal amount of the Revolving Credit Commitments shall be applied PRO RATA according to the Commitment Percentage of each Bank. Simultaneously with each reduction in whole (including by termination) or in part of the aggregate principal amount of the Revolving Credit Commitments, the Borrower shall pay the accrued Commitment Fees, if any, on the amount by which the aggregate principal amount of the Revolving Credit Commitments has been so reduced. In the event of any such reduction, SCHEDULE 0.1 shall be deemed to have been correspondingly amended, and the Administrative Agent shall promptly prepare and distribute copies of
SCHEDULE 0.1 as so amended to the Borrower and the Banks; PROVIDED, HOWEVER, that any failure of the Administrative Agent to so distribute such amended SCHEDULE 0.1 shall not affect the effectiveness of such amendment.

            Section 2.6.   PREPAYMENTS OF THE LOANS.

            (a)  VOLUNTARY PREPAYMENTS.  Subject to Section 2.6(f), the
Borrower may, at its option, prepay the Loans in whole or in part, without premium or penalty, at any time and from time to time upon prior written notice to the Administrative Agent of at least three Business Days specifying the Loans to be prepaid, the amount to be prepaid and the date of prepayment. Upon receipt of such notice, the Administrative Agent shall promptly notify each Bank thereof. If any such notice of the Borrower is given pursuant to this Section 2.6(a), such notice shall be irrevocable, and the amount of such prepayment specified in such notice shall be due and payable on the date specified. Voluntary partial prepayments of the Loans shall be in an aggregate principal amount of $2,500,000 or an integral multiple of $500,000 in excess thereof or, if less, the outstanding principal balance of the Loans.

            (b) MANDATORY PREPAYMENTS AND COMMITMENT REDUCTIONS RELATING TO ASSET SALES. If, on any date after the Effective Date, the Borrower or any of its Subsidiaries shall make any Disposition, other than a Disposition permitted under Section 7.10(a), (b), (c), (d) or (e), the Borrower shall promptly notify the Administrative Agent of such Disposition, including the amount of Net Available Proceeds received by the Borrower or any Subsidiary in respect of such Disposition (and the amount and other type of consideration so received) and the Borrower shall apply an amount equal to such Net Available Proceeds promptly after the receipt from time to time of such Net Available Proceeds as set forth below. Such amounts shall be applied first as a prepayment of the Term Loans and, to the extent the Net Available Proceeds of any such Disposition exceed the amount of the Term Loans then outstanding, or, at the time of such Disposition, the Term Loans shall have been paid in full, such Net Available Proceeds shall next be applied to reduce the Revolving Credit Commitments.

            (c) MANDATORY PREPAYMENTS AND COMMITMENT REDUCTIONS RELATING TO EQUITY ISSUANCES. (i) Upon consummation of any Equity Issuance (including in connection with the Offering), the Borrower shall promptly notify the Administrative Agent of such Equity Issuance, including the amount of Net Available Proceeds received by the Borrower or any Subsidiary in respect of such Equity Issuance (and the amount and other type of consideration so received) and the Borrower shall apply the Net Available Proceeds thereof as set forth in clause (ii) below, PROVIDED that, from and after the date on which the Borrower shall have paid an aggregate amount of $50,000,000 of the Term Loans,
(x) the Borrower shall not be required to apply further proceeds pursuant to this clause (i) to the extent received from a Preferred Equity Issuance consummated prior to June 30, 1997 and to the extent received from a Preferred Equity Issuance thereafter, shall only be required to apply further Net Available Proceeds in an aggregate amount equal to 50% of such Net Available Proceeds, and (y) the Borrower shall not be required to apply further proceeds pursuant to this clause (i) to the extent received from any Common Equity Issuance.

            (ii) Each amount required to be applied pursuant to this Section 2.6(c) shall be applied first as a prepayment of the Term Loans and, to the extent such required prepayment exceeds the amount of the Term Loans then outstanding, or, at the time of such Equity Issuance, the Term Loans shall have been paid in full, such amount shall next be applied to reduce the Revolving Credit Commitments.

            (d) MANDATORY PREPAYMENTS RELATING TO REDUCTION OF REVOLVING CREDIT COMMITMENT. If at any time, including after giving effect to any reduction of the aggregate

Revolving Credit Commitments pursuant to Section 2.5 or 2.6, the aggregate outstanding principal amount of the Revolving Credit Loans would exceed the aggregate Revolving Credit Commitments, the Borrower shall prepay the Revolving Credit Loans in the amount of such excess on such date.

            (e) APPLICATION OF PREPAYMENTS. All prepayments of the Loans shall be applied as follows:

            (i) Each prepayment of the Revolving Credit Loans shall be applied to the reduction of the outstanding principal balances of such Revolving Credit Loans as shall be selected by the Borrower at the time of such prepayment (or, in the absence of such selection, as the Administrative Agent shall designate) and, as to such selected or designated Revolving Credit Loans shall be applied to the reduction of the outstanding principal balances of the Advances comprising part of such Revolving Credit Loans ratably in proportion to their outstanding principal amounts; and

            (ii) Each prepayment of the Term Loans shall be applied to the reduction of the outstanding principal balance of the Advances comprising part of the Term Loans ratably in proportion to their outstanding principal amounts; and with respect to each Term Loan and the Advances comprising such Term Loan such prepayment shall be applied to reduce the remaining principal installments thereof as set forth in Section 2.9(a) on a PRO RATA basis, based upon the then remaining amount of each such principal installment.

            (f)   IN GENERAL.  All prepayments made pursuant to this Section
2.6 shall be made together with accrued interest to the date of such prepayment on the amount so prepaid. In addition, if any prepayment is made under this
Section 2.6 with respect to any Eurodollar Loan, in whole or in part, prior to the last day of the applicable Interest Period, the Borrower shall indemnify the Banks in accordance with Section 9.5. All prepayments of Term Loans or Revolving Credit Loans under this Section 2.6 shall be applied, first, to the portion (if any) of such Loans outstanding as Base Rate Loans, and second, to the portion (if any) of such Loans outstanding as Eurodollar Loans. The Administrative Agent is hereby authorized to prepare and distribute to the Borrower and each Bank, for informational purposes, new schedules of installments of principal due on the Notes after the application of prepayments.

            Section 2.7. CONVERSIONS. (a) The Borrower may elect from time to time to convert a Loan or Loans of one Type to a Loan or Loans of any other Type, or to convert a Eurodollar Loan to a new Eurodollar Loan by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election, specifying the amount to be so converted and the Conversion Date, provided, that (x) any such conversion of a Eurodollar Loan to a Base Rate Loan or a new Eurodollar Loan shall only be madeon the last day of the Interest Period applicable to such Eurodollar Loan and (y) no conversion of a Base Rate Loan to a Eurodollar Loan or of a Eurodollar Loan to a new Eurodollar Loan may be made prior to the Syndication Date, except for a conversion made on the first day of a PSD Interest Period. The Administrative Agent shall promptly provide the Banks with notice of any such election. Loans may be converted pursuant to this Section 2.7(a) in whole or in part, provided that each such conversion shall be in the principal amount of at least $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

            (b) Notwithstanding anything in this Section 2.7 to the contrary, upon the election of the Administrative Agent, or at the direction of the Required Banks, no Base Rate Loans may be converted to Eurodollar Loans and no Eurodollar Loan may be converted to a new Eurodollar Loan, if an Event of Default has occurred and is continuing at the time the Borrower shall notify the Administrative Agent of its election to make such conversion. In the event of such election or direction, all Base Rate Loans shall be automatically continued as Base Rate Loans, and all existing Eurodollar Loans shall be automatically converted to Base Rate Loans on the last days of the respective Interest Periods applicable to such existing Eurodollar Loans.

            (c) Each conversion (including any automatic conversions under Section 2.7(b) or 2.8) shall be effected by each Bank's applying the proceeds of its new Base Rate Advance or Eurodollar Advance, as the case may be, to the existing Advance (or portion thereof) being converted (it being understood that such conversion shall not constitute an Advance for purposes of Article III or a reduction for purposes of Section 2.5.

            Section 2.8. AGGREGATION OF LOANS. On any date on which the principal amount of any Eurodollar Loan shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Loan shall automatically convert to a Base Rate Loan; provided, however, that if any such Eurodollar Loan shall, together with any other outstanding Eurodollar Loan or Loans, with the same Interest Period, have an aggregate principal amount equalling or exceeding $5,000,000, the Borrower shall have the right to continue such Eurodollar Loans as one Eurodollar Loan.

            Section 2.9.   PAYMENTS OF PRINCIPAL AND INTEREST.

            (a) PRINCIPAL PAYMENTS. The Borrower promises to repay to the Administrative Agent for the account of the Banks:

            (i) subject to reduction as set forth in Section 2.6(e)(ii), the aggregate principal amount of the Term Loans in ten equal semiannual installments of

      $10,000,000 each, commencing on the date occurring six months after the Effective Date and on each date occurring six months thereafter; and

            (ii) the lesser of $75,000,000 or the aggregate principal amount of the Revolving Credit Loans outstanding on the Revolving Credit Termination Date.

            (b) INTEREST RATE. The Borrower promises to pay to the Administrative Agent for the account of the Banks interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan shall be paid in full at the following rates per annum:

            (i) during such periods that such Loan (or any portion thereof) is a Base Rate Loan, as to such Loan or portion thereof, as the case may be, the Base Rate shall be computed on the basis of a 360 day year, for actual days elapsed (including the first day but excluding the last); and

            (ii) during such periods that such Loan (or any portion thereof) is a Eurodollar Loan, as to such Loan or portion thereof, as the case may be, the Eurodollar Rate for the applicable Interest Period shall be computed on the basis of a 360 day year, for actual days elapsed (including the first day but excluding the last).

Notwithstanding the foregoing, the Borrower promises to pay to the Administrative Agent for the account of the Banks interest on any Loan or any installment thereof, and on any other amounts (including, to the extent permitted by applicable law, interest), payable by the Borrower hereunder or under any other Loan Document, which shall not be paid in full when due (whether on demand, at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof until the same is paid in full (and whether before or after judgment or after the commencement of bankruptcy, insolvency or similar proceedings with respect to the Borrower) at the applicable Post-Default Rate.

            (c) INTEREST PAYMENT DATES. Accrued interest on each Loan shall be payable as follows:

            (i) As to any Base Rate Loan, quarterly on the Quarterly Dates, on the payment or prepayment thereof and, if it is converted into a Eurodollar Loan, on the Quarterly Date next succeeding the date of such conversion (but only on the principal so paid, prepaid or converted).

            (ii) As to any Eurodollar Loan, the last day of the Interest Period selected by the Borrower for such Eurodollar Loan (and if such Interest Period exceeds three months duration, on each Quarterly Date during such Interest Period) and on the payment or prepayment thereof or the conversion thereof into a Base Rate Loan or new Eurodollar Loan (but only on the principal so paid, prepaid or converted).

            (iii) Interest payable at the Post-Default Rate shall be payable from time to time on demand of the Administrative Agent or the Required Banks.

            (d) COMPUTATION. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Banks in the absence of manifest error, and, upon the request of the Borrower, the Administrative Agent shall provide the Borrower with a writing setting forth such determination in reasonable detail.

            Section 2.10. USE OF PROCEEDS. The Borrower shall use the proceeds of the Term Loans and the Revolving Credit Loans incurred on the Effective Date
(i) to fund the Contribution to Surplus and (ii) to advance funds to AmerUs Life in exchange for the Surplus Note, in an aggregate amount for (i) and (ii) above equal to $175,000,000. The Borrower shall use the proceeds of Revolving Credit Loans incurred after the Effective Date for general corporate purposes.

            Section 2.11.  FEES.

            (a) COMMITMENT FEE. The Borrower shall pay to the Administrative Agent for the account of each Bank the Commitment Fee in arrears, on (i) each Quarterly Date, (ii) the earlier of the date the Revolving Credit Commitment of each Bank is terminated and the Revolving Credit Termination Date, and (iii) each date on which the aggregate principal amount of the Revolving Credit Commitments is reduced (to the extent the Commitment Fee is accrued and unpaid on the amount so reduced).

            (b) OTHER FEES. The Borrower shall pay to the Administrative Agent and/or the Banks, for their respective accounts, when and as due, such fees as have been, or are from time to time, separately agreed upon.

            Section 2.12. PAYMENTS. (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement and the Notes shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at account number 323-5-09568 maintained by the Administrative Agent at Chase at One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, not later than 12:00 Noon, New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

            (b) The Borrower shall, at the time of making each payment under this Agreement or any Note, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans or other amounts payable by the Borrower hereunder to which such payment is to be applied pursuant to the terms hereof. In the event that it fails to so specify, the Administrative Agent shall instruct the Banks as to such application, unless an Event of Default has occurred and is continuing, in which case each Bank may apply the amount of such payment received by it from the Administrative Agent in such manner as such Bank may determine to be appropriate.

            (c) Each payment received by the Administrative Agent under this Agreement or any Note for account of any Bank shall be paid by the Administrative Agent promptly to such Bank, in immediately available funds, for account of such Bank's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

            (d) If the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension, except as otherwise provided for interest on Eurodollar Loans.

            Section 2.13. PRO RATA TREATMENT. Except to the extent otherwise provided herein: (a) each Revolving Credit Loan made hereunder shall be made by the Banks, each payment of fees under Section 2.11(a) shall be made for account of the Banks, and each termination or reduction of the aggregate principal amount of the Revolving Credit Commitments shall be applied to the respective Revolving Credit Commitments of the Banks, PRO RATA according to the amounts of their respective Revolving Credit Commitments; (b) the making and conversion of Loans of a particular Type (other than conversions provided for by Section 9.4) shall be made PRO RATA among the Banks according to the amounts of their respective relevant Revolving Credit or Term Loan Commitments, as the case may be (in the case of making of Loans) or their Advances with respect to the relevant Loan (in the case of conversions of Types of Loans); (c) each payment or optional or mandatory prepayment of principal of Loans by the Borrower (except as otherwise provided in Section 9.4) shall be made for account of the Banks PRO RATA in accordance with the respective unpaid principal amounts of the Loans held by them; and each payment of interest on Loans by the Borrower shall be made for account of the Banks pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Banks.

                                 ARTICLE III

                            CONDITIONS PRECEDENT

            Section 3.1. INITIAL LOAN. The obligation of each Bank to make its Advance with respect to the Term Loan and the initial Revolving Credit Loan hereunder is subject to the following conditions precedent and the conditions precedent set forth in Section 3.2:

            (a) NOTES. The Borrower shall have duly executed and delivered to the Administrative Agent a Note in favor of each Bank.

            (b) PLEDGE AGREEMENTS. The Administrative Agent shall have received (i) a Borrower Pledge Agreement, duly executed and delivered by the Borrower, together with all Pledged Securities (as defined therein), and stock powers or endorsements, as the case may be, (ii) a Group Pledge Agreement duly executed and delivered by Group together with all Pledged Securities (as defined therein) and stock powers or endorsements, as the case may be and (iii) to the extent the provisions of Section 6.12 are then applicable, a Pledge Agreement, duly executed and delivered by each Pledging Subsidiary, together with all Pledged Securities (as defined therein) and stock powers or endorsements, as the case may be.

            (c) FILINGS, REGISTRATIONS AND RECORDINGS. Any documents (including, without limitation, financing statements) required to be filed, registered or recorded under each Pledge Agreement shall have been properly filed, registered or recorded in each office in each jurisdiction in which such filing, registration or recording is required in order to create in favor of the Administrative Agent for the ratable benefit of the Administrative Agent and the Banks a perfected first Lien on the collateral described in each Pledge Agreement; the Administrative Agent shall have received acknowledgment copies of all such filings, registrations, and recordings stamped by the appropriate filing, registration or recording officer (or, in lieu thereof, other evidence satisfactory to the Administrative Agent that all such filings, registrations and recordings have been made or are in the process of being made); the Administrative Agent shall have received evidence that all necessary filing, subscription and inscription fees and all recording and other similar fees, and all taxes and other expenses related to such filings, registrations and recordings have been paid in full.

            (d) COVENANT AGREEMENT. The Administrative Agent shall have received a Covenant Agreement duly executed and delivered by Group.

            (e) HOLDINGS GUARANTY. The Administrative Agent shall have received a Holdings Guaranty duly executed and delivered by each of AMHC and Group.

            (f) ORGANIZATIONAL AND OTHER DOCUMENTS. The Administrative Agent shall have received true and complete copies of each of the following documents (accompanied by a certificate of a Responsible Officer of the respective Person to which such document relates, dated the Effective Date, to such effect):

            (i) The certificate of incorporation of AMHC, Group, the Borrower and each of the Subsidiaries of the Borrower, together with all amendments thereto, certified by the Secretary of State of the state of the incorporation thereof not earlier than thirty days prior to the Effective Date; and

            (ii) The by-laws of AMHC, Group, the Borrower and each of the Subsidiaries of the Borrower, together with all amendments thereto.

            (g) CORPORATE PROCEEDINGS. The Administrative Agent shall have received documents representing corporate action taken by AMHC, Group, the Borrower and each Pledging Subsidiary (if any), in form and substance reasonably satisfactory to the Administrative Agent, authorizing (x) the execution, delivery and performance of the Loan Documents, (y) the consummation of the transactions contemplated hereby and (z) the borrowings hereunder and the granting of the Liens pursuant to the Pledge Agreements, certified as of the Effective Date by the Secretary or an Assistant Secretary of AMHC, Group, the Borrower or such Pledging Subsidiary, as the case may be. Such certification shall also state that the authorizations set forth therein have not been amended, modified, revoked or rescinded as of the date of such certificate and remain in full force and effect.

            (h) INCUMBENCY CERTIFICATES. The Administrative Agent shall have received a certificate of the Secretary or the Assistant Secretary of AMHC, Group, the Borrower and each Pledging Subsidiary (if any), dated the Effective Date, as to the incumbency, authority and signature of the officers of AMHC, Group, the Borrower or such Subsidiary, as the case may be, together with evidence of the incumbency of such Secretary or Assistant Secretary. The Administrative Agent and the Banks may conclusively rely on such incumbency certificate as to all notices required hereunder until they receive notice in writing from AMHC, Group, the Borrower or such Pledging Subsidiary to the contrary.

            (i) LEGAL OPINIONS. The Administrative Agent shall have received opinions with respect to the transactions contemplated hereby from the following counsel, each of which opinions shall be dated the Effective Date and shall be in form and substance reasonably satisfactory to the Administrative Agent, the Required Banks and their counsel:

             (i)  Joseph Haggerty, Esq., counsel to the Borrower; and

            (ii) Any other counsel whose opinion the Administrative Agent or the Required Banks reasonably determine to be necessary or desirable.

            (j) CONSENTS. The Administrative Agent shall have received the original, or a copy, certified by a Responsible Officer of the Borrower, of each consent or approval of any Person, including, without limitation, any insurance regulatory authority that has or asserts jurisdiction over AMHC, Group, the Borrower, its Subsidiaries, the Transaction or the other transactions contemplated by the Loan Documents which has been obtained in connection with the transactions contemplated by the Loan Documents (including the granting of the Liens and other agreements pursuant to the Pledge Agreements) or is otherwise required for the validity of the Loan Documents and the enforcement thereof in accordance with their respective terms (including, without limitation, for the validity, perfection and enforceability of the Liens and security interests granted by the Pledge Agreements), all of which consents and approvals shall be in full force and effect and be reasonably satisfactory in form and substance to the Administrative Agent and the Required Banks.

            (k) GOOD STANDING CERTIFICATES. The Administrative Agent shall have received a good standing certificate, dated not earlier than thirty days prior to the Effective Date, with respect to AMHC, Group, the Borrower and each of its Subsidiaries except for Centralife Annuities Service, Inc., from the Secretary of State or the Department of Insurance, as the case may be, of the State of Iowa.

            (l)   THE TRANSACTION.  (i)  On or prior to the Effective Date,

          (A) (I) AmerUs Financial Services, Inc. ("AFS") and Lartnec Investment Co. ("Lartnec") shall have contributed a substantial portion of their assets to their subsidiaries referred to in clause (D) below and
      (ii) AFS shall have merged with and into Lartnec;

          (B) Group shall have assumed certain of the obligations of Lartnec (including, without limitation, its obligations under the Non-Life Credit Facility);

          (C) Lartnec shall have merged with and into AmerUs Life, with AmerUs Life as the surviving corporation;

          (D) AmerUs Life shall have spun-off its non-life subsidiaries to Group after giving effect to which such subsidiaries shall be owned, directly or indirectly, by Group but shall not be subsidiaries of the Borrower;

          (E) Group shall have transferred to the Borrower 100% of the capital stock of AmerUs Life and the Borrower shall be the legal and beneficial owner of such stock free and clear of any lien or any adverse claim; and

          (F) concurrently with the incurrence of Loans hereunder on the Effective Date, the Borrower shall have (I) contributed a portion of the proceeds of same to the capital of AmerUs Life (such contribution, the "Contribution to Surplus") and (II) advanced a portion of the proceeds of the same to AmerUs Life in exchange for the Surplus Note, with the amount applied pursuant to (I) and (II) to equal $175,000,000 (the transactions described in clauses (A) through (F) above, collectively, the "Transaction").

          (ii) On or before the Effective Date, the Administrative Agent shall have received true and complete copies of each of the documents governing or evidencing all or a portion of the Transaction, and such documents shall be satisfactory in form and substance to the Administrative Agent and the Required Banks, and all terms and conditions of the Transaction shall be satisfactory to the Administrative Agent and the Required Banks and in compliance with all applicable laws and regulations.

          (m) NON-LIFE CREDIT FACILITY AMENDMENT. Lartnec, Group and the lenders under the Non-Life Credit Facility shall have entered into an amendment thereto permitting the Transaction (including, without limitation, Group's assumption of all of Lartnec's obligations with the Non-Life Credit Facility) and such amendment shall be in form and substance satisfactory to the Administrative Agent and the Required Banks.

          (n) FEES. The Borrower shall have paid all costs, fees and expenses, and all other compensation in respect of this Agreement and the transactions contemplated hereby, due to the Administrative Agent or the Banks (including, without limitation, legal fees and expenses of the Administrative Agent payable under Section 11.1), to the extent then due and payable.

          (o) IOWA REGULATIONS. The Administrative Agent shall have received true and complete copies of the final regulations under Section 521A.14 of the Iowa Insurance Code and the Administrative Agent and the Required Banks shall be satisfied with such regulations.

          Section 3.2. FURTHER CONDITIONS. The obligation of each Bank to make its Advance with respect to each Loan shall be subject to the following conditions precedent:

            (a) No Default or Event of Default shall have occurred and be continuing or shall occur by reason of the making of such Loan and the use of the proceeds thereof.

            (b) The representations and warranties contained in Article 4 of this Agreement or in the Loan Documents shall be, and the making of a request for a Loan hereunder shall be a representation by the Borrower to the Administrative Agent and the Banks that the same are, true and complete in all material respects as of the date of such Loan (after taking into account changes permitted by the Loan Documents), after giving effect to such Loan and the use of the proceeds thereof, with the same effect as though such representations and warranties had been made on and as of such date (unless any such representation or warranty is stated to relate to a specific earlier date, in which case such representation or warranty shall have been true and correct in all material respects as of such earlier date).

            (c) The Borrower shall have delivered to the Administrative Agent a Borrowing Request, duly completed and executed by a Responsible Officer of the Borrower, and a certificate signed by such officer with respect to the foregoing provisions of this Section 3.2. It shall be a condition precedent to the obligation of the Banks to make such Loan that the matters so certified are in fact true and complete as of the date of such certificate and as of the date of the Loan (provided that any representation or warranty contained therein stated to relate to a specific earlier date shall have been true and correct in all material respects as of such earlier date).

            (d) The Administrative Agent shall have received such additional information and materials as it has reasonably requested.

                              ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES

            In order to induce the Administrative Agent and the Banks to enter into this Agreement and make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and the Banks that:

            Section 4.1. CORPORATE EXISTENCE OF THE BORROWER AND ITS SUBSIDIARIES; AUTHORITY. Except to the extent not reasonably expected to have a Material Adverse Effect, each of the Borrower and its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has all necessary corporate power and authority necessary to entitle it to use its name, to own, lease or otherwise hold its properties and assets, to carry on its business as currently conducted and to perform its obligations, (c) is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, and (d) is in compliance with all Requirements of Law.

            Section 4.2. AUTHORITY; CONSENTS. (a) The Borrower has full corporate power and authority to execute, deliver and perform each of the Loan Documents to which it is a party and to borrow hereunder, and has taken all necessary corporate and other action (x) to authorize the borrowings hereunder on the terms and conditions of this Agreement and the Notes, (y) to authorize the execution, delivery and performance of each of the Loan Documents to which it is a party, and (z) to grant the Liens to be created pursuant to the Pledge Agreement to which it is a party.

            (b) Each Pledging Subsidiary has full corporate power and authority to execute, deliver and perform the Pledge Agreement to which it is a party and has taken all necessary corporate and other action to authorize the execution, delivery and performance of the Pledge Agreement to which it is a party and to grant the Liens to be created thereby.

            (c) Except as shall have been obtained and set forth on SCHEDULE 4.2, no consent or approval of any Person, no waiver of any Lien or right of distraint or other similar right, and no consent, license, approval, authorization or declaration of, filing with or other act by or in respect of any Governmental Authority, was, is or will be required in connection with the borrowings hereunder or the execution, delivery, performance, validity, enforceability, or priority of the Loan Documents (or any Lien created or granted thereunder) in accordance with their terms.

            (d) Each Life Insurance Subsidiary is able to lend up to the Borrower an amount up to one dollar ($1.00) less than 3% of the assets of such Life Insurance Subsidiary as set forth in the proviso in the definition of "Cash Flow" contained in Section 1.1. No consent, license, approval, authorization or declaration of, filing with or other act by or in respect of any Governmental Authority, was, is or will be required in connection with such loans.

            Section 4.3. NO LEGAL BAR. The execution, delivery and performance of the Loan Documents, the borrowings hereunder and the use of the proceeds thereof, and the granting and enforcement of the Liens pursuant to the Pledge Agreements in accordance with their respective terms, (a) will not violate, conflict with, result in a breach of, or create (with or without the giving of notice or lapse of time, or both) a default under, any Requirement of Law, including, without limitation, any state or federal insurance laws or regulations, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, the Securities Act, the Exchange Act, the 1940 Act, or any rule, regulation or order of any Governmental Authority or any Contractual Obligation of the Borrower or any Subsidiary of the Borrower, and (b) will not (with or without the giving of notice or lapse of time, or both) result in or require the creation or imposition of any Lien upon any of the Property owned by or used in connection with the business of the Borrower or any Subsidiary of the Borrower except for the Liens created and granted to the Administrative Agent for the benefit of the Administrative Agent and the Banks, pursuant to the Pledge Agreements.

            Section 4.4. DUE EXECUTION; BINDING EFFECT. This Agreement has been, and each of the other Loan Documents has been or, on or prior to the Effective Date, will be, duly executed and delivered by the Borrower, AMHC, Group or the Pledging Subsidiaries, as the case may be, and each such document constitutes, or upon such execution and delivery will constitute, the valid and legally binding obligation of the Borrower, AMHC, Group or such Pledging Subsidiary, as the case may be, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

            Section 4.5. STATUTORY STATEMENTS; FINANCIAL STATEMENTS. (a) The Borrower has delivered to the Administrative Agent complete and correct copies of: (i) the audited financial statements of American Mutual for the fiscal year ended December 31, 1995; (ii) the pro forma financial statements of the Borrower contained in the Form S-1 Registration Statement draft dated November 6, 1996;
(iii) the Annual Statement of American Mutual filed with the Insurance Department of the State of Iowa for the years ended December 31, 1994 and 1995, together with the exhibits and schedules thereto, the Statement of Actuarial Opinion, any affirmations and certifications filed therewith and any Management's Discussion and Analysis prepared in connection therewith; and (iv) the Quarterly Statement of American Mutual for the period ended March 31, 1996 and the Quarterly Statements of AmerUs Life for the periods ended June 30, 1996 and September 30, 1996, filed with the Insurance Department of the State of Iowa together with the exhibits and schedules thereto.

            (b) The financial statements of American Mutual for the period specified in Section 4.5(a)(i) have been examined by KPMG Peat Marwick, independent certified public accountants, who delivered an opinion in respect thereof, which opinion was not qualified as to the scope of the audit or the status of the Borrower as a going concern, and present fairly in all material respects the financial condition of American Mutual at such date, and its results of operations and cash flows for the period then ended. All such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements. The pro forma financial statements of the Borrower for the period specified in
Section 4.5(a)(ii) present fairly in all material respects the pro forma financial condition of the Borrower at the date of such financial statements and based upon the specified assumptions therein. The Statutory Statements of American Mutual for the periods specified in Section

4.5(a)(iii): (i) have been prepared in accordance with SAP (except as set forth in the notes, exhibits or schedules thereto); (ii) present fairly in all material respects, to the extent required and in conformity with SAP, the financial condition of American Mutual at their respective dates, and its results of operations, changes in capital and surplus, and cash flows for each of the periods then ended; (iii) were correct in all material respects when filed; and (iv) had no material omissions therefrom when filed. Neither the Borrower nor any of its Affiliates (including any predecessor thereof) has received written notice from the Iowa Commissioner of Insurance asserting any material deficiency with respect to the Statutory Statements of American Mutual nor, to the knowledge of the Borrower, has the Iowa Commissioner of Insurance threatened to assert any such material deficiency.

            (c) All books of account of the Borrower and its Subsidiaries fully and fairly disclose all of the material transactions, properties, assets, investments, liabilities and obligations of the Borrower and its Subsidiaries and all of such books of account are in the possession of the Borrower and its Subsidiaries and are true, correct and complete in all material respects.

            (d) The investments of American Mutual reflected in the Statutory Statements for the periods specified in Section 4.5(a)(iii) complied in all material respects, as of the dates of such statements, with the applicable requirements of the Iowa Department of Insurance and of the insurance regulatory authorities of any other applicable jurisdiction relating to investments in respect of which it may invest its funds.

            (e) The provisions made by American Mutual in its Statutory Statements for the periods specified in Section 4.5(a)(iii) for reserves, policy and contract claims and statutory liabilities complied in all material respects, as of the dates of such statements, with the applicable requirements of the Iowa Department of Insurance and of the insurance regulatory authorities of any other applicable jurisdiction, and have been computed in accordance with SAP.

            (f) Marketable securities and debt instruments with remaining maturities of 60 days or less reflected in the Statutory Statements of American Mutual for the periods specified in Section 4.5(a)(iii) are valued at cost, amortized cost or market value or as otherwise permitted by Applicable Laws as of the date of such statements.

            (g) As of the Effective Date, there are no liabilities of the Borrower or any of its Subsidiaries, fixed or contingent, which are material but are not reflected in the financial statements for American Mutual referred to in
Section 4.5(a)(i) or the Form S-1 referred to in Section 4.5(a)(ii), other than
(i) liabilities arising in the ordinary course of business since December 31, 1995 and (ii) the liabilities listed on SCHEDULE 4.5(g) hereto. No information, exhibit, or report furnished by the Borrower or its Subsidiaries to the Administrative Agent or any Bank in connection with the negotiation of this Agreement and the other Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances under which they were made, and at the time they were made, not materially misleading.

            Section 4.6. NO CHANGE. Since December 31, 1995, there has been no material adverse change in the business, operations, assets, properties, condition, financial or other, of the Borrower, AmerUs Life or of the Borrower and its Subsidiaries taken as a whole.

            Section 4.7. CAPITALIZATION; SUBSIDIARIES. As of the Effective Date, after giving effect to the transaction, the authorized capital stock of the Borrower consists of (i) 75,000,000 shares of Class A common stock, no par value per share, and 50,000,000 shares of Class B common stock, [no] par value per share, and, prior to the Offering, 14,500,000 shares of Class A Common Stock and 5,000,000 shares of Class B Common Stock are issued and outstanding and, in each case, owned by Group free and clear of Liens (other than Liens created pursuant to the Pledge Agreements) and after the Offering, approximately 17,375,000 shares of Class A Common Stock are issued and outstanding of which approximately 66.9% remain owned by Group free and clear of Liens and 5,000,000 shares of Class B Common Stock are issued and outstanding of which 100% remain owned by Group free and clear of all Liens. Set forth on SCHEDULE 4.7 is a complete and correct list, as of the Effective Date, of all of the Subsidiaries of the Borrower, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) the number of authorized and issued shares of each class of capital stock of such Subsidiary, (iii) each Person holding ownership interests in such Subsidiary and (iv) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed on
SCHEDULE 4.7, as of the Effective Date (a) each of the Borrower and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Pledge Agreements), and has the unencumbered right to vote, all outstanding ownership interests in each Subsidiary shown to be held by it on SCHEDULE 4.7,
(b) all of the issued and outstanding capital stock of each such Subsidiary that is organized as a corporation is validly issued, fully paid and nonassessable and (c) there are no outstanding Equity Rights with respect to such Subsidiary.

            Section 4.8. PATENTS, TRADEMARKS, INSURANCE LICENSES, ETC. (a) The Borrower and its Subsidiaries own or possess all patents, trademarks, trademark rights, trade names, trade name rights and copyrights and all franchises, permits and licenses (including the Insurance Licenses, as defined below) necessary to conduct their respective businesses, each of which is in full force and effect.

            (b) As of the Effective Date, SCHEDULE 4.8 sets forth a true, correct and complete list of: (a) each of the jurisdictions in which each Life Insurance Subsidiary is duly licensed and in good standing to write insurance (each, an "INSURANCE LICENSE"); (b) the lines of insurance that each Life Insurance Subsidiary is authorized to write in such jurisdictions (including a notation as to any restriction that may exist with respect to any of the Insurance Licenses); and (c) the dates of expiration of each of the Insurance Licenses. No event has occurred that, with or without notice or lapse of time or both, could reasonably be expected to result in the revocation or restriction of any of the Insurance Licenses, and none of the Life Insurance Subsidiaries is transacting any insurance or reinsurance business in any jurisdiction requiring a license or qualification therefor in which it does not possess such a license or qualification; in each case to the extent reasonably likely to have a Material Adverse Effect.

            Section 4.9. LITIGATION. There are no outstanding judgments, and no actions, investigations or proceedings of or before, and no complaints lodged with, any Governmental Authority are pending or, to the best knowledge of the Borrower, threatened, by or against or affecting the Borrower, any of its Subsidiaries, any of their Properties or revenues, except for (a) actions, investigations and proceedings in which the relief sought is the payment of money and the amounts involved do not exceed $500,000 individually or $2,000,000 in the aggregate and (b) as set forth on SCHEDULE 4.9 which may be amended from time to time in the future to reflect new actions, investigations or proceedings. No such outstanding judgments, actions, investigations or proceedings (whether or not in excess of $500,000 individually or $2,000,000 in the aggregate and whether or not set forth on Schedule 4.9), singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No such outstanding judgments, actions, investigations or proceedings relate to the Loan Documents or any of the transactions contemplated thereby.

            Section 4.10. NO DEFAULT; NO BREACH. (a) No Default or Event of Default has occurred and is continuing.

            (b) None of the execution and delivery by the Borrower of this Agreement and the Notes and the other Loan Documents, the consummation by the Borrower of the transactions herein and therein contemplated or compliance by the Borrower with the terms and provisions hereof and thereof, the execution and delivery by the Pledging Subsidiaries of the Pledge Agreements, the consummation by the Pledging Subsidiaries of the transactions therein contemplated or compliance by the Pledging Subsidiaries with the terms and provisions thereof, will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Borrower or any such Pledging Subsidiary, as the case may be, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which the Borrower or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such material agreement or instrument, or (except for the Liens created pursuant to the Pledge Agreements) result in the creation or imposition of any Lien upon any Property of the Borrower or any of its Subsidiaries pursuant to the terms of any such agreement or instrument, PROVIDED that the incurrence of Indebtedness and granting of Liens under the Loan Documents may be subject to the approval of the Department of Insurance of the State of Iowa, which approval has been obtained and remains in full force and effect.

            Section 4.11. TAXES. (a) The Borrower and its Subsidiaries have filed or have obtained valid extensions with respect to all material income and other material tax returns which are required to be filed and have paid, on or before the due dates thereof, all taxes shown to be due and payable on said returns or on any assessments made against them or their Property and all other material taxes, assessments, fees or other charges imposed on them or any of their Property by any Governmental Authority (other than (x) those not yet due and payable and (y) those contested in good faith and for which adequate reserves have been established), and there are no waivers or agreements for the extension of time for the assessment of any tax other than those not reasonably likely to have a Material Adverse Effect. No tax Liens have been filed and no claims are pending or, to the best knowledge of the Borrower, proposed or threatened with respect to any such taxes, fees or other charges for any fiscal period, which are reasonably likely to have a Material Adverse Effect.

            (b) Each Life Insurance Subsidiary qualifies as a "life insurance company" within the meaning of Section 816 of the Code, except for CLA Assurance Company.

            Section 4.12. USE OF LOANS. The Borrower is not engaged nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Loan will be used, directly or indirectly, for the purpose of purchasing or carrying, or for payment in full or in part of indebtedness which was incurred for the purpose of purchasing or carrying, any margin stock or for any purpose which violates, or would be inconsistent with, the provisions of the Regulations of such Board of Governors. If requested by the Administrative Agent, the Borrower will furnish to the Bank a statement in conformity with the requirements of Federal Reserve Form U1 referred to in said Regulation U to the foregoing effect.

            Section 4.13. ERISA. (a) The Borrower has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to any pension or other employee benefit plan which is subject to the provisions of ERISA (each a "Plan" and, collectively, the "Plans"). A list of all such Plans which are in effect on the Effective Date is contained in SCHEDULE 4.13. The Borrower has not incurred any liability, other than to make contributions in the ordinary course of business, to any such Plan or to the Pension Benefit Guaranty Corporation ("PBGC") and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code. The Borrower is not a participating employer in any Plan under which more than one employer makes contributions as described in Sections 4063 and 4064 of ERISA. The liabilities of any Plan for any year have not been disproportionately large compared to the liabilities of such Planfor the next preceding year. Except as listed on
Schedule 4.13, no litigation is pending or, to the best knowledge of the Borrower, threatened with respect to any such Plan.

            (b) For the purposes of this Agreement, all references to the Borrower in this Section 4.13, or in any other Section of this Agreement relating to ERISA, shall be deemed to refer to the Borrower and all other entities which are part of a controlled or affiliated group or under common control with the Borrower within the meaning of Sections 414(b), 414(c), 414(m), 414(o) and 415(h) of the Code and Section 4001(a)(2) of ERISA.

            Section 4.14. GOVERNMENTAL REGULATION. Neither the Borrower nor any Subsidiary of the Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the 1940 Act or the Interstate Commerce Act. The Borrower is not subject to any statute or regulation which prohibits or restricts the incurrence of Indebtedness under the Loan Documents or the granting of the Liens under the Pledge Agreements in accordance with the provisions thereof, including, without limitation, statutes or regulations relative to the underwriting or sale of insurance, common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services, PROVIDED that the incurrence of Indebtedness and granting of Liens under the Loan Documents may be subject to the approval of the Department of Insurance of the State of Iowa, which approval has been obtained and remains in full force and effect.

            Section 4.15. PLEDGE AGREEMENTS. (a) The provisions of the Pledge Agreements are effective to create and grant to the Administrative Agent, for the benefit of the Administrative Agent and the Banks, a legal, valid and enforceable security interest in all right, title and interest of the Borrower, Group (prior to the Collateral Release Date) and the Pledging Subsidiaries (if any) in the Collateral, and when the Administrative Agent has taken possession of all Pledged Securities pursuant to the Pledge Agreements, the Administrative Agent, for the benefit of itself and the Banks, will have a fully perfected first security interest in all right, title and interest of Group (prior to the Collateral Release Date), the Borrower or such Pledging Subsidiary, as the case may be, in such Collateral, superior in right to any other Liens, existing or future, which any Person may have against such Collateral, except for Liens accorded priority by rule of law or statute and except as expressly set forth in the Pledge Agreements.

            (b) The shares of stock pledged pursuant to the Borrower Pledge Agreement represent all of the issued and outstanding stock of each direct Subsidiary of the Borrower with respect to which any shares of stock are pledged, except for AmerUs Life. The shares of stock of AmerUs Life pledged by the Borrower represent at least 49% of the voting shares of AmerUs Life. The shares of stock of the Borrower pledged pursuant to the Group Pledge Agreement represent the maximum percentage of the voting shares available to be pledged to the Banks under Applicable Laws.

            Section 4.16. ENVIRONMENTAL MATTERS. The Borrower and its Subsidiaries have complied in all material respects with all applicable Environmental Laws and Regulations. There are no conditions or circumstances associated with the currently or, to the best knowledge of the Borrower, previously owned, or leased Properties or operations of the Borrower, any of its Subsidiaries or tenants thereof which may give rise to any Environmental Liabilities which are reasonably likely to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries (a) has received written notice or otherwise learned of any Environmental Proceeding which could reasonably be expected to have a Material Adverse Effect, (b) is, to the best knowledge of the Borrower, subject to any threatened Environmental Liability which could reasonably be expected to have a Material Adverse Effect or (c) is subject to any actual Environmental Liability which could reasonably be expected to have a Material Adverse Effect.

            Section 4.17. INSURANCE. The Borrower maintains insurance with financially sound and reputable insurance companies with respect to the respective properties and businesses of itself and its Subsidiaries and against at least such liabilities, casualties and contingencies and in at least such types and amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated.

            Section 4.18. REGULATORY FILINGS. Each of the Borrower and its Subsidiaries has filed or otherwise provided all material reports, data, registrations, filings, other information and applications required to be filed with or otherwise provided to Governmental Authorities with jurisdiction over the Borrower or any such Subsidiary, as the case may be, or any of its respective operations, and all required regulatory approvals in respect thereof are in full force and effect on the date hereof, except where the failure to file or the failure of such approvals to be in full force and effect could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. All such regulatory filings were in material compliance with applicable laws, rules and regulations when filed, and no material deficiencies have been asserted by any such Governmental Authority with respect to such regulatory filings that have not been satisfied.

            Section 4.19. INSURANCE BUSINESS. All insurance policies issued by the Life Insurance Subsidiaries are, to the extent required under Applicable Law, on forms approved by the insurance regulatory authorities of the jurisdiction where issued or have been filed with and not objected to by such authorities within the period provided for objection, except for those forms with respect to which a failure to obtain such approval or make such a filing without it being objected to, could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            Section 4.20. REINSURANCE. As of the Effective Date, the reinsurance agreements described in SCHEDULE 4.20 are the only contracts regarding reinsurance, coinsurance, excess insurance, ceding of insurance, assumption of insurance or indemnification with respect to insurance ("Reinsurance") to which any Life Insurance Subsidiary is a party.

            Section 4.21.  RESERVES AND LIABILITIES.  Except as set forth in
SCHEDULE 4.21, all reserves and other liabilities reflected on the Annual Statement of American Mutual for the year ended December 31, 1995 and the Quarterly Statement of AmerUs Life for the quarter ended September 30, 1996 were determined in accordance with commonly accepted actuarial standards, were fairly stated in accordance with sound actuarial principles, were based on actuarial assumptions that were in accordance with or more conservative than those called for in relevant policy and contract provisions and met the requirements of the Iowa Insurance Law. AmerUs Life owns assets invested pursuant to Section 511.8 of the Iowa Insurance Code equivalent to its legal reserve as defined therein, and maintains local deposits sufficient to comply in all material respects with applicable state insurance laws in each jurisdiction from which more than one percent of its revenues are derived.

            Section 4.22. EXISTING INDEBTEDNESS AND LIENS. (a) Schedule 4.22(a) sets forth a complete and correct list, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, securities purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness for Money Borrowed or any extension of credit (or commitment for any extension of credit) to, or Guaranty by, the Borrower or any of its Subsidiaries the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $2,500,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Schedule 4.22(a).

            (b) Schedule 4.22(b) sets forth a complete and correct list, as of the date of this Agreement, of each Lien securing Indebtedness of any Person the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $2,500,000 and covering any Property of the Borrower or any of its Subsidiaries, and the aggregate Indebtedness secured (or which may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Schedule 4.22(b).

            Section 4.23. ACCURACY OF INFORMATION, REPRESENTATIONS AND Warranties. Neither the representations or warranties of AMHC, Group or the Borrower made in this Agreement or any of the other Loan Documents, nor any certificate, opinion, or any other statement made or furnished to the Administrative Agent or any Bank from time to time by or on behalf of AMHC or any of its Subsidiaries in connection with the Loan Documents, the Transaction or the other transactions contemplated hereby, contains or will contain (as of the date delivered or made) any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements contained therein or herein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Borrower or any of its Subsidiaries (excluding general economic conditions and conditions affecting generally the insurance industry or any other business in which the Borrower or any of its Subsidiaries is engaged as of the Effective Date) which has, or could in the foreseeable future reasonably be expected to have, a Material Adverse Effect, which fact has not been set forth herein or in any certificate, opinion, or other statement made or furnished to the Administrative Agent.

                               ARTICLE V

                     DELIVERY OF FINANCIAL REPORTS,
                   DOCUMENTS AND OTHER INFORMATION

            So long as any Loan is outstanding or any Commitments exist, and until payment in full after the Revolving Credit Termination Date of all amounts payable by the Borrower hereunder, the Borrower shall deliver to the Administrative Agent and each Bank:

            Section 5.1. ANNUAL STATEMENTS. Annually, as soon as available and in any event (a) within 90 days after the close of each fiscal year of AmerUs Life, the Annual Statement of AmerUs Life as filed with the Insurance Department of the State of Iowa for such fiscal year, together with a certificate of a Senior Financial Officer of AmerUs Life stating that such Annual Statement presents the financial condition and results of operations of AmerUs Life in accordance with SAP, consistently applied, (b) within 90 days after the close of each fiscal year of each other Life Insurance Subsidiary, the Annual Statement of such Life Insurance Subsidiary as filed with the Insurance Department in the state of domicile of such Life Insurance Subsidiary for such fiscal year, together with a certificate of a Senior Financial Officer of such Life Insurance Subsidiary stating that such Annual Report presents the financial condition and results of operations of such Life Insurance Subsidiary in accordance with SAP, consistently applied, (c) within 120 days after the close of each fiscal year of AmerUs Life, the report of a firm of independent public accountants of nationally recognized standing, which accountants shall have examined the Annual Statements referred to in clauses (a) and (b) above and which report shall not be qualified as to the scope of the audit or the status of AmerUs Life or any such other Life Insurance Subsidiary as a going concern, and (d) within 90 days after the close of each fiscal year of each other Life Insurance Subsidiary (but only to the extent it is a Material Life Insurance Subsidiary), a written review of and favorable opinion on the methodology and assumptions used to calculate the loss reserves of such Material Life Insurance Subsidiary at the end of such fiscal year (as shown on the Annual Statement of such Life Insurance Subsidiary, prepared in accordance with SAP) and, based on the application of the methodology and assumptions to the information provided to such firm, the conclusions contained therein,in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks, by the appointed actuary of such Material Life Insurance Subsidiary.

            Section 5.2. QUARTERLY STATEMENTS. Promptly after filing with the Applicable Insurance Regulatory Authority and in any event within 60 days after the end of each of the first three quarterly fiscal periods of each fiscal year of each Life Insurance Subsidiary (including AmerUs Life), (i) the Quarterly Statement of such Life Insurance Subsidiary for such quarterly fiscal period, together with the opinion thereon of a Senior Financial Officer of such Life Insurance Subsidiary stating that such Statutory Statement presents fairly, in all material respects, the financial condition of such Life Insurance Subsidiary for such quarterly fiscal period in accordance with SAP, and (ii) a certificate of the chief actuary of such Life Insurance Subsidiary, affirming the adequacy of reserves taken by such Life Insurance Subsidiary in respect of future policyholder benefits as at the end of such quarterly fiscal period (as shown on such Quarterly Statement).

            Section 5.3. FINANCIAL STATEMENTS INFORMATION, ETC. The Borrower shall deliver to each of the Banks:

            (a) as soon as available and in any event within 60 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Borrower, consolidated and consolidating statements of operations and cash flows of the Borrower and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a Senior Financial Officer of the Borrower, which certificate shall state that said consolidated and consolidating financial statements present fairly, in all material respects, the consolidated and consolidating financial position of the Borrower and its Subsidiaries and the results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments);

            (b) as soon as available and in any event within 95 days after the end of each fiscal year of the Borrower, consolidated and consolidating statements of operations and cash flows of the Borrower and its Subsidiaries for such fiscal year and the related consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year, and accompanied by an opinion thereon of KPMG Peat Marwick (or other independent certified public accountants of recognized national standing), which opinion shall state that said consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries and the results of operations and cash flows of the Borrower and its Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in the course of their regular audit of the business of the Borrower and its Subsidiaries, they obtained no knowledge, except as specifically stated, of any Default (insofar as they relate to accounting or financial matters);

            (c) promptly after any Life Insurance Subsidiary receives the results of a triennial examination by the NAIC of the financial condition and operations of such Life Insurance Subsidiary, a copy thereof;

            (d) promptly following the release by the Borrower or any of its Subsidiaries to the press of any material statement or other material written communication, a copy thereof; and

            (e) as soon as available and in any event within 60 days after the end of each fiscal year of the Borrower, with respect to all Reinsurance Agreements and Retrocession Agreements entered into by one or more Life Insurance Subsidiaries during such fiscal year, (i) a list of the Persons party to such agreements other than the Life Insurance Subsidiaries and
      (ii) for each such Person, the rating by A.M. Best most recently published on or prior to the last day of such fiscal year (if so rated).

            Section 5.4. COMPLIANCE CERTIFICATE. At the same time that the Borrower delivers the financial statements required under the provisions of
Section 5.3 and the Statutory Statements required under the provisions of Sections 5.1 and 5.2, a certificate (each, a "COMPLIANCE CERTIFICATE") signed by a Senior Financial Officer of the Borrower to the effect that, except as otherwise may be set forth in such certificate, to the best of his knowledge after due inquiry, no Default or Event of Default hereunder has occurred and specifying in reasonable detail the exceptions, if any, to such statement. Such certificate shall be accompanied by a detailed calculation indicating compliance with the covenants contained in Section 6.7 as applicable to the respective GAAP or SAP statements.

            Section 5.5. ADDITIONAL AUDIT INFORMATION. Promptly upon receipt thereof, copies of all other reports, including management letters, submitted to the Borrower by its independent public accountants in connection with any annual, interim or special audit of the books of the Borrower made by such accountants.

            Section 5.6. OTHER DOCUMENTS; OTHER INFORMATION. Promptly upon their becoming available, copies of (a) financial statements, reports and notices delivered by or on behalf of the Borrower to any other lending institutions, (b) material non-routine correspondence or official notices received by the Borrower or any of its Subsidiaries from, and material non-routine reports filed with, any Governmental Authority or self-regulatory organization that regulates the operations of the Borrower or any of its Subsidiaries, (c) any regular, periodic or special reports, filed by the Borrower or any of its Subsidiaries with the SEC, the NASD or other entity succeeding any or all of the functions of the SEC or the NASD and copies of all news releases sent to financial analysts, (d) any material, non-routine reports filed by the Borrower or any of its Subsidiaries with any Governmental Authority (other than those referred to in clause (c) above), (e) each annual report which is filed with respect to each Plan with the IRS, the Secretary of Labor or the PBGC, (f) all material non-routine correspondence with the PBGC, the Secretary of Labor or any representative of the IRS with respect to any Plan, (g) all reports received by the Borrower or any of its Subsidiaries from its actuary with respect to any Plan, and (h) promptly after a written request therefor, such other financial data or information regarding the financial condition or performance of the Borrower and its Subsidiaries or evidencing compliance with the requirements of the Loan Documents, as the Administrative Agent or any Bank may reasonably request from time to time.

            Section 5.7. NOTICES. Promptly after management of the Borrower or any of its Subsidiaries becomes aware of any of the following, notice of:

            (a)   The occurrence of any Default or Event of Default hereunder;

            (b) (i) Any violation in any material respect of the certificate of incorporation of the Borrower; (ii) any litigation, claim, investigation or proceeding relating to marketing practices or alleging fraud brought by any insurance regulatory body, the SEC, the NASD or any other Person against any entity or any natural person engaged in the distribution of variable annuity products on behalf of the Borrower or any Subsidiary of the Borrower, including, without limitation, the Borrower and any Subsidiary of the Borrower, if such litigation, claim, investigation or proceeding alleges damages in excess of $1,000,000 or seeks the revocation of material licenses; (iii) any litigation, claim, investigation or proceeding which may exist at any time involving the Borrower (or any of its Subsidiaries) and any Governmental Authority, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, any notice pursuant to clause (ii) or (iii) to be accompanied by a copy of any citation, summons, subpoena, order to show cause or other order received by the Borrower or such entity or natural person in connection with any such litigation, claim, proceeding, or investigation;

            (c)   Any Environmental Proceeding;

            (d) Any (i) refusal or ultimate failure by the Insurance Department of the State of Iowa or the insurance regulatory authority of any other jurisdiction in which any Life Insurance Subsidiary obtains more than 5% of its gross revenues, to renew or extend any Insurance License (other than any such License with respect to which any such failure to renew or extend, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect); or (ii) proposed or actual abandonment, revocation, termination or material modification (whether favorable or adverse) of any Insurance License; or (iii) material dispute or other action with respect to any Insurance License (including, without limitation, the imposition of any fines or penalties or forfeitures); or
      (iv) denial or threatened denial by a Governmental Authority of any other material authorization required by law in respect of the Borrower or any of its Subsidiaries; or (v) written threats of or notices with respect to any of the foregoing or with respect to any proceeding or hearing which could reasonably be expected to result in the occurrence of any of the foregoing;

            (e) Any notice given to the Borrower by any Person or any other action taken by any person with respect to a claimed default or event or condition of the type referred to in Section 8.4;

            (f) The occurrence or expected occurrence of any (i) "reportable event" as such term is defined in Section 4043 of ERISA, or "prohibited transaction" as such term is defined in Section 4975 of the Code, in connection with any Plan or any trust created thereunder; or (ii) the institution of proceedings or the taking or expected taking of any other action by the PBGC or any Borrower or the administrator of any Plan to terminate, withdraw or partially withdraw from such Plan, together with copies of any notices delivered by the Borrower to the PBGC or IRS, or received by the Borrower from the PBGC or IRS with respect to any of the foregoing;

            (g) Any change in the business, operations, prospects, Property or condition, financial or otherwise, of the Borrower or any of its Subsidiaries that has or could reasonably be expected to have a Material Adverse Effect; and

            (h) In addition to the requirements of Sections 5.1 and 5.2 above, as promptly as reasonably practicable following the reasonable request of the Required Banks, a copy of the most recent certificate of evaluation from the Insurance Department of the State of Iowa; PROVIDED, HOWEVER, that if an Event of Default shall occur and be continuing, the Required Banks may request that a report be prepared by an independent actuarial consulting firm reasonably acceptable to the Required Banks reviewing the adequacy of loss reserves of each Material Life Insurance Subsidiary, which firm shall (i) be provided access to or copies of all reserve analyses and valuations relating to the insurance business of such Material Life Insurance Subsidiary in the possession of or available to the Borrower and (ii) agree to keep such material confidential in accordance with terms and conditions reasonably satisfactory to the Borrower.

            Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer of the Borrower providing such notice setting forth the details of the occurrence referred to therein and stating what action the Borrower has taken, is taking and proposes to take with respect thereto.
For all purposes of subsection (f) of this Section 5.7, the Borrower shall be deemed to have all knowledge of all facts attributable to the administrator of such Plan.

                              ARTICLE VI

                        AFFIRMATIVE COVENANTS

            The Borrower covenants and agrees that so long as any Loan is outstanding or any Commitments exist, and until payment in full, after the Revolving Credit Termination Date, of all amounts payable by the Borrower hereunder:

            Section 6.1. MAINTENANCE OF BOOKS. The Borrower shall keep, and shall cause each of its Subsidiaries to keep, proper books of record and account in a manner reasonably satisfactory to the Banks in which full, true and correct entries in accordance with SAP or GAAP, as appropriate, consistently applied, and all Requirements of Law shall be made of all dealings or transactions in relation to its business and activities.

            Section 6.2. INSPECTION. The Borrower shall permit representatives of each Bank to visit and inspect any of its Properties and to make, or cause to be made, at the Borrower's expense, inspections and audits of any books, records and papers of the Borrower and each of its Subsidiaries and to make extracts therefrom and copies thereof all at such reasonable times and as often as such Bank may reasonably require, and to discuss the business, operations, Properties and financial and other condition of the Borrower and each of its Subsidiaries with officers and employees of the Borrower and with its independent public accountants.

            Section 6.3. MAINTENANCE OF EXISTENCE; CONDUCT OF BUSINESS; COMPLIANCE. The Borrower shall do or cause to be done, and shall cause each of its Subsidiaries to do or cause to be done, all things necessary and appropriate to preserve and keep in full force and effect its existence and all franchises, rights and privileges necessary for the lawful and orderly conduct of its business, including, without limitation, each Insurance License and each necessary registration or filing with the SEC and the NASD (other than any such Insurance Licenses, registrations or filings the termination, ineffectiveness or invalidity of which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect), continue to engage in the type of business in which it is engaged on the Effective Date, and comply with all Contractual Obligations and Requirements of Law (other than such noncompliance which could not reasonably be expected to have a Material Adverse Effect).

            Section 6.4. AMENDMENTS TO ORGANIZATIONAL DOCUMENTS. Subject to the prohibitions set forth in Section 7.5, the Borrower shall promptly deliver to the Administrative Agent copies of any amendments or modifications to its certificate of incorporation, as certified by the Secretary of State of the State of Iowa or to its by-laws, as certified by its Secretary or Assistant Secretary.

            Section 6.5. PAYMENT OF OBLIGATIONS. The Borrower shall pay and discharge, and shall cause each of its Subsidiaries to pay and discharge, all of its obligations and liabilities, including, without limitation, all taxes, assessments and governmental charges upon its income and Properties, when due, unless and to the extent only (i) that such obligations, liabilities, taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and, to the extent required by SAP or GAAP, as appropriate, then in effect, adequate reserves relating thereto are established on the books of the Borrower or (ii) the failure to pay and discharge, individually or in the aggregate, such obligations, liabilities, taxes, assessments and governmental charges could not reasonably be expected to have any Material Adverse Effect.

            Section 6.6. INSURANCE. The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies insurance on all its Property, in at least such amounts and against at least such risks as are customarily insured against by similar businesses.

            Section 6.7.   FINANCIAL RATIOS.  The Borrower shall:

            (a) CONSOLIDATED NET WORTH; ADJUSTED CAPITAL AND SURPLUS. (i) Not permit Consolidated Net Worth of the Borrower to be less than (i) at any time prior to the Collateral Release Date, $400,000,000, and (ii) at any time after the Collateral Release Date, $425,000,000.

            (ii) Not permit Adjusted Capital and Surplus of AmerUs Life to be less than (i) $300,000,000 at any time during 1996 and 1997 and (ii) $325,000,000 at any time thereafter.

            (b) RISK-BASED CAPITAL. Not permit, at any time, the Risk-Based Capital of any Material Life Insurance Subsidiary to fall below 150% of the Company Action Level or 300% of the Authorized Control Level. This ratio shall be measured as of the end of each calendar quarter for the four calendar quarters then ended.

            (c)   CASH FLOW TO FIXED CHARGES.  Not permit the ratio of Cash
      Flow to Fixed Charges of the Borrower to be less than (i) for the fiscal quarter ending March 31, 1997, 1.2:1.0 (or, if all or a portion of the Offering has been consummated, 1.5:1.0), (ii) for the period of two consecutive fiscal quarters ending June 30, 1997, 1.2:1.0 (or, if all or a portion of the Offering has been consummated, 1.5:1.0), (iii) for the period of three consecutive fiscal quarters ending September 30, 1997, 1.2:1.0 (or, if all or a portion of the Offering has been consummated, 1.5:1.0), (iv) for the period of four consecutive fiscal quarters ending December 31, 1997, 1.2:1.0 (or, if all or any portion of the Offering has been consummated, 1.5:1.0) and (v) for each period of four consecutive fiscal quarters ending after December 31, 1997, 1.3:1.0 (or, if all or any portion of the Offering has been consummated, 1.5:1.0).

            (d) LEVERAGE RATIO. Not permit the Leverage Ratio of the Borrower to exceed .35:1.00 at any time.

            Section 6.8. REINSURANCE. The Borrower will ensure that, with respect to all reinsurance ceded by a Life Insurance Subsidiary, such Life Insurance Subsidiary will (i) comply with all requirements of its Applicable Insurance Regulatory Authority and (ii) not engage in any material bulk reinsurance transaction without the prior written approval of the Required Banks.

            Section 6.9. RATINGS. The Borrower will cause AmerUs Life to maintain at all times a rating by A.M. Best of "A-" or better; provided, that, no Default or Event of Default shall occur pursuant to this Section 6.9 until the earlier to occur of AmerUs Life's rating by A.M. Best falling below "B++" or 12 months after AmerUs Life's rating by A.M. Best falling below "A-."

            Section 6.10. ENVIRONMENTAL COMPLIANCE. The Borrower will operate, and will cause each of its Subsidiaries to operate, all Property owned or leased by it in such a manner that no Environmental Liability shall arise or continue to exist under any

Environmental Law or Regulation which could reasonably be expected to have a Material Adverse Effect.

            Section 6.11. DIVIDEND PAYMENTS TO REPAY LOANS. On and after the Effective Date, the Borrower shall (a) use commercially reasonable efforts to cause its Subsidiaries from time to time to pay cash dividends or make other distributions or payments in cash (directly or, through other Subsidiaries of the Borrower, indirectly) to the Borrower in amounts that, taken together, are sufficient to permit the Borrower to pay all principal of and interest on the Loans and all other amounts payable hereunder as the same shall become due and payable (whether at stated maturity, by mandatory prepayment, by acceleration or otherwise), (b) cause each Life Insurance Subsidiary and each other regulated Subsidiary to request, on a timely basis, regulatory approval to the extent necessary for such Life Insurance Subsidiary or other Subsidiary to pay such dividends or make such distributions or payments and (c) notify the Banks promptly of the failure to obtain such regulatory approval.

            Section 6.12. ADDITIONAL SECURITY; FURTHER ASSURANCES. (a) In the event that at any time the Borrower is permitted by Applicable Laws to grant a security interest, as provided in this sentence, in equity or debt securities issued by any direct Subsidiary, (other than the trust formed in connection with the Preferred Offering) of the Borrower other than those issued by AmerUs Life or if the Borrower has any direct Subsidiaries, (other than the trust formed in connection with the Preferred Offering) which are permitted by Applicable Laws to grant a security interest as provided in this sentence, the Borrower shall so inform the Administrative Agent and the Banks, and, at the request of the Administrative Agent or the Required Banks, the Borrower shall, or shall cause each such Subsidiary to, grant to the Administrative Agent a security interest in all capital stock, other equity interests and surplus notes issued by any Subsidiary and owned by it and in which it is permitted by Applicable Law to grant a security interest. In addition, if at any time the Borrower is permitted by applicable law to pledge more than the percentage of the voting stock of AmerUs Life pledged as of the Effective Date, the Borrower shall grant to the Administrative Agent a security interest in such assets to the maximum extent permitted by applicable law. All such security interests created pursuant to this Section
6.12 shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected security interests superior to and prior to the rights of all third Persons and subject to no other Liens. The additional security documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the liens in favor of the Administrative Agent required to be granted pursuant to such additional security documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full by the Borrower.

            (b) The Borrower will, and will cause each of its Pledging Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the collateral covered by any of the Pledge Agreements as the Administrative Agent may reasonably require. Furthermore, the Borrower shall cause to be delivered to the Administrative Agent such opinions of counsel and other related documents as may be reasonably requested by the Administrative Agent to assure itself that this Section 6.12 has been complied with.

                              ARTICLE VII

                           NEGATIVE COVENANTS

            So long as any Loan is outstanding or any Commitments exist, and until payment in full, after the Revolving Credit Termination Date, of all amounts payable by the Borrower hereunder, the Borrower covenants and agrees that the Borrower will not do, agree to do, or permit to be done, and will cause each of its Subsidiaries not to do, not to agree to do and not permit to be done, any of the following:

            Section 7.1. INDEBTEDNESS FOR MONEY BORROWED. Create, incur, assume, permit to exist or have outstanding any Indebtedness for Money Borrowed, except:

            (a) Indebtedness of the Borrower to the Administrative Agent and the Banks under this Agreement and the Notes;

            (b) Indebtedness for Money Borrowed secured by Liens permitted under Section 7.2(d) and any extensions thereof;

            (c) Indebtedness for Money Borrowed (i) of any wholly-owned Subsidiary to the Borrower or any other wholly-owned Subsidiary or (ii) of the Borrower to any wholly-owned Subsidiary of the Borrower, in each case to the extent such Indebtedness is not otherwise prohibited or restricted by any other Section of this Agreement;

            (d) Indebtedness for Money Borrowed of a Person, other than a trust formed in connection with the Preferred Offering, which becomes a Subsidiary after the date hereof; PROVIDED that (i) such Indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation thereof, (ii) immediately after giving effect to the acquisition of such Person by the

      Borrower no Default or Event of Default shall have occurred and be continuing, and (iii) the Borrower shall not become liable therefor;

            (e) Indebtedness of AmerUs Life owing to the Federal Home Loan Bank (the "FHLB") under a liquidity facility provided by the FHLB, and Indebtedness of AmerUs Life consisting of Federal Home Loan Bank Community Investment Long-Term Advances, so long as the aggregate outstanding principal amount of Indebtedness under this clause (e) does not exceed $50,000,000 at any time after the application of the proceeds of the Loans;

            (f) Indebtedness of AmerUs Life owing to the Borrower under the Surplus Note, so long as (i) the aggregate outstanding principal amount under such Surplus Note does not exceed $100,000,000 at any time and (ii) the Surplus Note is pledged to the Banks pursuant to the Borrower Pledge Agreement;

            (g) Indebtedness of AmerUs Life consisting of letter of credit reimbursement obligations relating to IDR Bonds outstanding as of the Effective Date and having a principal amount not in excess of $8,730,000;

            (h) Indebtedness of AmerUs Life consisting of Guaranties of other Indebtedness outstanding as of the Effective Date and having an aggregate principal amount not in excess of $10,000,000;

            (i) Indebtedness of the Borrower and the trust formed in connection with the Preferred Offering under the Permitted Junior Debt Securities, the Preferred Offering and the Guaranty provided in connection therewith, when and if issued so long as, prior to the Collateral Release Date, the aggregate principal amount of such Permitted Junior Debt Securities shall not exceed $100,000,000;

            (j) Indebtedness of the Borrower under letters of credit issued in the ordinary course of business so long as the aggregate stated amount of all such letters of credit at no time exceeds $25,000,000;

            (k) Indebtedness of the Borrower or any of its Subsidiaries pursuant to Interest Rate Agreements;

            (l) AmerUs Life's obligations with respect to the Indebtedness with respect to the Non-Life Credit Facility to the extent secured by a Lien on assets of AmerUs Life permitted under Section 7.2(i);

            (m) Indebtedness in respect of Capital Leases in an aggregate amount (for the Borrower and its Subsidiaries) not to exceed $10,000,000 at any time outstanding;

            (n) Indebtedness of AmerUs Life under the Support Agreement between AmerUs Life and Mortgage, Inc., AmerUs Group, Inc. and Cooper River Funding, Inc. to cause AmerUs Mortgage, Inc. to maintain a Consolidated Tangible Net Worth of at least $9,000,000 and to enable the Company to pay its debts and obligations as they become due; and

            (o) other Indebtedness for Money Borrowed of the Borrower not to exceed $25,000,000 in aggregate outstanding principal amount at any time.

            Section 7.2. LIENS. Create, incur, assume or permit to exist, any Lien upon any of its Property, whether now owned or hereafter acquired, except:

            (a) Liens in favor of the Administrative Agent and the Banks created and granted pursuant to the Pledge Agreements;

            (b) Liens imposed by or in favor of any Governmental Authority for taxes, assessments or other charges which are not yet due or which are being contested in good faith and by appropriate proceedings and for which adequate reserves with respect thereto shall have been established on the books of the Borrower or its respective Subsidiary as required in accordance with SAP or GAAP, as the case may be;

            (c) (i) Pledges or deposits to secure the Borrower's or such Subsidiary's obligations under worker's compensation laws, unemployment insurance laws or similar legislation; (ii) deposits to secure the performance of bids, tenders, contracts (other than for borrowed money) or leases to which the Borrower or such Subsidiary is a party; (iii) deposits as required by any Governmental Authority to enable the Borrower or such Subsidiary to transact business; (iv) deposits to secure public or statutory obligations of the Borrower or such Subsidiary; (v) materialmen's, mechanics', carriers', repairmen's or other like Liens, or deposits to obtain the release of such Liens, in an aggregate amount not exceeding $250,000 at any one time and outstanding no longer than 30 days; and (vi) deposits to secure surety or appeal bonds on which the Borrower or such Subsidiary is the obligor; as to all of the foregoing, however, only to the extent arising and continuing in the ordinary course of business; and provided, however, that none of the above shall be deemed to except from the prohibition of this Section 7.2 any Liens or deposits that might arise under ERISA in favor of the PBGC or any other Person;

            (d) Purchase money mortgages or security interests, conditional sale arrangements and other similar security interests, on equipment and motor vehicles acquired by the Borrower or such Subsidiary (hereinafter referred to individually as a "PURCHASE MONEY SECURITY INTEREST"); PROVIDED, HOWEVER, that:

                  (i) the transaction in which any Purchase Money Security Interest is proposed to be created is not then prohibited by any other Section of this Agreement;

                 (ii) any Purchase Money Security Interest shall attach only to the property or asset acquired in such transaction and shall not extend to or cover any other assets or properties of the Borrower;

                (iii) the Indebtedness secured or covered by any Purchase Money Security Interest shall not exceed the lesser of the cost or fair market value of the property or asset acquired and shall not be prepaid from the proceeds of any borrowing by the Borrower or such Subsidiary; and

                 (iv) the aggregate outstanding amount of all Indebtedness of the Borrower and all of its Subsidiaries secured by Purchase Money Security Interests shall not at any time exceed an amount equal to $10,000,000;

            (e) Easements, rights-of-way, restrictions and other similar encumbrances affecting real Property incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Borrower;

            (f)   Landlords' Liens for rental not yet due and payable;

            (g) Liens described on SCHEDULE 7.2 or any extensions or replacements thereof as long as the assets subject to such Liens do not change and the obligations secured by such Liens are not increased;

            (h) Liens on the property or assets of a Person which becomes a Subsidiary after the date hereof securing Indebtedness permitted by subsection 7.1(e), provided that (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any additional property or assets of such corporation, or any property of the Borrower or any other Subsidiary, after the time such corporation becomes a Subsidiary, and (iii) the amount of Indebtedness secured thereby is not increased;

            (i) Liens on marketable securities of AmerUs Life securing the Non-Life Credit Facility;

            (j)   Trustee's Lien for fees pursuant to the Preferred Offering;

            (k) Liens on marketable securities securing the Indebtedness permitted under Section 7.1(e); and

            (l) Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to the Borrower and all Subsidiaries) $5,000,000 in aggregate amount at any time outstanding.

            Section 7.3. MERGERS, ACQUISITIONS, ETC. Enter into any transaction of merger, consolidation or amalgamation with any Person, except that:

            (a) Any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly-owned Subsidiaries of the Borrower (provided that the wholly-owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation); and

            (b) Any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of, at no more than market value and on terms and subject to conditions no less favorable than those available from unaffiliated Persons, any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly owned Subsidiary of the Borrower.

            Section 7.4.   DIVIDENDS, REDEMPTIONS, DISTRIBUTIONS, ETC.
Except in the case of any Subsidiary wholly owned by the Borrower, (including but not limited to the trust to be formed in connection with the Preferred Offering and the dividends paid on the Preferred Stock with respect thereto) declare or pay any dividends payable in cash or other Property or apply any of its Property to the purchase, redemption or other retirement of, or set apart any sum for the payment of any dividends on or for the purchase, redemption, retirement or other acquisition of, or make any other distribution by reduction of capital or otherwise in respect of, any shares of its capital stock, or of any warrants, options or other rights to acquire the same, now or hereafter outstanding; PROVIDED that for any fiscal year (commencing with fiscal year 1997) following the consummation of all or part of the Offering by the Borrower, the Borrower may declare and pay dividends in an amount not to exceed 4% of the Consolidated Net Worth of the Borrower as of the last day of the previous fiscal year.

            Section 7.5. CHANGES. Change its name or the address of its chief executive offices without giving at least 10 Business Days' prior notice thereof to the Administrative Agent, make any material change in its business, or in the nature of its operations, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or, except in the ordinary course of its business, convey, sell, assign, lease or otherwise dispose of, voluntarily or involuntarily, in one transaction or a series of transactions, all or (except for dispositions of obsolete or worn out Property) any material part of its business, property or assets, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests); PROVIDED that (a) the Transaction shall be permitted and (b) any Disposition permitted by
Section 7.3(b) or 7.10 shall be permitted.

            Section 7.6.   FISCAL YEAR.  Change its fiscal year.

            Section 7.7. LIABILITY TO PBGC, IRS. Be or become obligated to, or allow or suffer to exist any event or condition which presents a material risk of the Borrower or such Subsidiary being or becoming obligated to, the PBGC in any material amount.

            Section 7.8. TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into any transaction with or for the benefit of, or make any payment to (including, without limitation, on account of any management fees, administrative fees, service fees, home office charges, consulting fees or technical service charges), or otherwise deal with, in the ordinary course of business, or otherwise, any Affiliate; provided, however, that (a) the Borrower or any such Subsidiary may enter into transactions with its Affiliates on economic terms no less favorable to the Borrower or such Subsidiary, as the case may be, than the Borrower or such Subsidiary would obtain in a comparable arm's length transaction with a Person which is not an Affiliate (as determined by the Borrower in good faith) PROVIDED, HOWEVER, that (i) in no event may the aggregate amount of investments, advances and loans (determined on a cost basis, exclusive of retained earnings, write-offs and write-downs) pursuant to contracts or other arrangements entered into by the Borrower and its Subsidiaries after the Effective Date in or to Group or Subsidiaries of Group other than the Borrower and its Subsidiaries exceed $20,000,000 at any one time, (ii) AmerUs Life may make investments, advances and/or loans in or to AMAL Corporation, in an aggregate amount not to exceed $50,000,000 so long as AmerUs Life retains the ability to elect at least 50% of the board of directors of AMAL Corporation and (iii) on and after December 31, 1997, the aggregate amount of outstanding investments in Affiliates and guaranties of obligations of Affiliates (whether or not entered into on an arm's length basis, but excluding the transactions referred to in clauses
(ii) above and (iv), (v), (vi), (vii) and (c) below and the AVLIC Guaranties) shall not exceed $75,000,000, and (iv) the Borrower may make payments or loans pursuant to the guaranty provided in connection with the Preferred Offering or the Support Agreement referenced in Section 7.1(n), and the Borrower and its Subsidiaries may lend or borrow such amounts as are contemplated in connection with the Preferred Offering and the Permitted
Junior Debt Securities (v) each of the Borrower and AmerUs Life may make any investments, advances and loans to, enter into contracts with and guaranty the obligations of, its respective wholly-owned Subsidiaries, (vi) AmerUs
Life may pay dividends and make investments, advances and loans to the Borrower, and (vii) the wholly-owned Subsidiaries of AmerUs Life may pay dividends and make investments, advances and loans to AmerUs Life; (b) to the extent such Indebtedness is used to pay principal and/or interest on other Indebtedness of the Borrower permitted hereunder, the Borrower may incur Indebtedness pursuant to Section 7.1(c)(ii); (c) transactions contemplated by Sections 7.1(l) and 7.2(i) shall be permitted; and (d) that the Life Insurance Subsidiaries may enter into reinsurance transactions with one another.

            Section 7.9. CAPITAL EXPENDITURES. Make capital expenditures that, in the aggregate, shall exceed $10,000,000 in any fiscal year of the Borrower.

            Section 7.10. ASSET DISPOSITION, ETC. Make a Disposition, unless a prepayment is made pursuant to SECTION 2.6(b) or:

            (a)   such Disposition is in the ordinary course of its business;

            (b) the fair market value of any asset the subject of such Disposition, taken together with the fair market value of all other assets the subject of Dispositions pursuant to this Section 7.10(b) in the same fiscal year, does not exceed $3,000,000;

            (c) such Disposition is with respect to the sale of the Borrower's capital assets and the Net Available Proceeds of such sale are used to replace such capital assets within 90 days after receipt of such Net Available Proceeds or are otherwise employed in the business of the Borrower and its Subsidiaries;

            (d) such Disposition is with respect to the assets of a Subsidiary of the Borrower and the Net Available Proceeds of such Disposition are employed in the business of the Borrower and its Subsidiaries or reinvested within 180 days after receipt of such Net Available Proceeds in assets used in the business of the Borrower or any of its Subsidiaries; or

            (e) such Disposition is with respect to the assets of a Subsidiary of the Borrower and the Net Available Proceeds of such Disposition are used within 180 days after receipt of such Net Available Proceeds to repay Indebtedness of the Borrower or any of its Subsidiaries.

Notwithstanding the foregoing provisions of this Section 7.10, neither the Borrower nor any of its Subsidiaries may make a Disposition of or with respect to any capital stock of a Material Life Insurance Subsidiary.

            Section 7.11. INVESTMENTS. (a) The Borrower shall not make or have outstanding any Investment except (i) Investments in wholly-owned Subsidiaries of the Borrower to the extent any such Investment is not otherwise prohibited or restricted by any other Section of this Agreement, (ii) Permitted Investments, (iii) Investments (determined on a cost basis, exclusive of retained earnings, write-offs and write-downs) of up to $100,000 and (iv) other Investments so long as at least 75% of such other Investments (determined on a cost basis) are Investment Grade Securities.

            (b) The Borrower shall not permit any Life Insurance Subsidiary to make or have outstanding any Investment except: (i) Investments in Subsidiaries of the Borrower; (ii) Investments of the kind that any Life Insurance Subsidiary is not prohibited from making under insurance laws and regulations, provided that (a) Non-Investment Grade fixed or floating rate Securities held by all Life Insurance Subsidiaries shall be limited to 7% of combined Invested Assets of all Life Insurance Subsidiaries determined in accordance with SAP, (b) common stock, preferred stock and other equity securities (other than (x) Investments in Subsidiaries and (y) Investments in AMAL Corporation) held by all Life Insurance Subsidiaries shall be limited to 33.3% of combined Adjusted Capital and Surplus of all Life Insurance Subsidiaries determined in accordance with SAP, (c) Investments in interests in real property including mortgage loans and short and long-term leases (other than mortgage backed securities that are otherwise in compliance with this Section 7.11) held by all Life Insurance Subsidiaries shall be limited to 15% of combined Invested Assets of all Life Insurance Subsidiaries determined in accordance with SAP, (d) Investments held by all Life Insurance Subsidiaries in any one securities issuer (other than (x) Investments in Subsidiaries, (y) Investments in AMAL Corporation and (z) Investments in U.S. Government Obligations) shall not at any time exceed 2% of combined statutory Invested Assets of all Life Insurance Subsidiaries determined in accordance with SAP, (e) Investments in CMO Derivative Investments by any Life Insurance Subsidiary shall be limited to 2% of the Invested Assets of such Life Insurance Subsidiary determined in accordance with SAP, and (f) Investments in securities which are not publicly tradeable (other than Investments in Subsidiaries) by all Life Insurance Subsidiaries shall not exceed 20% of combined Invested Assets of all Life Insurance Subsidiaries determined in accordance with SAP; PROVIDED, that, to the extent that non-compliance with clause (ii)(a) results from a change in an Investment's rating by the NAIC or a rating agency, no Default or Event of Default shall be deemed to occur as a result thereof until 30 days after the date of such rating change; (iii) Permitted Investments; (iv) operating deposits with banks; (v) deposits established in connection with Liens permitted pursuant to Section 7.2; and
(viii) loans and other advances of money to employees in the ordinary course of business.

            Section 7.12. FORECLOSURE; ETC. Acquire ownership of or operating control of any real property on which an Industrial Facility (as defined below) is located by means of the exercise of any rights of foreclosure, power of sale or other remedy it may avail itself of by way of any indenture of mortgage or similar instrument relating to such Industrial Facility and the underlying real property (the "SUBJECT PROPERTY"), or accept a deed to the Subject Property in lieu of foreclosure, unless the Borrower shall have theretofore caused a Phase I Environmental Review (as defined below) with respect to the Subject Property to be conducted. As used herein, the term "INDUSTRIAL FACILITY" shall mean those establishments having Standard Industrial Classification ("SIC") numbers in the following ranges 01-09, 10-14, 15-17, 20-39, 40-49, 50-51, 55-59, 72-84
but excluding real property which is used primarily as (i) residential dwellings, including but not limited to apartment buildings, condominiums, single family dwellings and duplexes; (ii) shopping centers or similar retail complexes (except those shopping centers including gasoline service stations);
(iii) office buildings; and (iv) vacant land. Further, as used herein, the term "PHASE I ENVIRONMENTAL REVIEW" shall mean an environmental survey and written assessment prepared by an independent consultant selected by the Borrower who is expert in the identification and analysis of environmental risks (such individual and his/her agents being referred to as the "ENVIRONMENTAL CONSULTANT"), such survey and assessment to (a) estimate current material liabilities and assess potential sources of material future liabilities of any owner or operator of, or any other Person having control of, the Subject Property arising under the Comprehensive Environmental Response, Compensation andLiability Act, the Resource Conservation and Recovery Act, in each case as amended, and any other analogous act or regulation of any Federal, state or local environmental authority having authority in respect of the Subject Property and (b) be based upon (i) a physical on-site inspection by the Environmental Consultant of the Subject Property (without any excavation of the Subject Property), (ii) interviews by the Environmental Consultant of individuals who have direct managerial responsibility for operations of the Subject Property, (iii) a review by the Environmental Consultant of available records relating to current and historical operations conducted at the Subject Property and (iv) as deemed appropriate by the Environmental Consultant, interviews by the Environmental Consultant of individuals in the area in which the Subject Property is located who may have knowledge of current and historical operations conducted at the Subject Property. The Borrower agrees to provide to any Bank a copy of such Phase I Environmental Review within 60 days of any request by such Bank therefor.

                             ARTICLE VIII

                          EVENTS OF DEFAULT.

            If any one or more of the following events ("EVENTS OF DEFAULT") shall occur and be continuing, the Administrative Agent shall, upon the request or with the consent of the Required Banks, by notice to the Borrower, terminate the Commitments and/or declare the entire unpaid balance of the principal of and interest on the Loans and all of the other Bank Obligations of the Borrower to be forthwith due and payable, and thereupon the same shall immediately become due and payable without further act, except that in the case of the occurrence of any Event of Default described in Section 8.6 with respect to the Borrower, the Commitments shall automatically terminate and the unpaid balance of the principal of and interest on the Loans and all of the other Bank Obligations outstanding shall automatically become due and payable without any requirement of notice. Except for the notice provided for in the preceding sentence, the Borrower hereby expressly waives any presentment, demand, protest, notice of protest or other notice of any kind.

            Section 8.1. FAILURE TO PAY. (a) Failure by the Borrower to make any payment of principal upon the Loans when due, whether at maturity or at a date fixed for any installment or prepayment thereof or otherwise.

            (b) Failure by the Borrower to make any payment of interest on or fees or other charges in respect of any of the Loans or other Bank Obligations, within three Business Days after the date when due.

            Section 8.2. BREACH OF COVENANTS. (a) Failure by the Borrower to perform or observe any of the agreements of the Borrower contained in Sections 5.7(a), 6.7, 6.8, 7.1 through 7.5, 7.9, 7.10 and 7.12.

            (b) Failure by the Borrower to perform or observe any of the agreements of the Borrower contained in Section 7.8 or 7.11 which shall remain unremedied for a period of five Business Days or more after notice to the Borrower by the Administrative Agent or the Required Banks.

            (c) Failure by the Borrower to perform or observe any other term, covenant or condition of this Agreement which shall remain unremedied or unwaived for a period of 30 days or more after notice to the Borrower by the Administrative Agent or the Required Banks.

            Section 8.3. BREACH OF LOAN DOCUMENTS. The Borrower or any other Credit Party shall fail to perform or observe any material term, condition or covenant of the Loan Documents (other than this Agreement and the Notes), which failure shall remain unremedied for more than the period of grace, if any, specified therein and shall not have been waived pursuant thereto, or any such Loan Documents shall cease to be in full force and effect or the obligations of any party thereto (other than the Administrative Agent or any Bank) shall have been disaffirmed by or on behalf of such party or declared invalid by any court of competent jurisdiction, or the security interests granted by any Pledge Agreement shall become void or unperfected or shall fail or cease to constitute a first priority security interest.

            Section 8.4. BREACH OF DEBT INSTRUMENT. (a) A default by AMHC (prior to the Collateral Release Date), Group (prior to the Collateral Release
Date), the Borrower or any Subsidiary of the Borrower in the payment of principal of or interest on any Indebtedness for Money Borrowed (other than Indebtedness for Money Borrowed to the Administrative Agent and the Banks under this Agreement) in an outstanding amount equal to or greater than $2,500,000 (beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness for Money Borrowed was created and shall not have been waived pursuant thereto), or the failure to observe or perform any other agreement or condition relating to any such Indebtedness for Money Borrowed or contained in any bond, note, debenture, loan agreement, indenture, guaranty, trust agreement, mortgage or similar instrument to which AMHC (prior to the Collateral Release Date), Group (prior to the Collateral Release Date), the Borrower or any such Subsidiary is a party or by which it is bound, or by which any of its Property may be affected (a "DEBT INSTRUMENT"), evidencing, securing or relating thereto, or the occurrence or failure to occur of any other event or condition, so that, as a result of any such default, failure to observe or perform, occurrence or failure to occur (assuming the giving of appropriate notice thereof, if required), such Indebtedness for Money Borrowed with an aggregate amount of principal and interest outstanding equal to or greater than $2,500,000 may be declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable.

            (b) A default by Group in the payment of principal of or interest on any Debt Instrument (other than Indebtedness for Money Borrowed to the Administrative Agent and the Banks under this Agreement) in an outstanding amount equal to or greater than $2,500,000 (beyond the period of grace, if any, provided in the instrument or agreement under which such Debt Instrument was created), or the failure to observe or perform any other agreement or condition relating to any such Debt Instrument or contained in any bond, note, debenture, loan agreement, indenture, guaranty, trust agreement, mortgage or similar instrument to which Group is a party or by which it is bound, or by which any of its Property may be affected, evidencing, securing or relating thereto, or the occurrence or failure to occur of any other event or condition, so that, as a result of any such default, failure to observe or perform, occurrence or failure to occur (assuming the giving of appropriate notice thereof, if required), such Debt Instrument with an aggregate amount of principal and interest outstanding equal to or greater than $2,500,000 has been declared due and payable prior to the date on which such Debt Instrument would otherwise become due and payable.

            Section 8.5. BREACH OF REPRESENTATION. Any representation or warranty made to the Administrative Agent and/or the Banks in any of the Loan Documents, or in connection with the making of the Loans, or any certificate, document, financial or other statement or report furnished at any time under or in connection with this Agreement, shall prove to have been false in any material respect when made.

            Section 8.6. INSOLVENCY, ETC. (a) AMHC, Group, the Borrower or any Subsidiary of the Borrower shall make an assignment for the benefit of creditors, be adjudicated insolvent, suffer an order for relief under any state insurance law or the Federal Bankruptcy Code of 1978, as amended from time to time, petition or apply to any tribunal or insurance regulatory body for the appointment of a custodian, receiver, rehabilitator, liquidator, trustee or similar official for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, liquidation, rehabilitation, conservatorship, receivership, reorganization, arrangement, readjustment of debt dissolution or similar law or statute of any jurisdiction, whether now or hereafter in effect; or there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it (and such petition or application is not controverted within 10 days and is not dismissed within 30 days after the filing thereof); or AMHC, Group, the Borrower or such Subsidiary by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or the appointment of a custodian, receiver, rehabilitator, liquidator, trustee or similar official for it or any substantial part of any of its properties; or

            (b) AMHC, Group, the Borrower or any Subsidiary of the Borrower shall generally not pay its debts as such debts become due; or

            (c) AMHC, Group, the Borrower or any Subsidiary of the Borrower shall have concealed, removed, or permitted to be concealed or removed, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its Property which is fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its Property through legal proceedings or distraint which is not vacated within 60 days from the date thereof.

            Section 8.7. JUDGMENTS, ETC. Any judgment against AMHC, Group, the Borrower or any Subsidiary of the Borrower or any attachment, levy or execution against any of its properties for any amount either individually or in the aggregate in excess of $2,500,000 shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 60 days or more.

            Section 8.8. CHANGE IN OWNERSHIP. (a) The Borrower shall cease to own, directly, or indirectly through wholly-owned Subsidiaries, 100% of the issued and outstanding voting stock of AmerUs Life ordinarily entitled to vote for the election of directors, or any other class of stock of AmerUs Life of which the Borrower owns 50% or less shall become entitled to elect a majority of AmerUs Life's board of directors; or (b) a Change of Control shall occur.

            Section 8.9. REVOCATION OF INSURANCE LICENSE. Any Insurance License shall be suspended or revoked and such suspension or revocation shall continue for 30 days, or any renewal application for any Insurance License shall be disapproved or ultimately fail to be approved, if such suspension, revocation, disapproval or ultimate failure to win approval could reasonably be expected to have a Material Adverse Effect;

            Section 8.10. PLANS. (a) The termination of any Plan or the institution by the PBGC of proceedings for the involuntary termination of any Plan, in either case, with a vested unfunded liability in excess of $2,500,000;

            (b) Failure by the Borrower to fund, in accordance with the applicable provisions of ERISA and the Code, each of the Plans hereafter established or assumed by the Borrower and such failure, either individually or in the aggregate with other continuing failures, could reasonably be expected to have a Material Adverse Effect; or either individually or in the aggregate with other "reportable events," could reasonably be expected to have a Material Adverse Effect.

            (c) A "reportable event" as described in Section 5.7(f), other than such an event with respect to which the 30-day notice requirement has been waived under regulations promulgated by the PBGC, shall have occurred and such "reportable events,"

            Section 8.11. PLEDGE AGREEMENTS. (a) Except for expiration or termination in accordance with its terms, any Pledge Agreement shall be terminated or shall cease to be in full force and effect, for whatever reason (other than a wilful action on the part of the Banks); or (b) at any time there shall cease to be pledged pursuant to the Pledge Agreements capital stock representing at least 49% of the voting stock in AmerUs Life.

            Section 8.12. IOWA APPROVALS AND REGULATIONS. (a) The Department of Insurance of the State of Iowa shall at any time withdraw or materially modify any approvals or consents it may have granted with respect to any Pledge Agreement, and such withdrawal or material modification shall remain in effect for a period of 60 days or more; or (b) the State of Iowa shall enact or modify any law or statute, or any agency or instrumentality thereof (including, without limitation, the Department of Insurance of the State of Iowa) shall promulgate or modify any rule or regulation, in any such case which has or is reasonably likely to have a Material Adverse Effect.

            In the event an Event of Default shall have occurred and be continuing, the Administrative Agent and the Banks may thereupon or thereafter, in addition to their other rights and remedies referred to herein, take any action at law or in equity to enforce the obligations and Indebtedness of the Borrower to the Administrative Agent and the Banks under this Agreement and the other Loan Documents and to enforce performance and observance of such Bank Obligations by the Borrower and may, in connection therewith, exercise any and all rights and remedies available at law or in equity or under any Pledge Agreement with respect to the security interest created and granted thereunder.

                              ARTICLE IX

                     YIELD PROTECTION; ILLEGALITY;
                  INDEMNIFICATION; CAPITAL ADEQUACY

            Section 9.1. INCREASED COSTS. (a) The Borrower shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate it or any Applicable Lending Office for any costs incurred by such Bank or Applicable Lending Office, or any reduction of the rate of return on assets or equity of such Bank or Applicable Lending Office to a level below that which such Bank or Applicable Lending Office could have achieved, which such Bank reasonably determines are attributable to its making or maintaining of any Eurodollar Advances or its commitment to make any Eurodollar Advances hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or such commitment (such increases in costs and reductions in amounts receivable being herein called "INCREASED COSTS"), resulting from any Regulatory Change which:

           (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Note in respect of any of such Advances (other than taxes imposed on or measured by the overall net income of such Bank or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

          (ii) imposes or modifies any reserve, special deposit, capital adequacy, capital maintenance or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for the Loan of which such Advance is a part) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of such Advances, Loans or any deposits referred to in the definition of "Eurodollar Rate"), or any commitment of such Bank (including the Commitment of such Bank hereunder); or

         (iii) imposes any other condition materially affecting this Agreement or such Bank's Note (or any of such extensions of credit or liabilities) or such Bank's Commitment.

            (b) Without limiting the effect of the provisions of paragraph (a) of this Section 9.1, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Increased Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or commitments or other assets of such Bank which includes Eurodollar Loans or such Bank's Commitment or (ii) becomes subject to restrictions on the amount of such category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Borrower (with a copy to the Administrative Agent), the obligation of such Bank to make Eurodollar Advances or to convert Eurodollar Advances into new Eurodollar Advances or Base Rate Advances into Eurodollar Advances shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 9.4 shall be applicable).

            (c) Without limiting the effect of the foregoing provisions of this Section 9.1 (but without duplication), the Borrower shall pay directly to each Bank from time to time on request such amounts as such Bank may reasonably determine to be necessary to compensate such Bank (or, without duplication, any Applicable Lending Office or the bank holding company of which such Bank is a subsidiary) for any costs which it reasonably determines are attributable to the maintenance by such Bank (or such Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR
Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A)), of capital in respect of its Commitments or Advances (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office or such bank holding company) to a level below that which such Bank (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this Section 9.1(c), "BASLE ACCORD" shall mean the proposals for risk-based capital framework described by the Basle Committee on Lending Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

            (d) Each Bank shall notify the Borrower of any event occurring after the date of this Agreement that will entitle such Bank to compensation under paragraph (a) or (c) of this Section 9.1 as promptly as practicable after such Bank obtains actual knowledge thereof. Each Bank will furnish to the Borrower a certificate setting forth the basis and amount of each request by such Bank for compensation under paragraph (a) or (c) of this Section 9.1. Determinations and allocations by any Bank for purposes of this Section 9.1 of the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this
Section 9.1 or of the effect of capital maintained pursuant to paragraph (c) of this Section 9.1 on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this Section 9.1 shall be conclusive, absent manifest error.

            Section 9.2. LIMITATION ON TYPES OF LOANS. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Rate for any Interest Period:

            (a) the Administrative Agent determines, which determination shall be conclusive if made in good faith and in the absence of manifest error, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.1 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

            (b) the Required Banks determine, which determination shall be conclusive, and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in Section 1.1 upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Banks of making or maintaining Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Borrower and each Bank prompt notice thereof, and so long as such condition remains in effect, the Banks shall be under no obligation to make additional Eurodollar Loans, to convert Eurodollar Loans into new Eurodollar Loans or to convert Base Rate Loans into Eurodollar Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or convert such Loans into Base Rate Loans in accordance with Section 2.7.

            Section 9.3. ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Advances hereunder, then such Bank shall promptly notify the Borrower thereof (with a copy to the Administrative Agent) and such Bank's obligation to make or continue, or to convert other types of Advances into, Eurodollar Advances, or to convert Eurodollar Advances into new Eurodollar Advances, shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans (in which case the provisions of Section 9.4 shall be applicable).

            Section 9.4. TREATMENT OF AFFECTED LOANS. If the obligation of any Bank to make Eurodollar Advances, to convert Eurodollar Advances into new Eurodollar Advances or to convert other types of Advances into Eurodollar Advances shall be suspended pursuant to Section 9.1(b) or 9.3, such Bank's Eurodollar Advances, as the case may be, shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Advances (or on such earlier date as such Bank may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 9.1(b) or 9.3 which gave rise to such conversion no longer exist:

            (a) To the extent that such Bank's Eurodollar Advances have been so converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Eurodollar Advances shall be applied instead to its Base Rate Advances; and

            (b) All Advances which would otherwise be made or continued by such Bank as Eurodollar Advances shall be made or continued instead as Base Rate Advances and all Advances of such Bank which would otherwise be converted into Eurodollar Advances shall be converted instead into (or shall remain as) Base Rate Advances.

If such Bank gives notice to the Borrower with a copy to the Administrative Agent that the circumstances specified in Section 9.1(b) or 9.3 which gave rise to the conversion of such Bank's Advances pursuant to this Section 9.4 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans are outstanding, such Bank's Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Eurodollar Loans and by such Bank are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

            Section 9.5. COMPENSATION. The Borrower shall pay to the Administrative Agent for account of each Bank, upon the request of such Bank through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines is attributable to:

            (a) Any payment, prepayment or conversion of a Eurodollar Advance made by such Bank for any reason (including, without limitation, the prepayment of any Loans pursuant to Section 2.6 or 9.7 and the acceleration of the Loans pursuant to Article 8) on a date other than the last day of the Interest Period for such Advance; or

            (b) Any failure by the Borrower for any reason (including, without limitation, the failure of any of the conditions precedent specified in
      Section 3 to
      be satisfied) to borrow a Eurodollar Advance from such Bank on the date for such borrowing specified in the relevant Borrowing Request given pursuant to Section 2.4.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment, conversion or failure to borrow to the last day of the then current Interest Period for such Advance (or, in the case of a failure to borrow, the Interest Period for the related Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest which otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Bank would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank).

            Section 9.6. TAXES. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.12, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings imposed by the United States of America (or any political subdivision or tax authority of or in such jurisdiction) and all liabilities with respect thereto, EXCLUDING, in the case of each Bank and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office (or, in the case of the Administrative Agent, in which the office performing the functions of the Administrative Agent is located) or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 9.6) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made (provided, however, that the Borrower shall not be required to increase any such sums with respect to any payments to be made to an Applicable Lending Office located outside the United States if the Bank maintaining such Office fails to comply with the requirements of Section 9.6(f)), (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Laws.

            (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

            (c) The Borrower will indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 9.6) paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Bank or the Administrative Agent (as the case may be) makes written demand therefor.

            (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in
Section 11.6, the original or a certified copy of a receipt evidencing payment thereof.

            (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 9.6 shall survive the payment in full of principal and interest hereunder and under the Notes.

            (f) Each Non-U.S. Bank agrees that it shall deliver to the Borrower and the Administrative Agent (a) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying that such Bank is entitled to receive payments under this Agreement and its Note without deduction or withholding of any United States federal income taxes and (b) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Non-U.S. Bank which delivers a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the next preceding sentence further undertakes to deliver to the Borrower and the Administrative Agent, two further copies of Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it, and such extensions or renewals thereof as may reasonably be requested by the Borrower, certifying in the case of a Form 1001 or 4224 that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent a Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax. Each Person that shall become a Bank, or shall become a Participant pursuant to
Section 11.10(c), shall, upon the effectiveness of the related transfer, be required to provide all of the relevant forms and statements required pursuant to this Section 9.6(f); provided, that in the case of a Participant such Participant shall furnish all such required forms and statements to both the Borrower and the Bank from which the related participation shall have been purchased.

            Section 9.7. CHANGE OF LENDING OFFICE. Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 9.1(a) or (c), 9.3 or 9.6(a) with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Advances affected by such event; PROVIDED that such designation is made on such terms that, in the reasonable opinion of such Bank, such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 9.7 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Section 9.1, 9.3 or 9.6.

            Section 9.8. REPLACEMENT OF BANKS. Upon the occurrence of any event giving rise to the operation of Section 9.1(a) or (c), 9.3 or 9.6(a) with respect to any Bank which results in such Bank charging to the Borrower increased costs in excess of those being generally charged by the other Banks, the Borrower shall have the right, if no Default or Event of Default then exists, to replace such Bank (the "REPLACED BANK") with one or more other lending institutions (collectively, the "REPLACEMENT BANK") reasonably acceptable to the Administrative Agent; PROVIDED that (i) at the time of any replacement pursuant to this Section 9.8, the Replacement Bank shall enter into one or more Assignment and Acceptance Agreements pursuant to Section 11.10(b) (and with all fees payable pursuant to said Section 11.10(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire the Commitment (if any) and outstanding Advances of the Replaced Bank and, in connection therewith, shall pay to the Replaced Bank in respect thereof an amount equal to the sum of (a) an amount equal to the principal of, and all accrued interest on, all outstanding Advances of the Replaced Bank, and (b) an amount equal to all accrued, but theretofore unpaid, Commitment Fees owing to the Replaced Bank pursuant to Section 2.11(a), and (ii) all obligations (including, without limitation, all such amounts, if any, owing under Section 9.5) of the Borrower owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Acceptance Agreements, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note executed by the Borrower, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Bank.

                               ARTICLE X

                       THE ADMINISTRATIVE AGENT

            Section 10.1. APPOINTMENT, POWERS AND IMMUNITIES. Each Bank hereby irrevocably appoints and authorizes Chase to act as its Administrative Agent hereunder with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 10.5 and the first sentence of Section 10.6 shall include reference to Chase's Affiliates and its own and its Affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by the Borrower or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, together with the consent of the Borrower to such assignment or transfer.

            Section 10.2. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. For purposes of providing a certificate or statement as to amounts owing to a Bank, each Bank shall provide a certificate or other statement to the Administrative Agent setting forth such amounts and the Administrative Agent may exclusively rely on such certificate or statement. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Required Banks (or all of the Banks, if the approval of all Banks is expressly required by the terms of this Agreement), and such instructions of such Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

            Section 10.3. DEFAULTS. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or of commitment fees) unless the Administrative Agent has received notice from a Bank or the Borrower specifying such Default and stating that such notice is a "Notice of Default." In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Administrative Agent shall (subject to Section 10.7 of this Agreement) take such action with respect to such Default as shall be directed by the Required Banks, provided, that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Banks, or all of the Banks.

            Section 10.4. RIGHTS AS A BANK. Chase (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and Chase and its Affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

            Section 10.5. INDEMNIFICATION. The Banks agree to defend, indemnify and hold harmless the Administrative Agent (to the extent not reimbursed under Sections 11.1 and 11.11(c), but without limiting the obligations of the Borrower under Sections 11.1 and 11.11(c)) ratably in accordance with the aggregate principal amount of the Loans held by the Banks (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative

Agent (including by any Bank) arising out of or by reason of any investigation or any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby (including, without limitation, the costs and expenses which the Borrower is obligated to pay under Section 11.1 but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other documents, provided that no Bank shall beliable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

            Section 10.6. NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER BANKS. Each Bank agrees that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any other document referred to or provided for herein or to inspect the Properties or books of the Borrower or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any of its Subsidiaries (or any of their affiliates) which may come into the possession of the Administrative Agent or any of its affiliates.

            Section 10.7. FAILURE TO ACT. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under Section 10.5 against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

            Section 10.8. RESIGNATION OF ADMINISTRATIVE AGENT. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent with the consent of the Borrower (which consent shall not be unreasonably withheld). If no successor Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a bank with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from itsduties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this
Article 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

                              ARTICLE XI

                       MISCELLANEOUS PROVISIONS

            Section 11.1. FEES AND EXPENSES. Whether or not the transactions herein contemplated shall be consummated, (a) the Borrower agrees to pay or reimburse the Administrative Agent for, and indemnify and hold the Administrative Agent harmless from, all reasonable costs and expenses (including, without limitation, fees, costs and disbursements of counsel) incurred in connection with the development, preparation and execution of the Loan Documents and the issuance of the Notes; (b) the Borrower agrees to pay or reimburse the Administrative Agent for, and indemnify and hold the Administrative Agent harmless from, all reasonable costs and expenses (including, without limitation, fees, costs and disbursements of counsel) incurred in connection with the development, preparation and execution of any amendment, supplement or modification to the Loan Documents (whether or not any such amendment, supplement or modification is executed and delivered); and (c) the Borrower agrees to pay or reimburse the Administrative Agent and each Bank for, and indemnify and hold the Administrative Agent and each Bank harmless from, the Borrower's performance of and compliance with all agreements and conditions contained herein on their part to be performed or complied with (including, without limitation, all costs of filing or recording any financing statements and other documents) and the reasonable fees and expenses and disbursements of all counsel in connection with the enforcement of or preservation of any rights under or pursuant to the Loan Documents, including, without limitation, in connection with any restructuring or workout, whether or not consummated. In addition, the Borrower shall, promptly upon request therefor, pay to the Administrative Agent and each Bank such amount or amounts as shall be necessary to indemnify the Administrative Agent or such Bank and its directors, officers, employees and agents against, and to hold the Administrative Agent and such Bank and such persons harmless from, any and all other losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against the Administrative Agent or such Bank or any such Persons arising out of, in any way connected with, or as a result of (i) the Loan Documents and the other documents contemplated hereby, the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder (including, but not limited to, the making of the Commitments), (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not the Administrative Agent and such Bank or any such Person is a party thereto; provided, however, that such indemnity shall not, as to the Administrative Agent or such Bank, apply to any such losses,claims, damages, liabilities or related expenses which (x) shall have been determined in a final, nonappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent or such Bank, or (y) result from legal proceedings commenced against the Administrative Agent or such Bank by any security holder or creditor of such Agent or Bank arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The obligations of the Borrower under this Section 11.1 with respect to all costs and expenses so arising prior to or in connection with the payment in full of the Notes and the discharge of the Liens securing the same shall continue in full force and effect, and shall survive the termination of this Agreement, notwithstanding the payment of the Notes (or any evidence of indebtedness hereafter issued in exchange or substitution therefor) or any disposition thereof by the Banks.

            Section 11.2. SURVIVAL OF AGREEMENTS AND REPRESENTATIONS. All agreements, representations and warranties made herein and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the delivery of this Agreement and the Notes.

            Section 11.3. MODIFICATIONS, CONSENTS AND WAIVERS; ENTIRE Agreement. (a) With the written consent of the Required Banks, the Administrative Agent and the appropriate parties to the Loan Documents may, from time to time, enter into written amendments, supplements or modifications thereof and, with the consent of the Required Banks, the Administrative Agent on behalf of the Banks may execute and deliver to any such parties a written instrument waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of the Loan Documents or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such amendment, supplement, modification or waiver shall (i) increase the Commitment of any Bank, (ii) extend the maturity of any Note, (iii) decrease the rate of interest of, extend the time or change the method of payment of or increase or forgive the principal amount of, or accrued interest on, any Note,
(iv) decrease the Commitment Fee, or extend the time of payment thereof, (v) except as otherwise provided herein and in the Pledge Agreements, release all or any material part of the Collateral, (vi) change the provisions of this Section
11.3 or (vii) change the definition of Required Banks, without the consent of all of the Banks; and PROVIDED FURTHER, that no such amendment, supplement, modification or waiver shall amend, modify or waive any provision of Article 10 or otherwise change any of the rights, fees or obligations of the Administrative Agent hereunder or under the Loan Documents without the written consent of the Administrative Agent. Any such amendment, supplement, modification or waiver shall apply equally to each of the Banks and shall be binding upon the parties to the applicable agreement, the Banks, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the parties to the applicable Loan Document, the Banks and the Administrative Agent shall be restored to their former position and rights hereunder and under theoutstanding Notes and other Loan Documents, and any waiver of any Default or Event of Default shall not extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

            (b) Except with respect to certain Fees which are subject to separate agreements, this Agreement and the Loan Documents embody the entire agreement and understanding between the Banks, the Administrative Agent and the Borrower and supersede all prior agreements and understandings relating to the subject matter hereof.

            Section 11.4. REMEDIES CUMULATIVE. Each and every right granted to the Administrative Agent and the Banks hereunder or under any other document delivered hereunder or in connection herewith, or allowed them by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Administrative Agent or any Bank or the holder of any Note to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right. The due payment and performance of the Borrower's indebtedness, liabilities and obligations under the Notes, this Agreement and the other Loan Documents shall be without regard to any counterclaim, right of offset or any other claim whatsoever which the Borrower may have against the Administrative Agent or any Bank and without regard to any other obligation of any nature whatsoever which the Administrative Agent or any Bank may have to the Borrower.

            Section 11.5. FURTHER ASSURANCES. At any time and from time to time, upon the request of the Administrative Agent, the Borrower shall execute, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents and instruments (including, without limitation, additional financing statements) and do such other acts and things as the Administrative Agent may request in order fully to effect the purposes of the Loan Documents and any other agreements, instruments and documents delivered pursuant hereto or in connection with the Loans.

            Section 11.6. NOTICES. Except as otherwise expressly provided for herein, all notices and other communications provided for herein shall be by telecopy, telegraph, cable, or in writing and telecopied, telegraphed, cabled, mailed or delivered by personal delivery or by overnight delivery service to the intended recipient at the telecopy number or "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other telecopier number or address as shall be designated by such party in a notice to each other party. Except as otherwise provided for herein, all notices and other communications hereunder shall be deemed to have been duly given when transmitted by telecopier (provided an indication of good transmission has been generated), delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice,on the date deposited in the mails (registered or certified mail, return receipt requested, postage prepaid), in each case given or addressed as aforesaid.

            Section 11.7. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall constitute an original and all of which shall constitute one and the same instrument.

            Section 11.8. CONSTRUCTION; CONSENT TO JURISDICTION AND SERVICE OF Process; Waiver of Trial by Jury. (a) The headings used in this Agreement are for convenience only and shall not be deemed to constitute a part hereof. THE LOAN DOCUMENTS HAVE BEEN ENTERED INTO AND CONSUMMATED IN THE STATE OF NEW YORK, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. The Loan Documents shall be construed without regard to any presumption or other rule requiring construction against the party causing the Loan Documents to be drafted.

            (b) The Borrower irrevocably consents that any legal action or proceeding against it under, arising out of or in any manner relating to, this Agreement, the Notes, or any of the other Loan Documents, may be brought in any court of the State of New York located within the Southern District of New York or in the United States District Court for the Southern District of New York or the United States Court of Appeals for the Second Circuit. The Borrower, by the execution and delivery of this Agreement, expressly and irrevocably consents and submits to the personal jurisdiction of any of such courts in any such action or proceeding. The Borrower further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it or to its registered agent by hand or by mail in the manner provided for in Section 11.6 hereof. The Borrower hereby expressly and irrevocably waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or FORUM NON CONVENIENS or any similar basis. Nothing in this Section 11.8 shall affect or impair in any manner or to any extent the right of the Administrative Agent or any Bank to commence legal proceedings or otherwise proceed against any Borrower in any jurisdiction or to serve process in any manner permitted by law.

            (c) THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH BANK HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT OF THISAGREEMENT OR ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH BANK AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EITHER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            Section 11.9. SEVERABILITY. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity on unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction.

            Section 11.10. SUCCESSORS AND ASSIGNS. (a) This Agreement, the Notes and the other Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Banks, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign, delegate or transfer any of its rights or obligations under this Agreement, the Notes and the other Loan Documents without the prior written consent of the Administrative Agent and each Bank.

            (b) Each Bank may assign in whole or in part any of its Commitment, its Advances and its Note (but only with the consent of the Administrative Agent, which consent will not be unreasonably withheld);
PROVIDED that (i) no such consent by the Administrative Agent shall be required in the case of any assignment by a Bank to any of its Affiliates or to another Bank; (ii) any such partial assignment shall be in an amount at least equal to $5,000,000 or, if less, the entire amount of the assignor Bank's Commitment, Advances and Note; and (iii) each such assignment by a Bank of its Advances, Note, or Commitment shall be made in such manner so that the same portion of its Advances, Note, and Commitment is assigned to the respective assignee. Upon execution and delivery by the assignor and the assignee to the Administrative Agent of an Assignment and Acceptance Agreement pursuant to which such assignee agrees to become a "Bank" hereunder (if not already a Bank) having the Commitment(s) and Advances specified in such instrument, and upon consent thereto by the Administrative Agent to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Administrative Agent), the obligations, rights and benefits of a Bank hereunder holding the Commitment(s) and Advances (or portions thereof) assigned to it (in addition to the Commitment(s) and Advances, if any, theretofore held by such assignee) and the assignor Bank shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. Upon each such assignment the assignor Bank shall pay the Administrative Agent an assignment fee of $3,500.

            (c) A Bank may sell or agree to sell to one or more other Persons a participation in all or any part of any Advances made by it, or in its Commitments, in which event each purchaser of a participation (a
"PARTICIPANT") shall not have any rights or benefits under this Agreement or any Note (the Participant's rights against such Bank in respect of such participation to be those set forth in the agreements executed by such Bank in favor of the Participant). All amounts payable by the Borrower to any Bank under Article 9 in respect of Advances made by it, and its Commitments, shall be determined as if such Bank had not sold or agreed to sell any participations in such Advances and Commitments, and as if such Bank were funding each of such Advances and Commitments in the same way that it is funding the portion of such Advances and Commitments in which no participations have been sold. In no event shall a Bank that sells a participation agree with the Participant to take or refrain from taking any action hereunder except that such Bank may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of such Bank's related Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon to a level below the rate at which the Participant is entitled to receive such interest, or (v) release all or any material part of the Collateral.

            (d) Anything in this Section 11.10 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of its Advances and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

            (e) Schedule 0.1 shall be deemed modified to reflect the respective Commitments of the Banks immediately upon the effectiveness of assignment made in accordance with Section 11.10(b) above, and the Administrative Agent shall promptly distribute a new Schedule 0.1 to the Borrower and the Banks to reflect such modification; provided, however, that any failure to distribute such a modified Schedule 0.1 shall not affect the effectiveness of such modification.

            Section 11.11. ADJUSTMENTS; SETOFF.  (a)  If any Bank (a
"BENEFITED BANK") shall at any time receive any payment of all or any part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 8.6, or otherwise) in a greater proportion than any such payment to and Collateral received by any other Bank, if any, in respect of such other Bank's Advances, or interest therein, such Benefited Bank shall purchase for cash from the other Banks such portion of each such other Bank's Advances, or shall provide such other Banks with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Bank to share the excess payment or benefits of such Collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Bank so purchasing a portion of another Bank's Advances may exercise all rights of payment (including, without limitation, rights of setoff) with respect to such portion as fully as if such Bank were the direct holder of such portion.

            (b) In addition to any rights and remedies of the Banks provided by law, upon the occurrence of an Event of Default and acceleration of the obligations owing in connection with this Agreement, or at any time upon the occurrence and during the continuance of an Event of Default under Section 8.1, each Bank shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against any indebtedness or account, whether matured or unmatured, general or special, of the Borrower to such Bank, any amount owing from such Bank to the Borrower, at, or at any time after, the happening of any of the above mentioned events. To the extent permitted by Applicable Laws, the aforesaid right of setoff may be exercised by such Bank against the Borrower or against any custodian, debtor in possession, assignee for the benefit of creditors, receiver, liquidator, rehabilitator or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against the Borrower or such custodian, debtor in possession, assignee for the benefit of creditors, receiver, liquidator, rehabilitator or execution, judgment or attachment creditor, notwithstanding the fact that such right of setoff shall not have been exercised by such Bank prior to the making, filing or issuance, or service upon such Bank of, or of notice of, any insolvency, liquidation or rehabilitation, petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, liquidator or rehabilitator or issuance of execution, subpoena, order or warrant. Each Bank agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.

            (c) The provisions of Section 11.11(a) shall remain operative and in full force and effect regardless of the expiration of the term of the Commitment or the Loan Documents, the consummation of the transactions contemplated hereby and thereby, the repayment of all or a portion of the Loans, the payment in full of the Notes, the invalidity or unenforceability of any term or provision of the Loan Documents, or any investigation made by or on behalf of the Administrative Agent, any Bank or the Borrower or the contentor accuracy of any representation or warranty made by the Borrower under any Loan Document or any other document contemplated hereby. The provisions of Section 11.11(b) shall remain operative and in full force and effect regardless of the repayment of a portion of the Loans, the invalidity or unenforceability of any term or provision of the Loan Documents, or any investigation made by or on behalf of the Administrative Agent, any Bank or the Borrower or the content or accuracy of any representation or warranty made by the Borrower under any Loan Document or any other document contemplated hereby.

            Section 11.12. CONFIDENTIALITY. The Administrative Agent and the Banks each agree to keep confidential, in accordance with their respective customary practices, all non-public information provided to them by the Borrower pursuant to this Agreement that is designated by the Borrower in writing as confidential; provided that nothing herein shall prevent any such Person from disclosing any such information (a) to any other such Person, (b) to any Person that may or shall become a Bank, or a Participant pursuant to Section 11.10(c), provided the recipient of such information has been made aware of, and has acknowledged, the confidential nature thereof, (c) to its Subsidiaries or other affiliates, provided, that (i) such disclosure would not violate commitments made to bank or securities regulatory authorities regarding the sharing of customer information, and (ii) such subsidiary or affiliate has been made aware of, and has acknowledged, the confidential nature thereof, (d) to its employees, directors, agents, attorneys, accountants and other professional advisors, provided, that (i) such disclosure would not violate commitments made to bank or securities regulatory authorities regarding the sharing of customer information and (ii) the Administrative Agent or Bank disclosing such confidential information pursuant to this clause (d) shall remain liable for any non-permitted disclosure of such information by any such employee, director, agent, attorney, accountant or professional advisor, (e) upon the request or demand of any Governmental Authority having jurisdiction over such Person, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, or (g) which has been publicly disclosed other than in breach of this Agreement.

            Section 11.13. COLLATERAL RELEASE. At such time as (i) all or part of the Offering has been consummated, and (ii) the Borrower shall have prepaid the Term Loans in an aggregate principal amount equal to or greater than $50,000,000 (such date, the "Collateral Release Date"), so long as no Default shall exist at such time, each of the Holdings Guaranty and the Group Pledge Agreement shall be terminated and no longer be of any force or effect and the Administrative Agent is hereby authorized and directed at such time to take such actions as are appropriate to give effect to such termination and such release.

                      *               *               *

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    AMERUS LIFE HOLDINGS, INC.


                                    By /s/ Michael G. Fraizer
                                      -------------------------------------
                                      Name:  Michael G. Fraizer
                                      Title: Senior Vice President


                                    By /s/ Michael E. Sproule
                                      -------------------------------------
                                      Name:  Michael E. Sproule
                                      Title: Executive Vice President


                              Address for Notices:

                              418 Sixth Avenue
                              Des Moines, Iowa  50309
                              Telephone No.:  (515) 283-2371
                              Telecopier No.:  (515) 283-3402
                              Attention:  Michael Fraizer

                                    THE CHASE MANHATTAN BANK,
                                      individually and as Administrative Agent


                                    By /s/ Isoldl O'Hanlon
                                      -------------------------------------
                                      Name:  Isoldl O'Hanlon
                                      Title: Managing Director



                        Address for Notices and Applicable
                          Lending Office:

                        The Chase Manhattan Bank
                        One Chase Manhattan Plaza
                        New York, New York  10081
                        Telephone No.:  (212) 270-3545
                        Telecopier No.:  (212) 270-1063
                        Attention:  Helen Newcomb

MAOF 0210                                         FLEET BANK (BOSTON)
1 Federal Street
Boston, MA  02110-2010                          /s/ Sandra M. Anselment
Attn: Sandra Anselment                          -----------------------------
Telephone:  (617) 346-5827                      By:    Sandra M. Anselment
Telecopy:  (617) 346-5825                       Title: AVP

75 Wall Street, 35th Floor                      DRESDNER BANK AG,
New York, NY  10005-2889                        NEW YORK BRANCH
Attn:  Latisha Azweem                           AND GRAND CAYMAN
Telephone: (212) 429-2249                       BRANCH
Telecopy:  (212) 429-2524
                                                /s/ Thomas J. Nadeamia
                                                -------------------------------
                                                By:    Thomas J. Nadeamia
                                                Title: Vice President

                                                /s/ John W. Sweeney
                                                -------------------------------
                                                By:    John W. Sweeney
                                                Title: Assistant Vice President

1251 Avenue of the Americas                     BANK OF TOKYO
12th Floor                                      MITSUBISHI TRUST
New York, NY  10020-1104                        COMPANY
Attn:  Dane Holmes                              (NEW YORK)
Telephone:  (212) 782-4354
Telecopy:  (212) 782-4935                       /s/ Hiroaki Fuchida
                                                -----------------------------
                                                By:    Hiroaki Fuchida
                                                Title: Senior Vice President
                                                       and Manager

115 South Lasalle Street                        BANK OF MONTREAL
Chicago, Illinois  60603                         (CHICAGO)
Attn:  Kathy Betz
Telephone:  (312) 750-3785                      /s/ Robert C. Meyer
Telecopy:  (312) 750-4352                       -----------------------------
                                                By:    Robert C. Meyer
                                                Title: Director

Banc One Center/                                BANK ONE
 Tower 111 Monument Circle                       (INDIANAPOLIS)
Suite 1921
Indianapolis, IN  46204
Attn:  Peter Little                             /s/ Peter S. Little
Telephone: (317) 321-3074                       -----------------------------
Telecopy: (317) 321-8079                        By:    Peter S. Little
                                                Title: Vice President

One Mellon Bank Center, Room 370                MELLON BANK
Pittsburgh, PA  15258-0001                       (PITTSBURGH)
Attn:  Sally J. Schurko
Telephone:  (412) 234-7541                      /s/ signature
Telecopy:  (412) 234-8087                       -----------------------------
                                                By:    (name)
                                                Title: (title)

317 Sixth Avenue                                  BOATMEN'S BANK IOWA
Des Moines, IA  50309                                (DES MOINES)
Attn:  Jeff Sims
Telephone:  (515) 235-7210                      /s/ Jeff A. Sims
Telecopy:  (515) 282-9514                       -----------------------------
                                                By:    Jeff A. Sims
                                                Title: Vice President

666 Walnut Street                               NORWEST BANK IOWA,
Des Moines,IA  50304                             NATIONAL
Attn:  Diane Ramsey                              ASSOCIATION
Telephone:  (515) 245-8491
Telecopy:  (515) 245-3128                       /s/ Diane S. Ramsey
                                                -------------------------------
                                                By:    Diane S. Ramsey
                                                Title: Assistant Vice President

[Nine separate Notes were executed by AmerUs Life Holdings, Inc. in the form indicated below, to the banks and in the amounts indicated on the schedule following this Note]

                            NOTE


$________________                                             New York, New York
                                                               December 11, 1996



       FOR VALUE RECEIVED, AMERUS LIFE HOLDINGS, INC., a corporation duly organized under the laws of the State of Iowa (the "Borrower"), hereby promises to pay to the order of _________________________ (the "Bank"), in lawful money of the United States of America in immediately available funds, at the Administrative Agent's Office (as defined in the Agreement referred to below) initially located at One Chase Manhattan Plaza, New York, New York 10081, the principal sum of _______________ DOLLARS ($_____) or, if less, the then unpaid principal amount of all Advances (as defined in the Agreement) made by the Bank pursuant to the Agreement, on the date or dates specified in the Agreement.

       The Borrower also promises to pay interest on the unpaid principal amount of each Advance in like money at said office from the date such Advance is made until paid at the rates and at the times provided in Section 2.9 of the Agreement.

       This Note is one of the Notes referred to in Section 2.3 of the Credit Agreement, dated as of December 11, 1996, among the Borrower, the financial institutions from time to time party thereto (including the Bank), and The Chase Manhattan Bank, as Administrative Agent (as from time to time in effect, the "Agreement") and is entitled to the benefits thereof. This Note is secured by the Pledge Agreements (as defined in the Agreement) and is entitled to the benefits of the Loan Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary and mandatory prepayment, in whole or in part.

       In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

       The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

       THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


                           AMERUS LIFE HOLDINGS, INC.


                           By /s/ Michael G. Fraizer
                             -----------------------------
                             Title: Senior Vice President

                  SCHEDULE OF NOTES

BANK                                    AMOUNT
The Chase Manhattan Bank            $21,750,000.00
Dresdner Bank AG, New York
  Branch and Grand Cayman Branch     19,750,000.00
Bank of Tokyo Mitsubishi Trust
  Company (New York)                 19,750,000.00
Bank of Montreal (Chicago)           19,750,000.00
Bank One, Indianapolis, N.A.         19,750,000.00
Mellon Bank (Pittsburgh)             19,750,000.00
Boatmen's Bank Iowa (Des Moines)     19,750,000.00
Fleet National Bank                  19,750,000.00
Norwest Bank Iowa, National
  Association                        15,000,000.00

              BORROWER PLEDGE AGREEMENT


       BORROWER PLEDGE AGREEMENT, dated as of December 11, 1996 (as amended, modified or supplemented from time to time, this "Agreement"), made by AMERUS LIFE HOLDINGS, INC., a corporation organized under the laws of the State of Iowa (the "Pledgor"), in favor of THE CHASE MANHATTAN BANK, as Administrative Agent (the "Pledgee"), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.


                W I T N E S S E T H :


       WHEREAS, the Pledgor, various financial institutions from time to time party thereto (the "Banks"), and The Chase Manhattan Bank, as Administrative Agent (together with any successor agent, the "Administrative Agent", and together with the Banks, the "Bank Creditors"), have entered into a Credit Agreement, dated as of December 11, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the making of Loans to the Pledgor as contemplated therein;

       WHEREAS, the Pledgor desires to incur Loans pursuant to the Credit Agreement;

       WHEREAS, the Pledgor may from time to time after the date hereof enter into one or more (i) interest rate agreements, interest rate cap agreements, interest rate collar agreements or other similar agreements or arrangements,
(ii) foreign exchange contracts, currency swap agreements or similar agreements or arrangements designed to protect against the fluctuations in currency values and/or (iii) other types of hedging agreements from time to time (each such agreement or arrangement (but only as to which all parties thereto have notified the Pledgee that such agreement or arrangement will be secured by this Agreement) with an Other Creditor (as hereinafter defined), an "Interest Rate Protection Agreement or Other Hedging Agreement"), with a Bank or an affiliate of a Bank (each such Bank or affiliate, even if the respective

Bank subsequently ceases to be a Bank under the Credit Agreement for any reason, together with such Bank's or affiliate's successors and assigns, collectively, the "Other Creditors," and together with Bank Creditors, the "Secured Creditors");

       WHEREAS, it is a condition precedent to the making of Loans to the Pledgor under the Credit Agreement that the Pledgor shall have executed and delivered to the Pledgee this Agreement;

       WHEREAS, the Pledgor desires to execute this Agreement to satisfy the conditions described in the preceding paragraph;


       NOW, THEREFORE, in consideration of the benefits accruing to the Pledgor, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby makes the following representations and warranties to the Pledgee and hereby covenants and agrees with the Pledgee as follows:

       1. SECURITY FOR OBLIGATIONS. This Agreement is made by the Pledgor for the benefit of the Secured Creditors to secure:

       (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) of the Pledgor, now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement, the Notes, this Agreement and the other Loan Documents (the Loan Documents, together with Interest Rate Protection Agreements and Other Hedging Agreements being hereinafter collectively called the "Secured Debt Agreements") and the due performance and compliance by the Pledgor with the terms of the Loan Documents (all such obligations and liabilities under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the "Credit Document Obligations");

       (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Pledgor, now existing or hereafter incurred under, arising out of or in connection with any Interest Rate Protection

     Agreement or Other Hedging Agreement (all such obligations and liabilities under this clause (ii) being herein collectively called the "Other Obligations");

       (iii) any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

       (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Pledgor referred to in clauses (i), (ii) and (iii) above, after an Event of Default (such term, as used in this Agreement, shall mean any Event of Default under, and as defined in, the Credit Agreement, or any payment default by the Pledgor under any Interest Rate Protection Agreement or Other Hedging Agreement and shall in any event include, without limitation, any payment default (after the expiration of any applicable grace period) on any of the Obligations (as hereinafter defined)) shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys' fees and court costs; and

       (v) all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 11 of this Agreement;

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (v) of this Section 1 being herein collectively called the "Obligations".

       2. DEFINITION OF STOCK, NOTES, SECURITIES, ETC. As used herein: (i) subject to the immediately succeeding sentence, the term "Stock" shall mean all of the issued and outstanding shares of capital stock of any Subsidiary at any time directly owned by the Pledgor, including, without limitation, all outstanding shares of AmerUs Life but excluding the stock of the Trust formed in connection with the Preferred Offering, (ii) subject to the immediately succeeding sentence, the term "Notes" shall mean all surplus notes or surplus debentures (including, without limitation, the Surplus Note) from time to time issued by a Subsidiary of the Pledgor and owned by the Pledgor, including, without limitation, any surplus notes or surplus debentures issued by AmerUs Life and owned by the Pledgor, but excluding the Junior Subordinated Debenture issued by Borrower in connection with Preferred Offering and (iii) the term "Securities" shall mean all of the Stock and Notes. Notwithstanding anything to the contrary contained in this Agreement, the terms Stock,

Notes, Securities and Collateral shall not include any stock or notes which the Pledgor is prohibited by statute from pledging; PROVIDED that in any event the Pledgor shall ensure that at all times there is pledged hereunder capital stock representing the maximum number of shares of AmerUs Life permitted by Applicable Law at any time to be pledged to the Banks hereunder. The Pledgor represents and warrants that on the date hereof (i) each direct Subsidiary of the Pledgor, and the direct ownership thereof, is listed in Annex A hereto; (ii) the Stock held by the Pledgor consists of the number and type of shares of the stock of the corporations as described in Annex B hereto; (iii) such Stock constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Annex B hereto; (iv) the Notes held by the Pledgor consist of the promissory notes described in Annex C hereto; (v) the stock and the Notes pledged hereunder are those described in Annexes A and B and
(vi) on the date hereof, the Pledgor owns no other Securities.

       3.  PLEDGE OF SECURITIES, ETC.

       3.1. PLEDGE. To secure the Obligations and for the purposes set forth in Section 1 hereof, the Pledgor hereby: (i) grants to the Pledgee a security interest in all of the Collateral owned by the Pledgor; (ii) pledges and deposits as security with the Pledgee the Securities owned by the Pledgor on the date hereof, and delivers to the Pledgee certificates or instruments therefor, duly endorsed in blank in the case of Notes and accompanied by undated stock powers duly executed in blank by the Pledgor in the case of Stock, or such other instruments of transfer as are acceptable to the Pledgee; and (iii) assigns, transfers, hypothecates, mortgages, charges and sets over to the Pledgee all of the Pledgor's right, title and interest in and to such Securities (and in and to all certificates or instruments evidencing such Securities), to be held by the Pledgee, upon the terms and conditions set forth in this Agreement.

       3.2.  SUBSEQUENTLY ACQUIRED SECURITIES.  If the Pledgor shall acquire
(by purchase, stock dividend or otherwise) any additional Securities at any time or from time to time after the date hereof, the Pledgor will forthwith pledge and deposit such Securities (or certificates or instruments representing such Securities) as security with the Pledgee and deliver to the Pledgee certificates therefor or instruments thereof, duly endorsed in blank in the case of Notes and accompanied by undated stock powers duly executed in blank in the case of Stock, or such other instruments of transfer as are acceptable to the Pledgee, and will promptly thereafter deliver to the Pledgee a certificate executed by any authorized officer of the Pledgor describing such Securities and certifying that the same have been duly pledged with the Pledgee hereunder.

       3.3. UNCERTIFICATED SECURITIES. Notwithstanding anything to the contrary contained in Sections 3.1 and 3.2 hereof, if any Securities (whether now owned or hereafter acquired) are uncertificated securities, the Pledgor shall promptly notify the Pledgee thereof, and shall promptly take all actions required to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 8-313 and 8-321 of the New York UCC, if applicable). The Pledgor further agrees to take such actions as the Pledgee deems reasonably necessary or desirable to effect the foregoing and to permit the Pledgee to exercise any of its rights and remedies hereunder, and agrees to provide an opinion of counsel reasonably satisfactory to the Pledgee with respect to any such pledge of uncertificated Securities promptly upon request of the Pledgee.

       3.4  DEFINITIONS OF PLEDGED STOCK, PLEDGED NOTES, PLEDGED SECURITIES
AND COLLATERAL. All Stock at any time pledged or required to be pledged hereunder is hereinafter called the "Pledged Stock," all Notes at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Notes," and all of the Pledged Stock and Pledged Notes together are hereinafter called the "Pledged Securities." The Pledged Securities, together with all proceeds of such Pledged Securities, including any securities and moneys received and at the time held by the Pledgee hereunder, is hereinafter called the "Collateral."

       4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Securities, which may be held (in the discretion of the Pledgee) in the name of the Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee. The Pledgee agrees to promptly notify the Pledgor after the appointment of any sub-agent; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such appointment.

       5. VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until (i) an Event of Default shall have occurred and be continuing and (ii) written notice thereof shall have been given by the Pledgee to the Pledgor (PROVIDED, that if an Event of Default specified in Section 8.6 of the Credit Agreement shall occur, no such notice shall be required), the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities and to give all consents, waivers or ratifications in respect thereof; PROVIDED, that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate or be inconsistent with any of the terms of any Secured Debt Agreements, or which would have the effect of impairing the position or interests of the Pledgee or any other Secured Creditor. All the rights of the Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default shall occur and be continuing and, to the extent applicable, written notice thereof shall have been given as provided in clause (ii) above, in which case
Section 7 shall become applicable.

       6. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless an Event of Default shall have occurred and be continuing, all cash dividends payable in respect of the Pledged Stock and all payments in respect of the Pledged Notes shall be paid to the Pledgor; PROVIDED, that all cash dividends payable in respect of the Pledged Stock which are determined by the Pledgee to represent in whole or in part an extraordinary, liquidating or other distribution in return of capital shall be paid, to the extent so determined to represent an extraordinary, liquidating or other distribution in return of capital, to the Pledgee and either applied by the Pledgor to reduce the Obligations or retained by the Pledgee as part of the Collateral. The Pledgee shall also be entitled to receive directly, and to retain as part of the Collateral:

       (i) all other or additional stock or other securities or property (other than cash) paid or distributed by way of dividend or otherwise in respect of the Pledged Stock;

       (ii) all other or additional stock or other securities or property (including cash), which may be paid or distributed in respect of the Pledged Stock by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

       (iii) all other or additional stock or other securities or property (including cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

All dividends, distributions or other payments which are received by the Pledgor in contravention of the provisions of this Section 6 or Section 7 shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of the Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

       7. REMEDIES IN CASE OF EVENT OF DEFAULT. In case an Event of Default shall have occurred and be continuing, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement or by any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, including, without limitation, all the rights and remedies of a secured party upon default under the Uniform Commercial Code of the State of New York, and the Pledgee shall be entitled, without limitation, to exercise the following rights, which the Pledgor hereby agrees to be commercially reasonable:

       (i) to receive all amounts payable in respect of the Collateral payable to Pledgor under Section 6 hereof;

       (ii) to transfer all or any part of the Pledged Securities into the Pledgee's name or the name of its nominee or nominees (the Pledgee agrees to promptly notify the Pledgor after such transfer; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such transfer);

       (iii) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);

       (iv) subject to the giving of written notice to the Pledgor to the extent required in accordance with clause (ii) of Section 5 hereof, to vote all or any part of the Pledged Stock (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so); and

       (v) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by the Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine; PROVIDED, that at least 10 days' notice of the time and place of any such sale shall be given to the Pledgor. The Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

       8. REMEDIES, ETC., CUMULATIVE. Each right, power and remedy of the Pledgee provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. The Secured Creditors agree that this Agreement may be enforced only by the action of the Administrative Agent or the Pledgee, in each case acting upon the instructions of the Required Banks (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least the majority of the outstanding Other Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Pledgee, as the case maybe, for the benefit of the Secured Creditors upon the terms of this Agreement.

       9. APPLICATION OF PROCEEDS. (a) All moneys collected by the Pledgee upon any sale or other disposition of the Collateral pursuant to the terms of this Agreement, together with all other moneys received by the Pledgee hereunder, shall be applied as follows:

       (i) first, to the payment of all Obligations owing the Pledgee of the type provided in clauses (iii) and (iv) of the definition of Obligations;

       (ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Obligations shall be paid to the Secured Creditors as provided in Section 9(c) hereof with each Secured Creditor receiving an amount equal to its outstanding Obligations or, if the proceeds are insufficient to pay in full all such Obligations, its Pro Rata Share (as defined below) of the amount remaining to be distributed; and

       (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii) and following the termination of this Agreement pursuant to Section 18 hereof, to the Pledgor or, to the extent directed by the Pledgor or a court of competent jurisdiction, to whomever may be lawfully entitled to receive such surplus.

       (b) For purposes of this Agreement, "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's Obligations and the denominator of which is the then outstanding amount of all Obligations.

       (c) All payments required to be made to the Bank Creditors hereunder shall be made to the Administrative Agent under the Credit Agreement for the account of the Bank Creditors and all payments required to be made to the Other Creditors hereunder shall be made directly to the respective Other Creditor.

       (d) For purposes of applying payments received in accordance with this Section 9, the Pledgee shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement and (ii) the Other Creditors for a determination (which the Administrative Agent, each Other Creditor and the Secured Creditors agree (or shall agree) to provide upon request of the Pledgee) of the outstanding Obligations owed to the Bank Creditors or the Other Creditors, as the case may be. Unless it has actual knowledge (including by way of written notice from a Bank Creditor or an Other Creditor) to the contrary, the Administrative Agent under the Credit Agreement, in furnishing information pursuant to the preceding sentence, and the Pledgee, in acting hereunder, shall be entitled to assume that (x) no Credit Document Obligations other than principal, interest and regularly accruing fees are owing to any Bank Creditor and (y) no Interest Rate Protection Agreement or Other Hedging Agreement, or Other Obligations in respect thereof, are in existence.

       (e) It is understood and agreed that the Pledgor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the aggregate amount of the Obligations.

       10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

       11. INDEMNITY. The Pledgor agrees (i) to indemnify and hold harmless the Pledgee in such capacity and each other Secured Creditor from and against any and all claims, demands, losses, judgments and liabilities of whatsoever kind or nature, and (ii) to reimburse the Pledgee and each other Secured Creditor for all costs and expenses, including attorneys' fees, growing out of or resulting from this Agreement or the exercise by the Pledgee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement except, with respect to clauses (i) and (ii) above, for those arising from the Pledgee's or such other Secured Creditor's gross negligence or willful misconduct. In no event shall the Pledgee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for moneys actually received by it in accordance with the terms hereof. If and to the extent that the obligations of the Pledgor under this Section 11 are unenforceable for any reason, the Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

       12. FURTHER ASSURANCES, POWER OF ATTORNEY. (a) The Pledgor agrees that it will join with the Pledgee in executing and, at the Pledgor's own expense, file and refile under the applicable UCC or appropriate local equivalent, such financing statements, continuation statements and other documents in such offices as the Pledgee may deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee's security interest in the Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of the Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder. The Pledgor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral.

       (b) The Pledgor hereby appoints the Pledgee the Pledgor's attorney in fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default, in the Pledgee's discretion to take any action and to execute any instrument which the Pledgee may reasonably deem necessary or advisable to accomplish the purposes of this Agreement.

       13. THE PLEDGEE AS AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Article 10 of the Credit Agreement.

       14. TRANSFER BY THE PLEDGOR. Except for sales of Collateral permitted pursuant to the Credit Agreement, the Pledgor will not sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except in accordance with the terms of this Agreement).

       15.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF PLEDGOR.

       (a) The Pledgor represents, warrants and covenants that (i) it is the legal, record and beneficial owner of, and has good and marketable title to, all Securities pledged by it hereunder, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the liens and security interests created by this Agreement or otherwise provided by law, including but not limited to any pursuant to Section 521A.14 of the Iowa Code; (ii) it has full power, authority and legal right to pledge all the Securities pledged by it pursuant to this Agreement; (iii) this Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable against it in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law); (iv) no consent of any other party (including, without limitation, any stockholder or creditor of the Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by the Pledgor in connection with the execution, delivery or performance of this Agreement, or in connection with the exercise of the Pledgee's rights and remedies pursuant to this Agreement, except as may be required in connection with the disposition of the Securities by laws affecting the offering and sale of securities generally and except for any consents or approvals of the Applicable Insurance Regulatory Authority or other Applicable Laws; (v) the execution, delivery and performance of this Agreement by the Pledgor does not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the certificate of incorporation or by-laws of the Pledgor or of any securities issued by the Pledgor or any of its Subsidiaries, or of any mortgage, indenture, lease, deed of trust, agreement, instrument or undertaking to which the Pledgor or any of its Subsidiaries is a party or which purports to be binding upon the Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of any lien or encumbrance on any of the assets of the Pledgor or any of its Subsidiaries except as contemplated by this Agreement; (vi) all of the shares of Pledged Stock have been duly and validly issued, are fully paid and nonassessable; (vii) each of the Pledged Notes is the legal, valid and binding obligation of the respective obligor, enforceable against such obligor in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law); and (viii) the pledge and assignment of the Securities pursuant to this Agreement, together with the delivery of such Securities pursuant to this Agreement (which delivery has been made), creates a valid and perfected first security interest in such Securities and the proceeds thereof (subject to the release of proceeds constituting dividends as provided in Section 6), subject to no prior lien or encumbrance or to any agreement purporting to grant to any third party a lien or encumbrance on the property or assets of the Pledgor which would include the Securities. The Pledgor covenants and agrees that it will defend the Pledgee's right, title and security interest in and to the Securities and the proceeds thereof against the claims and demands of all persons whomsoever; and the Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as

Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the other Secured Creditors.

       (b) The Pledgor represents, warrants, and covenants that all filings, registrations and recordings necessary or appropriate to create, preserve and perfect the security interest granted by the Pledgor to the Pledgee hereby in respect of the Collateral have been accomplished and the security interest granted to the Pledgee pursuant to this Agreement in and to the Collateral creates a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests.

       (c) The Pledgor represents, warrants, and covenants that as of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral, and so long as the Commitments have not been terminated or any Note remains unpaid or any of the Obligations remain unpaid or any Interest Rate Protection Agreement or Other Hedging Agreement remains in effect or any Obligations are owed with respect thereto, the Pledgor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by the Pledgor.

       16.  PLEDGOR'S OBLIGATIONS ABSOLUTE, ETC.  The obligations of the
Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Agreement; (iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (iv) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Pledgor or any Subsidiary of the Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

       17. REGISTRATION, ETC. (a) If an Event of Default shall have occurred and be continuing and the Pledgor shall have received from the Pledgee a written request or requests that the Pledgor cause any registration, qualification or compliance under any Federal or state securities law or laws to be effected with respect to all or any part of the Pledged Stock, the Pledgor as soon as practicable and at its expense will use its reasonable efforts to cause such registration to be effected (and be kept effective) and will use its reasonable efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Pledged Stock, including, without limitation, registration under the Securities Act of 1933 as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other government requirements; PROVIDED, that the Pledgee shall furnish to the Pledgor such information regarding the Pledgee as the Pledgor may request in writing and as shall be required in connection with any such registration, qualification or compliance. The Pledgor will cause the Pledgee to be kept reasonably advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars or other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify the Pledgee, each other Secured Creditor and all others participating in the distribution of the Pledged Stock against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which made, not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to the Pledgor by the Pledgee or such other Secured Creditor expressly for use therein.

       (b) If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Pledged Securities pursuant to Section 7 hereof, such Pledged Securities or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Pledged Securities or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration; PROVIDED, that at least 10 days' notice of the time and place of any such sale shall be given to the Pledgor. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion: (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under such Securities Act; (ii) may approach and negotiate with a single possible purchaser to effect such sale; and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Securities or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

       18. TERMINATION, RELEASE. (a) On the Termination Date (as defined below), this Agreement shall terminate (provided that all indemnities set forth herein in Section 11 hereof shall survive any such termination) and the Pledgee, at the request and expense of the Pledgor, will promptly execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly release from the security interest created hereby and assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, "Termination Date" shall mean the date upon which the Commitments and all Interest Rate Protection Agreements or Other Hedging Agreements have been terminated, no Note (as defined in the Credit Agreement) is outstanding and all other Obligations (other than indemnities described in Section 11 hereof and in Section 11.1 of the Credit Agreement which are not then due and payable) have been paid in full.

       (b) In the event that any part of the Collateral is released at the direction of the Required Banks (or all the Banks if required by Section 11.3 of the Credit Agreement), the Pledgee, at the request and expense of the Pledgor will duly release from the security interest created hereby and assign, transfer and deliver to the Pledgor

(without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in possession of the Pledgee and has not theretofore been released pursuant to this Agreement.

       (c) At any time that a Pledgor desires that Collateral be released as provided in the foregoing Section 18(a) or (b), it shall deliver to the Pledgee a certificate signed by an authorized officer of the Pledgor stating that the release of the respective Collateral is permitted pursuant to Section 18(a) or
(b).


       (d) At any time that the Applicable Insurance Regulatory Authority determines that the pledge of all or a part of the Collateral is prohibited by law to be pledged hereunder, that portion of the Collateral in question shall be released so long as the Pledgor delivers to the Pledgee a certificate signed by an authorized officer of the Pledgor stating that the release of the respective Collateral is required pursuant to this Section 18(d).

       19. NOTICES, ETC. All notices and other communications hereunder shall be in writing and shall be delivered or mailed by first class mail, postage prepaid, or telecopied, addressed:

       (a) if to the Pledgor, at its address set forth opposite its signature below;

            AmerUs Life Holdings, Inc.
            418 Sixth Avenue
            Des Moines, Iowa  50309
            Attention: Michael G. Fraizer
            Telephone No.: (515) 283-3234
            Telecopier No.: (515) 283-3402

       (b)  if to the Pledgee, at:

            The Chase Manhattan Bank
            One Chase Manhattan Plaza
            New York, New York  10081
            Attention: Ms. Helen Newcomb
            Telephone No.:(212) 552-5545
            Telecopier No.:(212) 552-1999

       (c) if to any Bank (other than the Pledgee), at such address as such Bank shall have specified in the Credit Agreement;

       (d) if to any Other Creditor, at such address as such Other Creditor shall have specified in writing to the Pledgor and the Pledgee;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

       20. WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Pledgor and the Pledgee (with the written consent of either (x) the Required Banks (or all the Banks if required by Section 11.3 of the Credit Agreement) at all times prior to the time on which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time on which all Credit Document Obligations have been paid in full; PROVIDED, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors (as defined below) of such Class. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (i) the Bank Creditors as holders of the Credit Document Obligations or (ii) the Other Creditors as holders of the Other Obligations.
For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (i) with respect to the Credit Document Obligations, the Required Banks and (ii) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements or Other Hedging Agreements.

       21. PLEDGOR'S DUTIES. It is expressly agreed, anything herein contained to the contrary notwithstanding, that the Pledgor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral, and the Pledgee shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Pledgee be required or obligated in any manner to perform or fulfill any of the obligations of the Pledgor under or with respect to any Collateral.

       22. MISCELLANEOUS. This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

       IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

                                            AMERUS LIFE HOLDINGS, INC.
418 Sixth Avenue                            as Pledgor
Des Moines, Iowa  50309
Attention: Michael G. Fraizer
Tel: (515) 283-3234
Fax: (515) 283-3402                         By /s/ Michael G. Fraiser
                                              ----------------------------
                                              Title: Senior Vice President

                                            THE CHASE MANHATTAN BANK
                                              as Pledgee
One Chase Manhattan Plaza
New York, New York 10081
Attention: Helen Newcomb
Tel: (212) 552-5545                         By /s/ signature
Fax: (212) 552-1999                           ------------------------
                                              Title: Managing Director

                                            ANNEX A
                                              to
                              BORROWER PLEDGE AGREEMENT



       SUBSIDIARY                                        OWNERSHIP
       ----------                                        ---------
AmerUs Life Insurance Company                  AmerUs Life Holdings, Inc.

                                           ANNEX B
                                               to
                              BORROWER PLEDGE AGREEMENT



                                            % of Issued &           No. of
      Subsidiary        No. Shares Held   Outstanding Shares   Pledged Shares
      ----------        ---------------   ------------------   --------------
AmerUs Life Insurance      10,000,000          100.00%           4,999,999*
      Company



*As this may be reduced from time to time due to requirements of law.

                                           ANNEX C
                                               to
                              BORROWER PLEDGE AGREEMENT


Notes
-----
Surplus Note of AmerUs Insurance Co.